SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

J. C. Penney Company, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.
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(1)	Amount Previously Paid:
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March 23, 2016

Dear Stockholders:

On behalf of your Board of Directors, I invite you to attend JCPenney’s 2016 Annual Meeting of Stockholders. The meeting will be held on Friday, May 20, 2016, at 10:00 A.M., local time, at JCPenney’s Home Office, located at 6501 Legacy Drive, Plano, Texas 75024. We will be asking you to vote on and to support several proposals for our Company and it is important that your shares be represented. We urge you to vote your shares via the toll-free telephone number, over the Internet, or by mail, as provided in the enclosed materials.

You will find information regarding the matters to be voted on at the meeting in the formal Notice of Meeting and Proxy Statement which are included on the following pages.

We appreciate your support of JCPenney.

Myron E. Ullman, III

Chairman of the Board

JCPenney

6501 Legacy Drive

Plano, TX 75024

jcpenney.com

J. C. PENNEY COMPANY, INC.

6501 Legacy Drive

Plano, Texas 75024-3698

J. C. PENNEY COMPANY, INC.

Notice of 2016 Annual Meeting of Stockholders

Date and Time:	Friday, May 20, 2016 10:00 A.M., local time

Place:	JCPenney Home Office 6501 Legacy Drive Plano, Texas 75024-3698

Business:	1. To elect eleven directors nominated by the Board of Directors for a one-year term as described in the accompanying proxy materials;

2. To ratify the appointment of KPMG LLP as independent auditor for the fiscal year ending January 28, 2017;

3. To approve the adoption of the J. C. Penney Company, Inc. 2016 Long-Term Incentive Plan;

4. To approve the adoption of the J. C. Penney Company, Inc. 2016 Employee Stock Purchase Plan;

5. To hold an advisory vote on executive compensation; and

6. To consider any other business properly brought before the meeting.

Record Date:	In order to vote, you must have been a stockholder at the close of business on March 21, 2016.

Voting By Proxy:	It is important that your shares be represented and voted at the meeting. If you received the proxy materials by mail, you can vote your shares by completing, signing, dating and returning your completed proxy card, by telephone or over the Internet. If you received the proxy materials over the Internet, a proxy card was not sent to you, and you may vote your shares only by telephone or over the Internet. To vote by telephone or Internet, follow the instructions included in the proxy statement or on the Internet. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual Meeting of

Stockholders to be held on May 20, 2016.

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended January 30, 2016 are available at www.proxyvote.com.

Salil R. Virkar, Secretary

Plano, Texas

March 23, 2016

YOUR VOTE IS IMPORTANT

PLEASE SIGN, DATE, & RETURN YOUR PROXY CARD OR

VOTE BY TELEPHONE OR INTERNET

PROXY STATEMENT

2016 PROXY STATEMENT

This proxy statement and the accompanying materials are being made available to JCPenney stockholders beginning on or about March 23, 2016. In this proxy statement, you will find information on the matters to be presented at the 2016 Annual Meeting of Stockholders (the Annual Meeting) and information to assist you in voting your shares.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

JCPenney’s Board of Directors (the Board) is soliciting your vote at the 2016 Annual Meeting of Stockholders.

What will I be voting on?

You will be voting on:

•	Election of eleven directors nominated by the Board;
•	Ratification of the appointment of KPMG LLP as JCPenney’s independent auditor for the fiscal year ending January 28, 2017;
•	Approval of the 2016 Long-Term Incentive Plan;
•	Approval of the 2016 Employee Stock Purchase Plan;
•	Advisory vote on executive compensation; and
•	Any other business that may properly come before the meeting.

What are the Board of Directors’ voting recommendations?

The Board recommends that you vote your shares “For” each of the Board’s nominees for director, “For” the ratification of the appointment of KPMG LLP as independent auditor for the fiscal year ending January 28, 2017, “For” the approval of the 2016 Long-Term Incentive Plan, “For” the approval of the 2016 Employee Stock Purchase Plan, and “For” the approval of our executive compensation in connection with the advisory vote on executive compensation.

Who is entitled to vote?

All stockholders who owned JCPenney common stock at the close of business on the record date, March 21, 2016, are entitled to attend and vote at the Annual Meeting.

How many votes do I have?

You will have one vote for every share of JCPenney common stock you owned on the record date.

How many votes can be cast by all stockholders?

Each share of JCPenney common stock is entitled to one vote. There is no cumulative voting. On March 21, 2016, JCPenney had 306,883,865 shares of common stock outstanding and entitled to vote.

How many shares must be present to hold the Annual Meeting?

A majority of the outstanding shares of JCPenney common stock as of the record date, or 153,441,933 shares, must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum.

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Shares are counted as present at the Annual Meeting if stockholders are present and vote in person or a proxy card has been properly submitted by or on behalf of a stockholder. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

How many votes are required to elect directors and adopt the other proposals?

You may vote “For” or “Against” with respect to the election of directors. Our Bylaws provide that in a non-contested election, each director must be elected by the affirmative vote of the majority of the votes cast with respect to that director’s election. Accordingly, abstentions and broker non-votes will have no effect on the election of a director. Any director nominee who is an incumbent director and is not re-elected must promptly tender his or her resignation, and the Board, excluding the director who tenders his or her resignation, must promptly decide whether to accept or reject the resignation.

Ratification of the appointment of KPMG LLP as JCPenney’s independent auditor requires the affirmative vote of a majority of the shares of JCPenney common stock present in person or by proxy that are entitled to vote on such matter. If you abstain from voting on this matter, your shares will be counted as present for purposes of establishing a quorum, and the abstention will have the same effect as a vote against the proposal. Broker non-votes will also have the same effect as a vote against the proposal.

Approval of the 2016 Long-Term Incentive Plan, approval of the 2016 Employee Stock Purchase Plan and approval of our executive compensation in connection with the advisory vote on executive compensation requires the affirmative vote of a majority of the shares of JCPenney common stock present in person or by proxy that are entitled to vote on each such matter. If you abstain from voting on any of these matters, your shares will be counted as present for purposes of establishing a quorum, and the abstention will have the same effect as a vote against the particular proposal. Broker non-votes are not entitled to be cast for these matters and accordingly will have no effect on the approval of these matters.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the SEC), rather than mailing a printed copy of our proxy materials to each stockholder of record, we may send some or all of our stockholders a Notice of Internet Availability of Proxy Materials (the Notice), which indicates how our stockholders may:

•	access their proxy materials and vote their proxies over the Internet;
•	make a one-time request to receive a printed set of proxy materials by mail; or
•	make a permanent election to receive all of their proxy materials in printed form by mail or electronically by email.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting over the Internet; and
•	instruct us to send our future proxy materials to you electronically by email instead of sending you printed copies by mail.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings of stockholders on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it. Our Annual Report on Form 10-K accompanies these proxy materials but is not considered part of the proxy soliciting materials.

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How do I vote?

You can vote either in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting. To obtain directions to attend the Annual Meeting and vote in person, please call 972-431-1000. You can vote by proxy in three ways:

•	by mail – If you received your proxy materials by mail, you can vote by mail by using the enclosed proxy card;
•	by telephone – In the United States and Canada, you can vote by telephone by following the instructions on the Internet or on your proxy card if you received your materials by mail; or
•	by Internet – You can vote by Internet by following the instructions on the Notice or on your proxy card if you received your materials by mail.

If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate. If you sign your proxy card, but do not specify how you want your shares to be voted, they will be voted as the Board recommends.

How do I attend the Annual Meeting?

Admission to the Annual Meeting is limited to JCPenney stockholders or their proxy holders. Each stockholder will be asked to present proof of stock ownership and a valid, government-issued photo identification, such as a driver’s license, before being admitted to the Annual Meeting. Proof of stock ownership may consist of the top portion of the proxy card or if shares are held in the name of a broker, bank or other nominee, an account statement or letter from the nominee indicating that the individual beneficially owned shares of JCPenney common stock on March 21, 2016, the record date for the Annual Meeting.

Can I change my vote after I execute my proxy?

You can revoke a proxy at any time prior to its exercise at the Annual Meeting. You can send in a new proxy card with a later date if you received your proxy materials by mail, or cast a new vote by telephone or Internet, or send a written notice of revocation to JCPenney’s Corporate Secretary at the address on the first page of this proxy statement. If you attend the Annual Meeting and want to vote in person, you can request that any previously submitted proxy not be used.

How do I vote my shares of JCPenney common stock in the 401(k) Savings Plan?

If you are a participant in the J. C. Penney Corporation, Inc. Savings, Profit-Sharing and Stock Ownership Plan (the Savings Plan), you will receive a separate voting instruction card for the shares allocated to your account in the Savings Plan. This voting instruction card will allow you to instruct State Street Bank and Trust Company, as trustee for the Savings Plan, how to vote your shares. If you do not vote your shares in the Savings Plan, State Street Bank and Trust Company will vote them in the same proportion as those shares for which it has received voting instructions.

Will my vote be kept confidential?

Yes. JCPenney’s policy is that all proxy or voting instruction cards, ballots and vote tabulations which identify the vote of an individual stockholder are to be kept secret. Your vote will only be disclosed:

•	to allow the independent election inspectors to certify the results of the vote;
•	if JCPenney is legally required to disclose your vote or is defending or asserting claims in a lawsuit;
•	if there is a proxy contest involving JCPenney; or
•	if you make a written comment on your proxy or voting instruction card or ballot.

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Who pays for this proxy solicitation?

JCPenney does. In addition to soliciting proxies by mail, JCPenney may solicit proxies by telephone, personal contact and electronic means. No director, officer or employee of JCPenney will be specially compensated for these activities. JCPenney has hired Georgeson, Inc., a proxy solicitation firm, to assist in soliciting proxies for an estimated fee of $10,000 plus reimbursement for reasonable expenses.

JCPenney will also reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of JCPenney common stock.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that will be considered at the Annual Meeting. If any matter other than those described in this proxy statement arises at the Annual Meeting, the proxies will be voted at the discretion of the proxy holder.

CORPORATE GOVERNANCE

More than a century ago, James Cash Penney founded JCPenney on the principle of the Golden Rule: treat others the way you would like to be treated. While JCPenney has gone through many changes throughout its history, the foundation built on honesty, trust and integrity has never wavered. Our corporate governance principles continue to reflect the highest ethical standards rooted in our rich heritage as we seek to achieve excellence in our work, products and services for our customers and our stockholders.

Governing Documents

The key documents that make up our corporate governance framework are our:

•	Corporate Governance Guidelines, including our Standards for the Determination of Director Independence, Lead Independent Director Policy and our Policy on Review and Consideration of Related Person Transactions;
•	Restated Certificate of Incorporation, as amended;
•	Bylaws, as amended;
•	Audit Committee Charter;
•	Finance and Planning Committee Charter;
•	Corporate Governance Committee Charter;
•	Human Resources and Compensation Committee Charter;
•	Charter of the Committee of the Whole;
•	Statement of Business Ethics; and
•	Standards and Procedures for Director Nominations.

You can access each of these documents on our website at www.jcpenney.com by clicking on “Investors,” then “Corporate Governance.” You can also obtain a free copy of any of these documents by sending a written request to JCPenney’s Corporate Secretary at P.O. Box 10001, Dallas, Texas 75301.

Corporate Governance Guidelines

Our Corporate Governance Guidelines (the Guidelines) set forth JCPenney’s primary principles and policies regarding corporate governance, which are the foundation of our commitment to best practices. The Guidelines are reviewed annually by the Corporate Governance Committee and the Board. The matters covered by the Guidelines include:

•	director responsibilities;
•	the size of the Board;

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•	director independence and minimum qualifications;
•	factors to be considered in selecting candidates to serve on the Board;
•	the Company’s voting standard for the election of directors;
•	director retirement;
•	director resignations upon change of principal employment or personal circumstances;
•	directors’ outside directorships and outside audit committee service;
•	Board organization, including committees of the Board and the role and responsibilities of the lead independent director;
•	policies relating to Board meetings;
•	executive sessions for directors;
•	ethical principles to be followed by directors;
•	policies and procedures for reviewing related person transactions and conflicts of interest;
•	claw-back policy on recovery of compensation in the event of a financial restatement;
•	the Board’s access to management and independent advisors;
•	stockholders’ and other interested parties’ communications to non-employee directors;
•	director orientation and continuing education;
•	prohibition of loans to directors and executive officers;
•	stock ownership goals for directors and members of the Company’s senior management team;
•	prohibition on hedging and pledging of Company stock;
•	management succession and CEO evaluation; and
•	annual self-assessments of the Board and each of the Audit, Corporate Governance, Finance and Planning and Human Resources and Compensation Committees.

Board Leadership Structure

Myron E. Ullman, III currently serves as Executive Chairman of the Board. The non-employee, independent directors of the Board have elected Thomas J. Engibous, a non-employee, independent director, to serve as Lead Director pursuant to the Company’s Lead Independent Director Policy. Mr. Engibous’ term will expire on May 20, 2016, the date of his retirement from the Board. Specifically, the Company’s Lead Independent Director Policy provides that the Lead Director will:

•	preside over regular executive sessions of the non-employee, independent members of the Board and at meetings of the Board in the absence of, or upon the request of, the Chairman;
•	approve the scheduling of Board meetings as well as the agenda and materials for each Board meeting and executive session of the Board’s non-employee, independent directors;
•	have the authority to call such other meetings of the non-employee, independent directors as he/she deems necessary;
•	meet regularly with the Chairman and CEO and serve as a liaison and supplemental channel of communication between the non-employee, independent directors and the Chairman and CEO;
•	communicate with stockholders as appropriate; and
•	approve and coordinate the retention of advisors and consultants who report directly to the non-employee, independent members of the Board, except as otherwise required by applicable law or New York Stock Exchange (NYSE) listing standards.

The Board believes that the existence of a Lead Director with this scope of responsibilities supports strong corporate governance principles while providing the benefit of having the Company’s former CEO serve as Chairman of the Board. Mr. Ullman’s service as Executive Chairman following Mr. Ellison’s appointment as CEO supports a smooth leadership transition. The Board believes that JCPenney’s current leadership structure allows the CEO to focus on important strategic initiatives while ensuring that the appropriate level of independent oversight is applied to all management decisions.

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Board of Directors’ Role in Risk Oversight

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and to enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for the company. The involvement of the full Board in reviewing the Company’s business strategy is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for the Company. In addition to management’s discussion of risk with the full Board throughout the year, the independent directors also discuss risk management during their executive sessions without management present over which the Lead Director presides. The Board’s Committees also consider risk appropriate to their respective jurisdictions throughout the year.

Policies and Procedures with Respect to Related Person Transactions

The Board recognizes that related person transactions can present a heightened risk of conflicts of interest. Accordingly, as a general matter, our directors and executive officers are to avoid any activity, interest or relationship that would create, or might appear to others to create, a conflict with the interests of JCPenney. There were no related person transactions for the Company’s fiscal year ended January 30, 2016.

Our written Policy on Review and Consideration of Related Person Transactions (the RPT Policy) is included as Appendix C to the Guidelines. For purposes of SEC rules as well as the RPT Policy, a “related person transaction” is any transaction in which the Company was, is or will be a participant and the amount involved exceeds $120,000 and in which any related person had, has or will have a direct or indirect material interest. The term “related person” means (a) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company, (b) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities and (c) any immediate family member of any of the foregoing persons. We review all relationships and transactions in which the Company and a related person are participants to determine whether such persons have a direct or indirect material interest. To identify potential related person transactions, we request certain information from our directors and executive officers. We then review the information provided for any related person transactions. The Corporate Governance Committee reviews and determines whether to approve or ratify any related person transaction that is required to be disclosed. Any member of the Corporate Governance Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction.

Board Independence

The Board reviews the independence of each non-employee director annually to confirm that the director continues to meet our standards as well as the requirements of the NYSE. No member of the Board will be considered independent unless the Board determines that he or she has no material relationship with the Company that would affect his or her independence and that he or she otherwise satisfies JCPenney’s director independence standards as well as all applicable laws, rules and regulations. Our “Standards for the Determination of Director Independence” are included as Appendix A to the Guidelines.

The factors the Board considers in determining whether a director is independent include:

•	Whether within the preceding three years,
•	the director is or was an employee of JCPenney;
•	a member of the director’s immediate family is or was an executive officer of JCPenney;
•	the director or an immediate family member of the director received more than $120,000 per year in direct compensation from JCPenney (other than compensation for service as a director or pension or other forms of deferred compensation for prior service);

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•	the director or an immediate family member of the director was a partner or employee of JCPenney’s external auditor and personally worked on JCPenney’s audit within that time;
•	the director or an immediate family member of the director is or was employed as an executive officer of another company where any of JCPenney’s present executive officers serve on the compensation committee of that company’s board of directors;
•	the director or an immediate family member of the director is or was an employee or executive officer of another company that makes payments to, or receives payments from, JCPenney in excess of the greater of $1,000,000 or 2% of that company’s consolidated gross revenues;
•	Whether the director or an immediate family member of the director is a current partner of JCPenney’s external auditor;
•	Whether the director is a current employee of JCPenney’s external auditor;
•	Whether an immediate family member of the director is a current employee of JCPenney’s external auditor and personally works on JCPenney’s audit; and
•	Whether the director serves as an officer, director or trustee of a charitable organization or as a member of that organization’s fund-raising entity or committee that received contributions from JCPenney in excess of the greater of $1,000,000 or 2% of the charity’s gross revenues.

The Board has reviewed each director’s independence for fiscal 2016. Applying the standards listed above as well as the requirements of the NYSE, the Board has determined that each of the directors, except for Messrs. Ullman and Ellison, is independent.

Meeting Attendance

During fiscal 2015, the Board held six meetings and committees of the Board held a total of 22 meetings. Each director serving during fiscal 2015 attended at least 75% of the total number of meetings of the Board and committees on which he or she served.

All directors are strongly encouraged to attend the Annual Meeting, but we do not have a formal attendance requirement. In 2015, eleven of the twelve then-serving members of the Board attended the Annual Meeting.

Executive Sessions

The non-employee, independent directors meet in executive session with no Company associates present as a part of each regularly scheduled Board meeting. The Company’s Lead Director, Thomas J. Engibous, presides over these sessions.

Communications with the Board of Directors

Any Company stockholder or other interested party who wishes to communicate with the Board of Directors or with an individual director may direct such communications by telephone to 1-800-527-0063, by facsimile to 972-431-1133, by email to jcpdirectors-sm@jcpenney.com, or by writing to:

Corporate Secretary

J. C. Penney Company, Inc.

P.O. Box 10001

Dallas, TX 75301

The communication must be clearly addressed to the Board of Directors or to a specific director(s). If a response is desired, the individual should also provide contact information such as name, address and telephone number.

All such communications will be reviewed initially by the Company’s Corporate Secretary and entered into a log for tracking purposes. The Board has asked the Corporate Secretary to forward to the appropriate director(s)

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all correspondence, except for items unrelated to the Board’s functions, business solicitations, advertisements and materials that are profane. The Corporate Secretary prepares a periodic summary report of all such communications for the Board.

Communications with the Audit Committee

Complaints and concerns relating to the Company’s accounting, internal accounting controls or auditing matters should be communicated to the Audit Committee of the Board. Any such communication may be made on an anonymous basis and may be reported to the Audit Committee through the Company’s Senior Vice President, Audit by calling 1-800-527-0063, by website at www.jcpline.com or by writing to:

Senior Vice President, Audit

J. C. Penney Company, Inc.

P.O. Box 250335

Plano, TX 75025-0335

All such concerns will be reviewed under the direction of the Audit Committee and oversight by the Senior Vice President, Audit, the General Counsel, or such other persons as the Audit Committee determines to be appropriate. Confidentiality is maintained to the fullest extent possible, consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as deemed appropriate in the judgment of the Audit Committee. The Senior Vice President, Audit will prepare a periodic summary report of all such communications for the Audit Committee.

Board Diversity, Director Qualifications and Process for Nominations

JCPenney is committed to creating an inclusive work environment where everyone is respected and valued. A workforce that understands JCPenney’s diverse customer base helps ensure that the Company’s products, services and message are relevant in every community where the Company does business.

The Board’s philosophy on diversity mirrors the Company’s philosophy. In connection with the selection of nominees for director, the Corporate Governance Committee strives to identify and recruit high-caliber individuals whose diverse talents, perspectives, experiences and backgrounds would preserve and enhance the inclusive environment in which the Board currently functions.

As provided in the Guidelines, nominees for director, including those directors who are eligible to stand for re-election, are selected based on, among other things, consideration of the following factors:

•	character and integrity;
•	business and management experience;
•	demonstrated competence in dealing with complex problems;
•	familiarity with the Company’s business;
•	diverse talents, backgrounds and perspectives;
•	freedom from conflicts of interest;
•	regulatory and stock exchange membership requirements for the Board;
•	sufficient time to devote to the affairs of the Company; and
•	reputation in the business community.

In considering whether to nominate directors who are eligible to stand for re-election, the Corporate Governance Committee also considers the quality of past director service, attendance at Board and committee meetings, compliance with the Guidelines (including satisfying the expectations for individual directors), as well as input from other Board members concerning the director’s performance and independence.

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Although the Board retains ultimate responsibility for approving candidates for election, the Corporate Governance Committee conducts the initial screening and evaluation process. In doing so, the Corporate Governance Committee considers candidates recommended by directors and the Company’s management, as well as any recommendations from Company stockholders. Additionally, the Corporate Governance Committee takes into account the Board’s current composition and the capabilities and attributes of serving Board members, as well as additional capabilities and attributes considered necessary or desirable in light of existing Company needs and the goal of preserving and enhancing Board diversity. The Corporate Governance Committee periodically engages one or more search firms to assist in the identification and recruitment of director candidates.

To recommend a candidate for election to the Board, a stockholder must submit the following information to the Corporate Secretary of the Company at least 90 days in advance of the Annual Meeting:

•	The stockholder’s name and address;
•	A representation that the stockholder is a holder of record of JCPenney stock entitled to vote at the Annual Meeting and intends to appear in person or by proxy at the Annual Meeting;
•	The name and address of the stockholder’s nominee for director;
•	A description of any arrangements or understandings between the stockholder and the director nominee or any other person (naming such person(s)) relating to the election of the nominee to the Board;
•	The biographical and other information about the nominee that would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and
•	The nominee’s consent to serve on the Board.

In general, candidates recommended by stockholders will be evaluated under the same process as candidates recommended by existing directors, Company management or third-party search firms. However, the Corporate Governance Committee will additionally seek and consider information concerning the relationship between a stockholder’s recommended nominee and the stockholder to determine whether the nominee can effectively represent the interests of all stockholders. Also, except in unusual circumstances, the Corporate Governance Committee will not evaluate a stockholder-recommended candidate unless and until the stockholder advises that the potential candidate has indicated a willingness to serve as a director, to comply with the expectations and requirements for Board service and to provide all the information required to conduct an evaluation.

BOARD COMMITTEES

The Board has five principal standing committees. Committee members consist entirely of non-employee directors and the Board has determined that each of the members of these committees is “independent,” as defined under our standards of independence and under NYSE listing standards.

Audit Committee

The Audit Committee’s responsibilities include the selection and retention of the independent auditor for the annual audit of the Company’s consolidated financial statements and the approval of audit fees and non-audit services and fees paid to the independent auditor. The Audit Committee reviews the independent auditor’s strategy and plan, scope, audit results, performance and independence, internal audit reports on the adequacy of internal controls, the Company’s ethics program, status of significant legal matters, the scope of the internal auditor’s plans and budget and results of its audits, and the effectiveness of the Company’s program for correcting audit findings. The Audit Committee also participates in the certification process relating to the filing of certain periodic reports pursuant to the Securities Exchange Act of 1934, as amended (Exchange Act). A copy of the Audit Committee’s Charter is available at the Company’s website at www.jcpenney.com. Also available on the Company’s website are procedures for the confidential and anonymous reporting of matters relating to questionable accounting, internal accounting controls or auditing matters.

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During fiscal 2015, this Committee held seven meetings. Its current members are B. Craig Owens, Stephen I. Sadove, Javier G. Teruel and Leonard H. Roberts, who serves as its Chair. The Board has determined that each member of this Committee is “financially literate” and qualifies as an “audit committee financial expert,” as those terms are defined by the SEC and the NYSE.

Corporate Governance Committee

The Corporate Governance Committee performs the functions of a nominating committee, considers matters of corporate governance and reviews developments in the governance area as they affect relations between the Company and its stockholders. It also develops and recommends to the Board corporate governance principles and practices for the Company and makes recommendations to the Board with respect to the size, composition, organization and responsibilities of the Board and its directors, the qualifications of directors, candidates for election as directors, the compensation of directors, and annual independence determinations. The Corporate Governance Committee additionally oversees the annual performance self-assessment process by the Board and each of the Audit, Corporate Governance, Finance and Planning, and Human Resources and Compensation Committees. A copy of the Corporate Governance Committee’s Charter is available on the Company’s website at www.jcpenney.com. See “Board Diversity, Director Qualifications and Process for Nominations” on page 8 for more information on the Corporate Governance Committee’s process for identifying and evaluating nominees for director.

During fiscal 2015, this Committee met three times. Its current members are Thomas J. Engibous, Amanda Ginsberg, R. Gerald Turner and Colleen C. Barrett, who serves as its Chair.

Finance and Planning Committee

The Finance and Planning Committee is responsible for reviewing the Company’s financial policies, strategies and capital structure. A copy of the Finance and Planning Committee’s Charter is available on the Company’s website at www.jcpenney.com.

During fiscal 2015, this Committee met four times. Its current members are Thomas J. Engibous, B. Craig Owens, Leonard H. Roberts, Stephen I. Sadove, Ronald W. Tysoe and Javier G. Teruel, who serves as its Chair.

Human Resources and Compensation Committee

The Human Resources and Compensation Committee’s responsibilities include reviewing and administering the Company’s annual and long-term incentive compensation plans, reviewing the administration and operation of certain of the Company’s retirement and welfare plans, taking action or making recommendations with respect to the compensation of executive officers, including making a non-binding recommendation to the Committee of the Whole regarding the compensation levels of the CEO and the Executive Chairman, and reviewing succession plans for key Company executives, including the CEO. In addition, its responsibilities include reviewing the annual financial and investment performance results of the Company’s retirement and welfare plans, including the annual actuarial valuation reports applicable to such plans. A copy of the Human Resources and Compensation Committee’s Charter is available on the Company’s website at www.jcpenney.com. See also this Committee’s report on page 33. For a discussion of the processes and procedures for determining executive and director compensation and the roles of management and compensation consultants in determining or recommending the amount or form of compensation, see “Compensation Discussion and Analysis” beginning on page 19 and “Director Compensation for Fiscal 2015” beginning on page 50.

During fiscal 2015, this Committee met seven times. Its current members are Colleen C. Barrett, Amanda Ginsberg, Stephen I. Sadove, R. Gerald Turner and Ronald W. Tysoe, who serves as its Chair.

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Committee of the Whole

The Committee of the Whole assists the Board in discharging its responsibilities relating to the setting of performance goals and objectives, the evaluation of performance in light of those goals and objectives, and the setting of compensation for the Company’s CEO and Executive Chairman. A copy of the Committee of the Whole’s Charter is available on the Company’s website at www.jcpenney.com. See also “Compensation Discussion and Analysis” beginning on page 19.

During fiscal 2015, this Committee met one time. The Committee is composed solely of the independent members of the Board. Its current members are Colleen C. Barrett, Amanda Ginsberg, B. Craig Owens, Lisa A. Payne, J. Paul Raines, Leonard H. Roberts, Stephen I. Sadove, Javier G. Teruel, R. Gerald Turner, Ronald W. Tysoe and Thomas J. Engibous, who serves as its Chair.

The mailing address for all of these committees is c/o Corporate Secretary, J. C. Penney Company, Inc., P.O. Box 10001, Dallas, Texas 75301.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Human Resources and Compensation Committee and Committee of the Whole are each composed entirely of persons who are neither Company associates nor former or current officers of the Company. There is not, nor was there during fiscal 2015, any compensation committee interlock or insider participation on the Human Resources and Compensation Committee or the Committee of the Whole.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires JCPenney’s directors and officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. The Company assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. We believe that all filing requirements were met during fiscal 2015.

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BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table shows, as of March 11, 2016, the beneficial ownership of shares of JCPenney common stock by (a) each stockholder known to the Company to beneficially own more than 5% of JCPenney common stock, (b) each present director, all of whom, other than Messrs. Engibous and Sadove, are nominees for re-election at the Annual Meeting, (c) the six most highly compensated present executive officers serving during the last fiscal year and two former executive officers who are also deemed to be named executive officers, and (d) all present directors and executive officers of the Company as a group. Beneficial ownership means that the individual has or shares voting power or investment power with respect to the shares of common stock or the individual has the right to acquire the shares of common stock within 60 days of March 11, 2016.

Name	Number of shares beneficially owned		Number of shares included in previous column which the individual or group has/have the right to acquire within 60 days of March 11, 2016	Percent of outstanding common stock(1)
TIAA-CREF Investment Management, LLC and Teachers Advisors, Inc.	23,435,137	(2)		7.64%
State Street Corporation	22,927,068	(3)		7.48%
BlackRock, Inc.	20,884,455	(4)		6.81%
The Vanguard Group	18,731,539	(5)		6.11%
Renaissance Technologies LLC	17,932,200	(6)		5.85%
Lazard Asset Management LLC	15,790,823	(7)		5.15%
Directors(8)
Colleen C. Barrett	76,350		71,564	*
Marvin R. Ellison	627,304		159,801	*
Thomas J. Engibous	169,612		71,564	*
Amanda Ginsberg	15,345		15,345	*
B. Craig Owens	30,124		30,124	*
Lisa A. Payne	4,231		4,231	*
J. Paul Raines	4,231		4,231	*
Leonard H. Roberts	99,361		71,564	*
Stephen I. Sadove	90,328		45,328	*
Javier G. Teruel	321,278		67,061	*
R. Gerald Turner (9)	94,623		73,164	*
Ronald W. Tysoe	43,469		43,469	*
Myron E. Ullman, III	2,198,698		2,075,407	*
Named Executive Officers(8)(10)
Edward J. Record	96,865		53,529	*
Brynn L. Evanson	84,673		84,673	*
Janet M. Link	7,102		7,102	*
Therace M. Risch	0		0	*
D. Scott Laverty(11)	38,966		38,966	*
Janet Dhillon(12)	390,433		254,495	*
All present directors and executive officers as a group(13)	3,963,594		2,878,157	1.28%

*	Less than 1%.
(1)	Calculated based on Rule 13d-3(d)(i) using the number of outstanding shares of common stock as of March 11, 2016.
(2)

Based on information set forth in Schedule 13Gs filed with the SEC on February 10, 2016 by TIAA-CREF Investment Management, LLC and Teachers Advisors, Inc. The Schedule 13Gs reported that TIAA-CREF Investment Management, LLC has sole power to vote or direct the vote and sole power to dispose or direct the disposition of 9,957,726 shares of JCPenney common stock and that Teachers Advisors, Inc. has sole

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power to vote or direct the vote and sole power to dispose or direct the disposition of 13,477,411 shares of JCPenney common stock. The address of TIAA-CREF Investment Management LLC and Teachers Advisors, Inc. is 730 Third Avenue, New York, New York 10017-3206.
(3)	Based on information set forth in a Schedule 13G jointly filed with the SEC on February 16, 2016 by State Street Corporation and State Street Bank and Trust Company acting in various capacities. The Schedule 13G reported that State Street Corporation has shared power to vote or direct the vote of 22,927,068 shares of JCPenney common stock and shared power to dispose or direct the disposition of 8,596,338 shares of JCPenney common stock. The Schedule 13G also reported that State Street Bank and Trust Company, acting in various capacities, has shared power to vote or direct the vote of 20,953,638 shares of JCPenney common stock and shared power to dispose or direct the disposition of 6,622,953 shares of JCPenney common stock, which includes 14,330,730 shares of JCPenney common stock held in trust under the J. C. Penney Corporation, Inc. Savings, Profit-Sharing and Stock Ownership Plan. The address of State Street Corporation and State Street Bank and Trust Company is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.
(4)	Based on information set forth in Amendment No. 3 to Schedule 13G filed with the SEC on January 26, 2016 by BlackRock, Inc. reporting sole power to vote or direct the vote of 19,567,125 shares of JCPenney common stock and sole power to dispose or direct the disposition of 20,884,455 shares of JCPenney common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(5)	Based on information set forth in Amendment No. 2 to Schedule 13G filed with the SEC on February 10, 2016 by The Vanguard Group reporting sole power to vote or direct the vote of 217,970 shares of JCPenney common stock, shared power to vote or direct the vote of 20,000 shares of JCPenney common stock, sole power to dispose or direct the disposition of 18,511,169 shares of JCPenney common stock and shared power to dispose or direct the disposition of 220,370 shares of JCPenney common stock. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania, 19355.
(6)	Based on information set forth in a Schedule 13G jointly filed with the SEC on February 12, 2016 by Renaissance Technologies LLC and Renaissance Technologies Holding Corporation reporting sole power to vote or direct the vote and sole power to dispose or direct the disposition of 17,932,200 shares of JCPenney common stock. The address of Renaissance Technologies is 800 Third Avenue, New York, New York 10022.
(7)	Based on information set forth in a Schedule 13G filed with the SEC on February 9, 2016 by Lazard Asset Management LLC reporting sole power to vote or direct the vote of 4,002,076 shares of JCPenney common stock and sole power to dispose or direct the disposition of 15,790,823 shares of JCPenney common stock. The address of Lazard Asset Management LLC is 30 Rockefeller Plaza, New York, New York 10112.
(8)	Except as set forth in the footnotes below, each person has sole investment and voting power with respect to the common stock beneficially owned by such person. Includes only those stock options that are exercisable or become exercisable within 60 days of March 11, 2016. Does not include restricted stock units that will not vest within 60 days of March 11, 2016.
(9)	Includes 1,742 shares of JCPenney common stock that Dr. Turner holds under the Company’s Dividend Reinvestment Plan with respect to which he shares voting and investment power.
(10)	In addition to Messrs. Ullman and Ellison, who also served as directors during fiscal 2015.
(11)	Stock ownership for Mr. Laverty reflects direct holdings as of October 30, 2015, the last day on which he served as an executive officer of the Company, along with stock options exercisable and restricted stock units that would vest within 60 days of such date.
(12)	Stock ownership for Ms. Dhillon reflects direct holdings as of March 20, 2015, the last day on which she served as an executive officer of the Company, along with stock options exercisable within 60 days of such date.
(13)	Excludes shares of Ms. Dhillon and Mr. Laverty, who no longer serve as executive officers of the Company.

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PROPOSAL 1 — ELECTION OF DIRECTORS

The terms of each of the Company’s current directors will expire at the 2016 Annual Meeting. Each of the current directors, other than Thomas J. Engibous and Stephen I. Sadove who will be retiring from the Board effective May 20, 2016, has been nominated by the Board to serve as a continuing director for a new one-year term expiring at the 2017 Annual Meeting of Stockholders. Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement. We are not aware of any reason why any of these nominees would not accept the nomination. However, if any of the nominees does not accept the nomination, or is otherwise unavailable for election, the persons designated as proxies will vote for any substitute nominee recommended by the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named.

In determining whether to nominate each of the current directors, other than Messrs. Engibous and Sadove, for another term, the Board considered the factors discussed above in “Board Diversity, Director Qualifications and Process for Nominations” and concluded that each of the current directors standing for re-election possesses unique talents, backgrounds, perspectives, attributes and skills that will enable each of them to continue to provide valuable insights to Company management and play an important role in helping the Company achieve its long-term goals and objectives. As described below in the experience and qualifications of each of our director nominees, each nominee has achieved an extremely high level of success in his or her career. The Company does not have a mandatory retirement age for directors. There is no family relationship between any director or executive officer of the Company.

The Board recommends a vote FOR each of the nominees for director.

Nominees for Director

Colleen C. Barrett, 71 - Director of the Company since 2004.

Business Experience:  President Emeritus since 2008, President and Director from 2001 to 2008, Chief Operating Officer from 2001 to 2004 and Corporate Secretary from 1978 to 2008 of Southwest Airlines Co. (airline), with which she served in positions of increasing importance since 1978, including Executive Vice President-Customers from 1990 to 2001 and Vice President-Administration from 1986 to 1990.

Ms. Barrett has extensive experience in the airline industry, in particular with Southwest Airlines, a company known for providing top customer service. In addition to customer relations, human resources and operations management experience, she has significant leadership, executive and board experience, including insights and perspectives on corporate governance, having served as a Director and in the positions of President, Chief Operating Officer and Corporate Secretary of a publicly-traded company.

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Marvin R. Ellison, 51 - Director of the Company since 2014.

Business Experience:  CEO since August 2015 and President from 2014 to 2015 of JCPenney; Executive Vice President — U.S. Stores of The Home Depot, Inc. from 2008 to 2014, with which he served in positions of increasing importance since 2002, including as President — Northern Division from 2006 to 2008, Senior Vice President — Logistics from 2005 to 2006, Vice President — Logistics from 2004 to 2005, and Vice President — Loss Prevention from 2002 to 2004; Target Corporation from 1987 to 2002, with which he served in a variety of operational roles; Director of H&R Block, Incorporated from 2011 to 2014; Director of FedEx Corporation; Director of the Retail Industry Leaders Association (RILA); Director of the National Retail Federation.

Mr. Ellison has extensive experience in the retail industry, including executive experience with a major U.S. retailer. He brings considerable knowledge of operations and sales including experience managing a large network of stores and associates as well as insights and perspectives on managing global logistics networks. He also currently serves on the board of another publicly-traded company.

Amanda Ginsberg, 46 - Director of the Company since July 2015.

Business Experience:  Chief Executive Officer since December 2015 of Match Group North America (Internet-based dating service); Chief Executive Officer from 2014 to 2015 of The Princeton Review (test preparation and college admission services); Chief Executive Officer from 2013 to 2015 of Tutor.com (Internet-based on-demand instructional solutions); Chief Executive Officer from 2012 to 2013 and Senior Vice President and General Manager from 2008 to 2012 of Match.com (Internet-based dating service); Vice President and General Manager from 2006 to 2008 of Chemistry.com (Internet-based dating service); Director of Care.com, Inc. from 2012 to 2014.

Ms. Ginsberg has extensive operational and senior management experience with consumer Internet companies, including service as Chief Executive Officer of a leading test preparation company and a leading on-demand learning solutions company. She brings extensive knowledge of online consumer engagement to the JCPenney Board as well as considerable executive experience managing operations and strategic planning.

B. Craig Owens, 61 - Director of the Company since 2014.

Business Experience:  Retired Senior Vice President, Chief Financial Officer and Chief Administrative Officer from 2008 to 2014 of Campbell Soup Company; Executive Vice President and Chief Financial Officer from 2001 to 2008 of Delhaize Group (grocery retailer); served in various positions of increasing importance with The Coca-Cola Company and its bottlers from 1981 to 2001; Director of Pall Corporation from 2011 to 2015; Director of Dean Foods Company; Trustee of Washington and Lee University.

Mr. Owens has extensive experience in the consumer food and beverage industries, including service as Chief Financial Officer of a leading publicly-traded consumer food company. He also has considerable knowledge of the retail industry, having served as Chief Financial Officer of a leading international grocery retailer. He brings significant financial expertise to the JCPenney Board including all aspects of financial reporting, accounting, corporate finance and capital markets, as well as considerable experience managing supply chain and information technology organizations. As a result of his executive experience, he also has a deep understanding of operations and strategic planning. He also currently serves on the board of another publicly-traded company.

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Lisa A. Payne, 57 - Director of the Company since February 2016.

Business Experience:  Retired Chief Financial Officer of Taubman Centers, Inc. (real estate investment trust) from 2005 to 2016; Vice Chairman since 2005; Director since 1997; Executive Vice President and Chief Financial and Administrative Officer from 1997 to 2005; Vice President from 1996 to 1997 of Goldman, Sachs & Co., where she held various positions between 1986 and 1996; Director of Masco Corporation and Rockwell Automation, Inc.; Trustee of Munder Series Trust and Munder Series Trust, II from 2005 to 2014.

Ms. Payne has extensive accounting and financial experience in the regional mall and real estate industries, including service as the Chief Financial Officer of a leading retail management and real estate development company. She also brings extensive corporate finance experience from her past experience as an investment banker with a leading investment banking firm. As a result of her executive experience, she also has a deep understanding of operations and strategic planning. Ms. Payne’s Board and Board committee experience also provides her with significant insight as to governance and compliance-related matters of public companies.

J. Paul Raines, 51 - Director of the Company since February 2016.

Business Experience:  Chief Executive Officer and Director, GameStop Corporation (video game retailer) since 2010; Chief Operating Officer from 2008 to 2010; various management positions with The Home Depot, Inc. from 2000 to 2008, including Executive Vice President of U. S. Stores and President of the Southern Division; four years in global sourcing for L.L. Bean, Inc. prior to The Home Depot; 10 years with Kurt Salmon Associates (management consulting) in consumer products group prior to L.L. Bean; Director of Advance Auto Parts Inc.

Mr. Raines has expertise in the areas of retail strategy, store operations, customer service, merchandising, marketing, and global sourcing, including serving as Chief Executive Officer of a Fortune 500 company. With this background, he brings insight and perspectives on retail operations, marketing and sourcing to the JCPenney Board. He also currently serves on the board of another publicly-traded company.

Leonard H. Roberts, 67 - Director of the Company since 2002.

Business Experience:  Retired Chairman and Chief Executive Officer of RadioShack Corporation (consumer electronics), with which he served as Executive Chairman of the Board from 2005 to 2006, Chairman of the Board and Chief Executive Officer from 1999 to 2005, President from 1993 to 2000, and a Director from 1997 to 2006; Chairman and Chief Executive Officer of Shoney’s, Inc. (restaurants) from 1990 to 1993; President and Chief Executive Officer of Arby’s, Inc. (restaurants) from 1985 to 1990; Director of Rent-A-Center, Inc.; Director of Tarrant County Safe City Commission; Director and Former Chairman of the Board of Directors of Texas Health Resources.

Mr. Roberts has extensive executive and board experience in the retail industry, including service as the Chairman and as the CEO of a publicly-traded consumer electronics retailer and CEO positions with two restaurant operators. With this background, he has insights and perspectives on delivering merchandise and services to consumers, which he brings to the JCPenney Board. As a result of his extensive executive experience, he also brings financial expertise to the Board. He also currently serves on the board of another publicly-traded company.

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Javier G. Teruel, 65 - Director of the Company since 2008.

Business Experience:  Partner of Spectron Desarrollo, SC (an investment management and consulting firm); Chairman of Alta Growth Capital (private equity); Retired Vice Chairman (2004 to 2007) of Colgate-Palmolive Company (consumer products), with which he served in positions of increasing importance since 1971, including as Executive Vice President responsible for Asia, Central Europe, Africa and Hill’s Pet Nutrition, Vice President of Body Care in Global Business Development in New York, President and General Manager of Colgate-Mexico, President of Colgate-Europe, and Chief Growth Officer responsible for the company’s growth functions; Director of Starbucks Corporation; Director of Nielsen N.V.

Mr. Teruel has extensive executive experience in the consumer products industry. He brings to the JCPenney Board considerable product development, merchandising and marketing skills and perspectives. His broad international experience also provides unique insights relevant to the Company’s product sourcing initiatives. Mr. Teruel brings the benefits of service on the boards of other publicly-traded companies to the JCPenney Board, including financial expertise resulting from his service as the former chair of the audit committee of one of the boards.

R. Gerald Turner, 70 - Director of the Company since 1995.

Business Experience:  President of Southern Methodist University since 1995; Chancellor of the University of Mississippi from 1984 to 1995; Co-Chairman, Knight Commission on Intercollegiate Athletics from 2005-2015; Director of Kronos Worldwide, Inc. and American Beacon Funds; Director of Methodist Hospital Foundation and the Salvation Army of Dallas.

Dr. Turner’s extensive career in academia provides the Company with valuable insights and perspectives on communicating with younger customers and associates. He also brings experience and skills in human resources and management. Dr. Turner’s current experience as president of a leading university provides him with perspective into the challenges of managing complex, multi-faceted organizations. In addition, his service on the boards of other publicly-traded companies, including committee service, has given him insights and perspectives on governance and human resources and compensation which benefit the JCPenney Board.

Ronald W. Tysoe, 62 - Director of the Company since 2013.

Business Experience:  Former Vice Chairman of Finance and Real Estate of Federated Department Stores, Inc. (now Macy’s, Inc.) from 1990 to 2006 and Chief Financial Officer from 1990 to 1997; Senior Advisor of Perella Weinberg Partners LP (global, independent advisory and asset management firm) from 2006 to 2007; Director of Pzena Investment Management Inc. from 2008 to 2013; Director of Canadian Imperial Bank of Commerce; Director of Scripps Networks Interactive, Inc.; Director of Cintas Corporation; Director of Taubman Centers, Inc.

Mr. Tysoe has extensive experience in the retail industry, including executive and board experience with a major U.S. retailer. He provides valuable insights and perspectives to the Board as a result of his considerable financial and real estate experience. He also brings the benefits of service on the boards of other publicly-traded companies, including expertise in corporate strategy, compensation and corporate governance.

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Myron E. Ullman, III, 69 - Director of JCPenney from 2004-2012, and since 2013.

Business Experience:  Executive Chairman of the Board from 2004 to 2012 and since August 2015 and Chief Executive Officer from 2004 to 2011 and from 2013 to 2015 of JCPenney; Directeur General, Group Managing Director, LVMH Moët Hennessy Louis Vuitton (luxury goods manufacturer/retailer) from 1999 to 2002; President of LVMH Selective Retail Group from 1998 to 1999; Chairman of the Board and Chief Executive Officer, DFS Group Ltd. (luxury retailer) from 1995 to 1998; Chairman of the Board and Chief Executive Officer of R. H. Macy & Company, Inc. from 1992 to 1995; Director of Saks Incorporated from February 2013 to April 2013; Director of Starbucks Corporation; Director of the Retail Industry Leaders Association (RILA) from 2013 to 2015; Director of the National Retail Federation from 2014 to 2015; Trustee of the Committee for Economic Development; Chairman of Mercy Ships International; Director of FIRST Robotics.

Mr. Ullman has extensive experience in the retail industry, including executive and board experience with major U.S. and international retailers. He also brings insights and perspectives from positions he has held in the technology and real estate industries and the public sector. Mr. Ullman’s experiences as Chairman, CEO and President of various entities during his career provide him with insight into the challenges inherent in managing a complex organization and holding members of management accountable for their own performance and the performance of the organization. He also currently serves on the board of another publicly-traded company.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our compensation philosophy is integrated with JCPenney’s core values and business strategy. Our core values were first stated in The Penney Idea, which was adopted in 1913 and which includes the principle that we will “reward men and women in our organization through participation in what the business produces.” This principle endures today in our executive compensation policies that link pay for performance and align the pay of our named executive officers with the interests of our stockholders.

Leadership Changes.  The Company’s leadership team experienced several changes in fiscal 2015. On August 1, 2015, Marvin R. Ellison became CEO and Myron E. Ullman, III became Executive Chairman of the Board of Directors (the Board). In addition, on May 15, 2015, Janet M. Link was promoted to Executive Vice President, General Counsel and on December 17, 2015, Therace M. Risch became Executive Vice President, Chief Information Officer.

The table below identifies the Company’s named executive officers for the fiscal year ended January 30, 2016.

Name	Title
Myron E. Ullman, III	Executive Chairman of the Board (Former Chief Executive Officer)
Marvin R. Ellison	Chief Executive Officer
Edward J. Record	Executive Vice President and Chief Financial Officer
Brynn L. Evanson	Executive Vice President, Human Resources
Janet M. Link	Executive Vice President, General Counsel
Therace M. Risch	Executive Vice President, Chief Information Officer

2015 Program Changes.  For 2015, the Company’s compensation programs included the following changes from the prior year:

•	Increased the percentage of the annual cash bonus program metrics represented by sales from 33 1/3% to 40% to reflect our emphasis on driving sales results and increasing revenue per customer.
•	Added a one-time performance kicker to the annual cash bonus program tied to reducing selling, general and administrative (SG&A) expense to emphasize our focus on reducing expenses.
•	Included performance-based restricted stock units that are earned over a three-year period based on Company performance, representing half of each named executive officer’s annual equity award target value, to drive long-term stockholder value and retain critical talent.

Business Performance.  The Company’s results for fiscal 2015 represented significant improvement over 2014 as the Company delivered on both the top and bottom lines through effective execution of its strategies. For the fiscal year ended January 30, 2016, the Company grew comparable store sales by 4.5% and had total sales of $12.63 billion, a 3.0% increase compared to fiscal 2014. The Company also delivered gross margin of $4.55 billion, a 120 basis point improvement over the prior year, and reduced selling, general and administrative expenses by $218 million, a 270 basis point improvement over the prior year. This combination of strong sales growth, accelerated gross margins and disciplined expense reduction resulted in an increase in full year Adjusted EBITDA of $435 million. Further, free cash flow for fiscal 2015 increased by 130% to $131 million and liquidity improved to $2.5 billion at year end compared to $2.1 billion at the end of fiscal 2014. The Company also retired

2016 Proxy Statement	19

approximately $500 million of debt during the year, further strengthening the Company’s financial position. In addition, the Company continued to gain market share despite a highly competitive retail environment. Please see pages 24 to 27 of the Company’s Annual Report on Form 10-K for a discussion of non-GAAP financial measures.

2015 Performance Results.  In fiscal 2015, incentive program payouts under our annual and long-term programs were determined based on financial performance results. For fiscal 2015, our named executive officers received, collectively, approximately 155% of their aggregate annual target cash bonus under the Management Incentive Compensation Program (MICP).

Rewards under our performance-based long-term incentive program in fiscal 2015 also reflected financial performance results. Based on the Company’s adjusted EBITDA results, each of our named executive officers, other than Ms. Risch, earned 196% of their target performance-based restricted stock units that could be earned for fiscal 2015 performance. Since Ms. Risch joined the Company in December, she did not receive an annual equity award in fiscal 2015 and thus did not participate in this performance-based restricted stock unit program. The value of the other annual equity awards granted in 2015 also reflect stock performance results, in that the options had no intrinsic value at year end because they were underwater (i.e., the exercise price was higher than the market price of the stock) and the time-based restricted stock units’ value was lower at year end than when those awards were granted.

Pay-For-Performance.  Our executive compensation program is designed to link pay to Company performance and align the pay of our named executive officers with the interests of our stockholders.

The charts below show the Target Compensation Mix for fiscal 2015 for Mr. Ellison, our CEO at the end of the year, and for Mr. Ullman, our Executive Chairman and former CEO (until August 1, 2015). As reflected below, in fiscal 2015 73% of Mr. Ellison’s target annual compensation and 87% of Mr. Ullman’s target annual compensation was performance-based. Mr. Ullman’s 2015 annual equity grant did not include time-based restricted stock units as retention was not a focus given the CEO transition plan we adopted when Mr. Ellison joined the Company in late 2014 as our President and CEO-Designee. For this purpose, “performance-based” compensation includes performance-based cash bonus, performance-based restricted stock units, and stock options.

The chart below shows the Target Compensation Mix for fiscal 2015 for Ms. Evanson, Ms. Link, Ms. Risch and Mr. Record. The mix is based on the total annualized target compensation for such named executive officers, which includes base salary, target cash bonus opportunities and annual equity awards. As reflected below, 53% of the total annualized target compensation for Ms. Evanson, Ms. Link, Ms. Risch and Mr. Record in fiscal 2015 was performance-based. The chart below does not reflect compensation provided as an inducement to join the Company and also does not include the value of one-time promotion or performance awards.

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Key Features of Our Executive Compensation Program.  The Company’s executive compensation program includes key features that align the interests of the named executive officers with stockholders.

What We Do

✓	Align Pay with Company Financial Performance:

The compensation program for our named executive officers aligns pay with actual Company sales, profit and earnings.

✓	Use Long-Term Incentives to Link Pay to Performance:

Our compensation program contains long-term incentives linked to earnings and stock price.

✓	Balance Short-Term and Long-Term Incentives:

The incentive programs provide an appropriate balance of short-term and long-term incentives and include multiple measures of performance.

✓	Require Named Executive Officers to Maintain Stock Ownership:

We have stock ownership guidelines for executive officers at the senior vice president level and above, including that the CEO should retain at least 50% of net shares received pursuant to an equity award payout or exercise until he complies with his guideline.

✓	Authorize the Human Resources and Compensation Committee to “Claw-Back” Executive Compensation:

Our “claw-back” policy permits the Human Resources and Compensation Committee to recoup previously awarded equity-based incentive compensation and/or previously paid cash compensation.

What We Don’t Do

✗	No Excise Tax Gross Ups:

In the event of a change in control, none of our named executive officers are entitled to a tax gross-up of any excise taxes imposed on the benefits payable under the change in control plan.

✗	No “Single-Trigger” Change in Control Plans:

In the event of a change in control, severance benefits are payable only upon a “double trigger”.

✗	No Hedging or Pledging of Company Stock:

Our directors and executive officers are prohibited from engaging in pledging or hedging activities involving Company securities.

✗	No Stock Options Granted Below Fair Market Value:

Our equity award grant policy prohibits the Human Resources and Compensation Committee from setting the exercise price of stock options at less than 100% of the fair market value of our common stock on the date of grant.

✗	No Option Repricing without Stockholder Approval

New Executive Officer Compensation.  In connection with the commencement of Ms. Risch’s employment, she received a one-time cash signing bonus of $500,000 and a one-time equity award of 93,583 time-based restricted stock units, each in relinquishment of certain benefits and compensation provided by her previous employer and as an inducement to join the Company. The time-based restricted stock units awarded to Ms. Risch vest in equal installments on each of the first, second, third and fourth anniversaries of the grant date. In connection with her promotion to Executive Vice President, General Counsel, Ms. Link received a salary increase, her annual target bonus opportunity was increased and she received a supplemental equity grant.

2015 Say-on-Pay Vote

Approximately 92% of votes cast by the Company’s stockholders at the 2015 annual meeting were cast in favor of the Company’s executive compensation program. The Human Resources and Compensation Committee

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(the Committee) continues to evaluate and make changes to programs to reflect the Company’s evolving business circumstances, but made no specific changes given the level of stockholder support for our programs. Our goal is to ensure the Company has the appropriate compensation programs in place to most effectively link pay-for-performance, to create stockholder value over the long-term, to be consistent with good governance practices, to attract and retain critical talent and to align with the Company’s business strategies.

Establishing Our Executive Compensation Program

Role of the Human Resources and Compensation Committee.  The Committee is responsible for establishing and implementing our executive compensation program. Each member of the Committee is independent under the listing standards of the New York Stock Exchange (NYSE).

The Committee determines compensation for officers of the Company at the level of Senior Vice President and above other than the CEO and the Executive Chairman. The compensation of the CEO and the Executive Chairman are determined by all of the independent directors of the Board.

As part of the Committee’s deliberations, the CEO makes compensation recommendations for the executive officers other than himself and the Executive Chairman. The Committee considers these recommendations in making its determinations.

Role of Independent Compensation Consultant.  The Committee engages an independent consultant to assist in its deliberations and decision-making regarding executive compensation. The Committee’s consultant provides market research and analyses against which executive compensation programs and proposals can be evaluated, including a review of competitive market trends and design practices, a review of the Company’s peer group, and market benchmarking for officers at the level of Senior Vice President and above. The independent consultant does not assist the Board on director compensation matters. The Committee has sole authority to retain and terminate its consultant and sole authority to approve the fees and other terms of the engagement of its consultant. The independent consultant reports directly to the Committee and does not work for the Company’s management in any capacity.

For fiscal 2015, the Committee retained Meridian Compensation Partners LLC (Meridian) as its independent consultant. In retaining Meridian as its consultant, the Committee considered all factors relevant to Meridian’s independence from management in accordance with the listing standards of the NYSE.

Role of Management.  Management makes recommendations to the Committee regarding the design and implementation of our executive compensation programs. Management works with its outside executive compensation consultant, Frederic W. Cook & Co., Inc. (FW Cook), in making recommendations that are consistent with the Company’s philosophy and objectives. The Committee may review data and analyses provided by management and its consultant. FW Cook does not work for the Committee or the Board in any capacity.

Role of Peer Companies and Benchmarking.  We compete against a broad array of companies for executive talent. Accordingly, we benchmark the competitiveness of pay for certain executive officers, and for our various compensation programs in general, against the compensation programs of selected peer companies based on their proxy disclosures.

For 2015, the following companies constituted the peer group for comparison purposes:

Bed Bath & Beyond Inc.	Macy’s, Inc.	Staples, Inc.
Best Buy Co., Inc.	Nike, Inc.	Target Corp.
Gap, Inc.	Office Depot, Inc.	TJX Companies, Inc.
Kohl’s Corp.	Ross Stores, Inc.	V. F. Corp.
L Brands, Inc.	Sears Holdings Corp.	Williams-Sonoma, Inc.

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These companies represent a combination of select retail and high brand value companies with which the Company competes for talent. We generally used revenues between 0.33x-3.0x of the Company’s as a parameter when setting the 2015 peer group, but we also deliberately vary outside this range to include companies the Committee views as key competitors for executive talent.

As part of the annual review process, the Committee reviews the companies within the peer group. For 2016, the Committee re-evaluated the composition of the peer group and determined that Nike, Inc., V. F. Corp. and Williams-Sonoma, Inc. should be removed and replaced with Ascena Retail Group, Inc. and Nordstrom, Inc. to further provide a more retail-focused peer group.

We also review retail industry surveys to benchmark pay for executive officer positions for which proxy peer group data are not available. For fiscal 2015, a key element of our compensation benchmarking philosophy was to target total direct compensation for our executive officers at or around the median percentile of the national market represented by our peer group and/or survey data for relevant positions. From time to time, we may target total direct compensation above the median percentile in order to attract and retain critical talent.

Stockholder Outreach.  We view a continuing, constructive dialogue with our long-term stockholders on matters such as executive compensation and corporate governance as important to ensuring that our programs remain aligned with their interests. We appreciate the opportunity to gain further insight and understanding into their views, including on our executive compensation program.

Internal Pay Relationships.  Our compensation philosophy reflects the importance of offering a competitive target compensation package to each of the named executive officers. In general, the differences in pay between the named executive officers relative to each other as well as the CEO, as well as to non-managerial associates, are based on market differences for the particular job, job responsibilities and scope, and adjustments for individual experience and performance, rather than a pre-determined ratio or multiple.

Relationship of Executive Compensation to Risk.  In connection with fulfilling its responsibilities, the Committee considers whether the design of the Company’s executive compensation program encourages senior executives to engage in excessive risk-taking. The Committee reviews the overall program design, as well as the balance between short-term and long-term compensation, the metrics used to measure performance and the award opportunity under the Company’s incentive compensation program, and the implementation of other administrative features designed to mitigate risk such as incentive caps, vesting requirements, stock ownership guidelines, insider trading policy and a claw-back policy as described below. Based on its review, the Committee believes that the Company’s executive compensation program is aligned with the interests of stockholders, appropriately rewards pay for performance and does not promote unnecessary or excessive risk.

Compensation of Our Named Executive Officers

In 2015, our executive compensation program had three principal components:

•	Base salary;
•	Annual cash bonus awards; and
•	Long-term equity incentive awards.

Reflecting the pay-for-performance philosophy of our compensation program, the majority of the compensation opportunity in fiscal 2015 for our named executive officers was based on Company performance. We believe that a combination of annual cash bonus awards and long-term incentive awards strikes the appropriate balance between the near-term focus on Company performance and the long-term focus on stockholder value creation.

Base Salary.  We pay base salaries that are competitive based on market data for comparable positions at companies in our peer group. We review base salaries annually and compare them against market data for the

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position. Merit increases are intended to reward individual performance and are also intended to ensure that the individual’s base salary remains competitive for the position and level of responsibility. Mr. Ellison’s annual base salary was increased to $1,400,000 in connection with his promotion to Chief Executive Officer on August 1, 2015. Ms. Evanson and Mr. Record also received salary increases during the year after taking into consideration market data and their contributions to the Company. The Summary Compensation Table presents the named executive officers’ actual salaries for 2015.

Annual Cash Bonus Awards.  Annual cash bonuses are determined and paid pursuant to the MICP. This program provides named executive officers as well as other management associates the opportunity to earn cash awards based on the achievement of specified Company goals. For fiscal 2015, the annual cash bonus was split into a Spring performance period and a Fall performance period in order to better align with key near-term objectives. The Spring period measured performance for the first and second fiscal quarters, and the Fall period measured performance for the third and fourth fiscal quarters. To align with the Company’s business cycle, the Spring and Fall performance periods accounted for 40% and 60%, respectively, of each named executive officer’s annual target bonus opportunity. Payouts for awards earned for each performance period under the annual cash bonus program are made after the end of the fiscal year.

The program structure provides each participant with an annual “target bonus opportunity” that is a percentage of the individual’s base pay. The range of potential payouts for each of the named executive officers is presented in the Grants of Plan-Based Awards Table.

Set forth below is the annual target bonus opportunity for each of our named executive officers for fiscal 2015. The target bonus opportunity percentages shown below for Mr. Ellison, Ms. Link and Ms. Risch reflect their target percentages as of the end of the fiscal year. Mr. Ellison’s annual target bonus opportunity was increased to 175% in connection with his promotion to Chief Executive Officer on August 1, 2015. Ms. Risch’s annual target bonus opportunity was established when she joined the Company. Since Ms. Risch joined the Company in December, she did not participate in the Spring performance period of the annual cash bonus program.

Name	Annual Target Bonus Opportunity (% of Salary)
Myron E. Ullman, III	200%
Marvin R. Ellison	175%
Edward J. Record	75%
Brynn L. Evanson	75%
Janet M. Link	75%
Therace M. Risch	75%

For the named executive officers, both the Spring and Fall performance periods provided that awards could be earned based on performance against pre-established goals for the Company’s sales, gross profit return on inventory (GPROI) and operating profit, with the sales metric weighted at 40% of the total and the GPROI and operating profit metrics each weighted at 30% of the total.

For purposes of the bonus program, GPROI was determined by dividing total gross profit for the applicable period by average inventory cost for the same period. Operating profit was defined as reported operating profit excluding qualified pension expense, bonus expense, real estate and other, net gains on the sale of non-operating assets, restructuring and management transition charges, and the effect of reclassifications of certain expenses.

The Committee and independent directors of the Board selected these metrics to incentivize associates to achieve both top line growth and profitability. Each component of the annual cash bonus program had a separate payout opportunity.

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Performance goals for each component of the annual cash bonus program were established at the beginning of the respective performance periods. At the end of the performance period, a payout factor was calculated for each component ranging from 25% to 200% of the target bonus opportunity. For each component, no payout would occur for results below the threshold goal.

Spring Performance Period. The performance goals, payout levels and results achieved are indicated below:

2015 Spring Performance Period

	Sales (in millions)		Gross Profit Return on Inventory		Operating Profit/(Loss) (in millions)
	Results	Payout Percent	Results	Payout Percent	Results	Payout Percent
Maximum	$5,976	200%	.9622	200%	$(24)	200%
Primary Target	$5,748	100%	.8747	100%	$(124)	100%
Secondary Target	$5,605	90%	.8310	90%	$(174)	90%
Threshold	$5,519	25%	.7873	25%	$(224)	25%

Note: The payout percentage is interpolated on a straight-line basis for points in between those shown in the table above.

For the Spring performance period, which represented the first two quarters of fiscal 2015, the Company’s performance was:

Measure	Plan	Actual	Payout Percent
Sales (in millions)	$5,748	$5,732	98.8%
Gross Profit Return on Inventory	.8747	.9136	144.0%
Operating Profit (in millions)	$(124)	$(19)	200.0%

Based on the Company’s performance, each of the named executive officers (other than Ms. Risch) earned cash bonuses equal to 142.7% of their respective Spring performance period target awards.

Fall Performance Period.  The performance goals, payout levels and results achieved are indicated below:

2015 Fall Performance Period

	Sales (in millions)		Gross Profit Return on Inventory		Operating Profit (in millions)
	Results	Payout Percent	Results	Payout Percent	Results	Payout Percent
Maximum	$7,105	200%	1.0736	200%	$366	200%
Primary Target	$6,832	100%	0.9760	100%	$216	100%
Secondary Target	$6,695	90%	0.9272	90%	$166	90%
Threshold	$6,559	25%	0.8784	25%	$116	25%

Note: The payout percentage is interpolated on a straight-line basis for points in between those shown in the table above.

For the Fall performance period, which represented the third and fourth quarters of fiscal 2015, the Company’s performance was:

Measure	Plan	Actual	Payout Percent
Sales (in millions)	$6,832	$6,893	122.5%
Gross Profit Return on Inventory	.9760	.9520	95.0%
Operating Profit (in millions)	$216	$289	148.7%

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Based on the Company’s performance, each of the named executive officers earned cash bonuses equal to 122.1% of their respective Fall performance period target awards. Ms. Risch’s actual Fall performance period award was pro-rated based on the date that her employment with the Company commenced.

SG&A Performance Kicker.  In addition to the Spring and Fall performance periods, the annual cash bonus program for fiscal 2015 included a one-time performance kicker to drive additional SG&A reductions for fiscal 2015. The performance kicker paid out only if the Company achieved at least a $175,000,000 year over year reduction in SG&A expense for fiscal 2015. The potential kicker payout amount was equal to 25% of the participant’s annual target bonus amount. No payout would occur if the Company did not achieve the targeted SG&A expense reduction and no additional payout would occur if the Company exceeded the target savings.

For fiscal 2015, the Company exceeded the goal of achieving at least a $175,000,000 year over year reduction in SG&A expense. Accordingly, each of the named executive officers earned a full payout of the performance kicker. Ms. Risch’s performance kicker award was pro-rated based on the date that her employment with the Company commenced.

The total annual cash bonus payouts for 2015 for each of the named executive officers are reflected in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.”

Long-Term Incentive Awards.  For fiscal 2015, the annual long-term incentive awards to our named executive officers were made under the 2014 Long-Term Incentive Plan (the 2014 Plan). The 2014 Plan provided equity-based awards to eligible associates, including the named executive officers, other Company officers and senior management associates. Generally, whether an associate is granted an award and the size of the award granted are functions of the associate’s position, performance and potential.

The potential number of annual long-term incentive awards for each participant was based on a predefined target “equity dollar value” for the participant. The target equity dollar value is determined by position and expected future contributions, taking into consideration competitive market data for comparable positions at companies in our peer group and the Company’s overall equity plan budget for the year.

For fiscal 2015, annual long-term incentive awards granted to the named executive officers (other than Mr. Ullman and Ms. Risch) included performance-based restricted stock units, time-based restricted stock units and non-qualified stock options. Each of the named executive officers received 50% of the annual equity dollar value in the form of performance-based restricted stock units, 25% in stock options and 25% in time-based restricted stock units. The Committee and the independent directors of the Board believed this mix would best balance our dual goals of ensuring that executives maintain a long-term focus on stockholder value creation and the need to retain key leaders.

The independent directors of the Board determined that the Executive Chairman’s long-term incentive awards should be entirely performance-based to ensure alignment with the interests of stockholders. For this reason, Mr. Ullman received half of his annual equity award in performance-based restricted stock units and half in stock options.

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The table below sets forth the 2015 target annual equity dollar values for the named executive officers.

Name	Target Equity Dollar Value of Performance- Based Restricted Stock Units	Target Equity Dollar Value of Stock Options	Target Equity Dollar Value of Time-Based Restricted Stock Units	Total Target Equity Dollar Value
Myron E. Ullman, III	$3,025,000	$3,025,000	—	$6,050,000
Marvin R. Ellison	$3,375,000	$1,687,500	$1,687,500	$6,750,000
Edward J. Record	$750,000	$375,000	$375,000	$1,500,000
Brynn L. Evanson	$350,000	$175,000	$175,000	$700,000
Janet M. Link(1)	$275,000	$212,500	$212,500	$700,000
Therace M. Risch(2)	N/A	N/A	N/A	N/A

(1)	Ms. Link’s equity dollar value represents the annual equity award approved in March 2015 plus a supplemental equity grant made in connection with her promotion in May 2015.
(2)	Since Ms. Risch joined the Company in December, she did not receive an annual long-term equity incentive award in fiscal 2015.

Performance-Based Restricted Stock Units.  To determine the number of performance-based restricted stock units granted to each named executive officer, we divided 50% of their respective total annual target equity dollar value by the closing share price of our common stock on the date of grant. This target award can increase or decrease based on the extent to which the Company achieves the performance measure established by the Committee and the independent directors of the Board.

The performance period for the performance-based restricted stock units awarded to the named executive officers (other than Mr. Ullman and Ms. Risch) consists of three one-year performance cycles beginning with fiscal 2015. In view of Mr. Ullman stepping down as CEO on August 1, 2015, the performance cycle for his award is based solely on results for fiscal 2015.

The Committee and the independent directors of the Board chose adjusted EBITDA as the performance measure for the performance-based restricted stock unit awards to drive performance that aligns with the Company’s stated long-term EBITDA goals. EBITDA is defined for this purpose as earnings before interest, taxes, depreciation and amortization, excluding qualified pension expense, bonus expense, real estate and other, net gains on the sale of non-operating assets, asset impairments, the effect of reclassifications of certain expenses, and restructuring and management transition charges.

The goal for the performance measure for the first performance cycle was set at the beginning of fiscal 2015. The goals for the second and third performance cycles will be set at the beginning of each performance cycle pursuant to a pre-determined formula based on the actual results for the preceding performance cycle. Set forth below are the 2015 performance goals and payout factors for the performance-based restricted stock unit awards.

2015 Performance Goals for

2015 Performance-Based Restricted Stock Unit Award

	Results (in millions)	Payout Percent
Maximum	$781	200%
Target	$625	100%
Threshold	$375	25%

At the end of each performance cycle, the percentage of the target award earned is determined pursuant to a payout matrix established by the Committee and the independent directors of the Board. The payout matrix sets forth a range of payout percentages relative to the Company’s actual results for the performance cycle. The payout percentages under the payout matrix range from 25% to 200% of the target award with a 100% payout for

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achieving the target performance goal. The payout percentage is interpolated on a straight-line basis for points in between the threshold and maximum goals. The range of potential payouts is presented in the Grants of Plan-Based Awards Table.

For fiscal 2015, the Company’s actual adjusted EBITDA was $775 million. This performance resulted in a payout of 196.0% for the 2015 performance cycle. Accordingly, each of the named executive officers (other than Ms. Risch) earned 196.0% of their target performance-based restricted stock unit award for fiscal 2015. For the named executive officers other than Mr. Ullman, the earned units will not vest until the third anniversary of the date of grant provided such executive officer remains continuously employed with the Company through that date. Following vesting, the earned units will be paid out in shares of Company common stock within two and one-half months of the vesting date. For the award to Mr. Ullman, the actual units earned vested on the first anniversary of the date of grant. The earned units will be paid out to Mr. Ullman in shares of Company common stock on the third anniversary of the date of grant, and thus the value he ultimately receives at payout will be aligned with stockholders’ interests because it will be subject to future stock price performance.

Stock Options.  The stock options awarded to the named executive officers other than Mr. Ullman vest ratably (one-third per year) over a three-year period provided that the participant remains continuously employed with the Company during that time. Mr. Ullman’s options vested in full on the first anniversary of the grant date.

The stock options are intended to align the participants’ interests with those of our stockholders and have an exercise price equal to the closing price of Company common stock on the date of grant. Accordingly, they have value to the recipient only if the market price of the common stock at the time of exercise is above the option exercise price. They cannot be exercised more than ten years after the date of grant.

For purposes of determining the number of stock options granted to each of the named executive officers other than Mr. Ullman, we divided 25% of each named executive officer’s total annual target equity dollar value by the fair value of the stock option on the date of grant. For purposes of determining the number of stock options granted to Mr. Ullman, we divided 50% of his total annual target equity dollar value by the fair value of the stock option on the date of grant. The fair value was calculated pursuant to a binomial lattice model, which is the same model used for purposes of measuring compensation expense for stock options in the Company’s financial statements.

Time-Based Restricted Stock Units.  Each time-based restricted stock unit represents the right to receive one share of our common stock on the vesting date. The units vest in full on the third anniversary of the grant date provided the participant remains continuously employed with the Company until that time. Since the units have value in all market conditions, they provide a strong retention mechanism. Since the ultimate value of the award depends on the market value of our common stock on the vesting date, the interests of participants are aligned with stockholders.

For purposes of determining the number of time-based restricted stock units granted, we divided 25% of each named executive officer’s total annual target equity dollar value by the closing share price of our common stock on the date of grant.

Supplemental Awards.  On March 16, 2015, the Committee approved a supplemental grant of time-based restricted stock units to retain select management associates during the Company’s management transition. The dollar value of the supplemental units was determined by position and expected future contributions, taking into consideration competitive market data for comparable positions at companies in our peer group and the Company’s overall equity plan budget for the year. The equity dollar values of the supplemental time-based restricted stock units awarded to the applicable named executive officers were: Mr. Record, $420,000 and Ms. Evanson, $330,000. The Executive Chairman and the CEO did not receive supplemental equity awards.

The supplemental units vest ratably (one-third per year) over a three-year period provided the participant remains continuously employed with the Company during that time.

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In January 2016, Ms. Evanson received an award of stock options and time-based restricted stock units having a total value of $750,000 to recognize her strong performance during the Company’s transition and turnaround efforts over the past several years. The stock options and restricted stock units vest in full on the third anniversary of the date of grant provided Ms. Evanson remains continuously employed with the Company during that time.

For equity awards outstanding for each of the named executive officers as of the end of fiscal 2015, see the Outstanding Equity Awards at Fiscal Year-End table. Actual awards vesting or exercised during the fiscal year are presented in the Option Exercises and Stock Vested table.

Other Compensation Program Elements

In addition to the three principal components of our compensation program, we also offer the following to our named executive officers, to help us attract and retain the best people in retail:

•	Retirement benefits;
•	Health and welfare benefits, including medical and dental benefits, paid time off, and group term life insurance benefits;
•	Termination arrangements; and
•	Perquisites.

Retirement Benefits.  As with the principal components of our compensation program, our retirement benefits are intended to provide an industry competitive level of benefits.

The principal retirement benefits that we currently offer to our associates, including our named executive officers, are through our defined contribution 401(k) plan (Savings Plan) and, for associates earning more than the Internal Revenue Code compensation limit for qualified plans, our non-qualified defined contribution plan (Mirror Savings Plan). Both the Savings Plan and Mirror Savings Plan offer eligible associates the opportunity to defer a portion of their base salary and annual cash bonus compensation as a means of saving for retirement.

In addition, the Savings Plan includes a Company matching contribution feature of $0.50 per dollar deferred up to a maximum of 6% of deferrals. The Mirror Savings Plan has a similar feature with respect to compensation in excess of the Internal Revenue Code compensation limit for qualified plans.

The Savings Plan includes a non-contributory retirement account in which eligible participants receive a Company contribution in an amount equal to 2% of the participant’s annual pay after one year of service. The Mirror Savings Plan has a similar account with respect to compensation in excess of the IRS compensation limit for qualified plans. Participating associates are fully vested in this Company contribution after three years. Each of our named executive officers is eligible to participate in this retirement account provision of the Savings Plan and Mirror Savings Plan.

The Mirror Savings Plan is discussed in more detail in the narrative following the Nonqualified Deferred Compensation table.

Health and Welfare Benefits.  Our named executive officers are entitled to participate in active associates’ health and welfare benefit plans, including paid time off, medical, dental, group term life insurance and disability insurance, on the same terms and conditions as those made available to associates generally. We provide these benefits as part of a competitive package of health and welfare benefits.

Termination Arrangements.  In order to attract top retail talent, we recognize the need to provide protection to our executives in the event of involuntary termination of employment without cause or voluntary termination for good reason or following a change in control of the Company. Accordingly, we have put in place separate arrangements consisting of individual Executive Termination Pay Agreements and a Change in Control Plan to address termination situations not precipitated by the conduct of the named executive officer.

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The Executive Termination Pay Agreement provides severance benefits to the executive in exchange for the executive’s agreement to comply with certain restrictive covenants. The benefits payable under the Executive Termination Pay Agreement are not available if the executive receives the benefits under the Change in Control Plan.

Key aspects of this program as it applies to our named executive officers, other than Mr. Ullman who does not participate in this program, are noted below:

•	Prior to December 2013. The form of Executive Termination Pay Agreement prior to December 2013 provides for full vesting of all long-term incentive stock awards and stock options in addition to severance benefits. Ms. Evanson is a party to such agreement.
•	December 2013 revisions. In December 2013, the Company’s standard form of Executive Termination Pay Agreement was revised to limit the vesting of equity awards other than inducement awards to a pro-rated portion of long-term incentive stock awards and stock options reflecting the executive’s length of employment during the vesting and/or performance period, as applicable, and to permit full vesting only for inducement equity awards granted in connection with an executive’s commencement of employment. Ms. Link and Messrs. Ellison and Record are parties to an Executive Termination Pay Agreement in the form revised in December 2013. In addition, Mr. Ellison’s agreement provides for the payment of benefits in the event that he voluntarily terminates employment for good reason as defined in his Executive Termination Pay Agreement.
•	December 2015 revisions. In December 2015, the standard form of Executive Termination Pay Agreement was revised to, among other things, (i) extend coverage of the restrictive covenants to voluntary termination of employment in addition to involuntary separation without cause, (ii) provide for payment of the portion of the severance benefits consisting of annualized base salary and target annual cash bonus for the severance period in equal monthly installments rather than a lump sum and (iii) prorate the then current year’s annual cash incentive to the prorated actual annual cash bonus payable for the fiscal year of termination. Ms. Risch is a party to an Executive Termination Pay Agreement in the form revised in December 2015.

Change in Control Plan.  The 2011 Change in Control Plan (the CIC Plan) provides benefits if the executive’s employment is involuntarily terminated within two years following a change in control of the Company. The CIC Plan further provides that cash severance benefits will not exceed 2.99 times the sum of base salary and target bonus (the severance benefits limitation). A change of control is defined as (i) the acquisition by any person, entity or group of 30% or more of the Company’s outstanding common stock, (ii) the replacement of a majority of the Board, (iii) a reorganization, merger or consolidation, or the sale of all or substantially all of the Company’s assets, subject to certain exceptions, or (iv) a complete liquidation or dissolution of the Company. All of the named executive officers (other than Mr. Ullman) participate in the CIC Plan.

The CIC Plan does not provide for the payment of excise tax gross-ups to named executive officers. The CIC Plan and the Executive Termination Pay Agreement are described in more detail in “Potential Payments and Benefits on Termination of Employment.”

Perquisites.  We provide certain benefits to enable our executives to devote their energy and attention to the Company.

Company Aircraft.  For security purposes, the Board requires the Executive Chairman and the CEO to participate in a Key Associate Protection Program (the KAPP), which is intended to safeguard the Executive Chairman, the CEO and members of their immediate families. The KAPP is a program approved by the Board as a result of recommendations contained in an independent, third-party security study. As part of the KAPP, the Executive Chairman and the CEO are required to use Company aircraft for all business and personal travel. Moreover, the Executive Chairman has a physical condition that significantly limits his mobility. As a result, use of Company aircraft for business and personal travel increases his effectiveness and flexibility in performing his duties.

The Company does not generally make Company aircraft available for non-Company business use by Company associates, other than to the Executive Chairman and the CEO as recommended by the KAPP.

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However, in an emergency and/or other unusual circumstance, a Company associate may be permitted to travel on the Company aircraft for personal reasons, provided the travel is approved by the CEO or by the member of the management team with immediate management responsibility for the Aviation Department. Income is imputed to associates, including the Executive Chairman and the CEO, for personal use of Company aircraft. The Company does not provide a tax gross-up with respect to such imputed income.

For total compensation purposes, we calculate the aggregate incremental cost to the Company of personal use of the Company aircraft by determining the incremental nautical miles flown, including any “deadhead” legs, and multiplying that number by the cost to the Company per nautical mile. These amounts are reflected as All Other Compensation to the named executive officer in the Summary Compensation Table below.

A nautical mile is a unit of length used for maritime and aviation purposes. The cost per nautical mile excludes fixed costs which do not change based on usage, such as pilots’ or other associates’ salaries, purchase costs of the aircraft, or non-trip-related hangar expenses. It is derived from the aircraft’s variable operating costs, which include:

•	Aircraft fuel expenses;
•	Supplies and catering;
•	Crew travel expenses;
•	Landing and parking expenses; and
•	Aircraft maintenance and external labor.

Annual Health Exam.  In fiscal 2015, the named executive officers were eligible to receive an allowance of up to $3,000 for an annual health exam. The Company does not provide a tax gross-up on this benefit. We value the benefit based on the actual charges incurred by the Company for the services provided, which is reflected as All Other Compensation in the Summary Compensation Table below.

Relocation.  The Company provides tiered relocation benefits to all associates based on the associate’s position within the organization. At the commencement of their respective employments with the Company, Ms. Risch and Mr. Ellison did not maintain residences near the Company’s Home Office in Texas. The Company provided relocation benefits to each of them for their respective commuting and temporary housing expenses consistent with Company policy for their positions. We value the benefits based on the actual charges incurred by the Company for the benefits provided reduced by the amount of charges permitted under the Company’s policy for the lowest level of benefits provided under the policy. These amounts are reflected as All Other Compensation in the Summary Compensation Table below.

Equity Award Grant Policy

The Committee has adopted a Policy Statement which sets forth its practices regarding the timing of, and approval process for, equity awards. In certain cases, the Committee may waive such policy. The following table sets forth the current Policy Statement.

Grant	Grant Date
Annual Grant	Third full trading date after Committee approval.
Off-cycle grants other than to new hires	Tenth full trading date of the calendar month if the promotion or award is effective or approved by the seventh trading day of the month; otherwise, tenth full trading date of the following calendar month.
Off-cycle grants for new hires	For Senior Vice Presidents and above, third full trading date following the date of hire.

For all other associates, tenth full trading date of the calendar month if the date of hire is on or before the seventh trading day of the month; otherwise, tenth full trading date of the following calendar month.

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The Committee also adheres to the following approval policies in making equity awards to associates:

•	Equity awards to the CEO must be approved by the independent directors of the Board.
•	Equity awards to executive officers other than the CEO, including new hires, must be approved by the Committee.
•	The aggregate annual grant of equity awards to associates must be approved by the Committee.
•	The authority to approve equity awards to new hires who are not executive officers has been delegated by the Committee to the CEO and/or the Executive Vice President, Human Resources.
•	The authority to approve off-cycle equity awards to associates who are not executive officers has been delegated by the Committee to the CEO and/or the Executive Vice President, Human Resources.

Equity awards to the Executive Chairman and the CEO were approved by the independent directors of the Board.

Stock Ownership Goals

The Company strives to align pay with the long-term interests of stockholders. The Board has adopted formal stock ownership goals for senior executives of the Company. The stock ownership goals specify that, within a five-year period, executives should hold an amount of Company stock having a value of:

Role	Stock Ownership Requirement
Chief Executive Officer	6x base salary
Executive Vice President	3x base salary
Senior Vice President	1x base salary

In addition to directly owned stock, shares held in Company qualified and non-qualified savings plans and unvested time-based restricted stock units are included in calculating ownership levels. Unexercised stock options do not count toward the ownership goals. The stock ownership goals also specify that the CEO should retain at least 50% of net shares received pursuant to an equity award payout or exercise if the CEO is below the above-described ownership goal at the time of receipt. All of the named executive officers have met or are on track to meet these goals.

Tax Implications of Our Compensation Policies

Section 162(m) of the Internal Revenue Code (the Code) places a limit of $1,000,000 on the amount of compensation that we may deduct in any given year with respect to the CEO and certain of our other most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Our stock option awards and performance-based restricted stock unit awards generally are performance-based compensation meeting those requirements and, as such, are typically fully deductible. Performance-based cash bonus compensation awards under the MICP may also be tax deductible. Our annual base salary and time-based restricted stock units are generally subject to the Section 162(m) deduction limitations. To maintain flexibility in compensating executive officers in view of the overall objectives of our compensation program, the Committee has reserved the right to grant compensation that is not tax deductible should it determine that doing so will better meet the Company’s objectives.

Claw-Back Policy

One of the objectives of our compensation program is to make a substantial portion of compensation dependent on the Company’s overall financial performance. In the event of a financial restatement arising out of the willful actions, including without limitation, fraud or intentional misconduct, or the gross negligence of any participant in the Company’s compensation plans or programs, it is the Board’s policy that the Committee shall

32	2016 Proxy Statement

have the authority to determine the appropriate action to take. The compensation plans or programs covered under this policy include, without limitation, cash bonus and stock incentive plans, welfare plans or deferred compensation plans. The Committee’s actions under the policy may include requiring relinquishment (claw-back) of previously awarded equity-based incentive compensation and/or repayment of previously paid cash compensation to a participant under such plans and programs.

Prohibition on Hedging and Pledging of Company Stock

The Board considers it inappropriate for directors or executive officers to enter into speculative transactions in Company securities. The Company’s Corporate Governance Guidelines prohibit directors and senior management from engaging in short sales, options trading or other similar derivative transactions in Company securities, or hedging or monetization transactions, such as zero-cost collars and forward sale contracts, in which the individual continues to own the underlying security without the full risks and rewards of ownership. In addition, the Company’s directors and senior management may not purchase Company securities on margin, hold Company shares in a margin account or pledge Company shares as collateral for a loan because a margin sale or foreclosure sale may occur at a time when such director or officer is prohibited from trading under the Company’s insider trading policy.

REPORT OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

The Human Resources and Compensation Committee of the Board assists the Board in discharging the Board’s responsibilities relating to compensation of the Company’s executives, reviews plans and proposals on management succession and major organizational or structural changes, and oversees the administration, financial and investment performance and operation of the Company’s retirement and welfare plans. Each member of the Committee is considered independent for purposes of applicable NYSE listing standards as well as the Standards for Determination of Director Independence. You can learn more about the Committee’s purpose, responsibilities, composition and other details by reading the Human Resources and Compensation Committee’s charter, which is available online at www.jcpenney.com.

The Human Resources and Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed the same with management. Based on our review and discussions with management, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the 2015 fiscal year and the Company’s 2016 Proxy Statement. This report is submitted by the following independent directors, who comprise the Human Resources and Compensation Committee:

Ronald W. Tysoe, Chair	Stephen I. Sadove
Colleen C. Barrett	R. Gerald Turner
Amanda Ginsberg

2016 Proxy Statement	33

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)	Non- Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(3)		All Other Compensation ($)		Total ($)
Myron E. Ullman, III	2015	1,500,000	0	2,359,267	(4)	3,025,000	4,660,620		(5)	1,271,687	(6)	12,816,574
Executive Chairman and	2014	1,500,000	0	2,131,577		2,750,000	1,591,770			1,688,676		9,662,023
Former Chief Executive Officer	2013	810,606	0	0		0	0			1,582,024		2,392,630

Marvin R. Ellison	2015	1,350,000	0	5,062,497	(7)	1,687,499	3,572,655	0		379,786	(8)	12,052,437
Chief Executive Officer	2014	325,000	4,140,000	15,000,002		0	0	0		142,383		19,607,385

Edward J. Record	2015	785,833	0	1,545,003	(9)	375,000	932,124	0		24,813	(10)	3,662,773
Executive Vice President and Chief Financial Officer	2014	642,045	1,295,750	2,749,998		750,000	250,343	0		11,380		5,699,516

Brynn L. Evanson	2015	515,937	0	1,230,003	(11)	549,999	661,356	0		18,072	(12)	2,975,367
Executive Vice President,	2014	487,500	0	350,000		350,000	211,496	0		34,861		1,433,857
Human Resources	2013	415,909	0	675,003		347,980	0	0		21,581		1,460,473

Janet M. Link	2015	464,015	25,000	487,505	(13)	212,502	516,135	0		4,375	(14)	1,709,532
Executive Vice President, General Counsel

Therace M. Risch*	2015	90,909	500,000	700,001		0	120,031	0		23,100	(15)	1,434,041
Executive Vice President, Chief Information Officer

D. Scott Laverty**	2015	473,333	0	525,004	(16)	495,000	553,449	0		59,760	(17)	2,106,546
Former Executive Vice	2014	450,000	0	350,000		350,000	190,347	0		20,550		1,360,897
President, Chief Information Officer	2013	385,985	50,000	375,005		174,997	0	0		1,125		987,112

Janet Dhillon***	2015	99,653	0	360,000		0	0	0		1,962,993	(18)	2,422,646
Former Executive Vice	2014	700,000	0	999,998		999,999	296,095	0		62,752		3,058,844
President, General Counsel and Secretary	2013	700,000	0	1,825,004		1,000,002	250,000	0		50,815		3,825,821

*	Ms. Risch became Executive Vice President, Chief Information Officer of the Company on December 17, 2015.
**	Mr. Laverty ceased to be an executive officer of the Company effective October 30, 2015.
***	Ms. Dhillon left the Company effective March 20, 2015.
(1)	See Note 14 to the Consolidated Financial Statements of J. C. Penney Company, Inc. and subsidiaries, as included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016, for a discussion of the assumptions underlying the valuation of stock options. The value of stock awards is calculated in accordance with FASB ASC Topic 718 and applicable FASB guidance.
(2)	The amounts shown in this column reflect payments made under the J. C. Penney Corporation, Inc. Management Incentive Compensation Program.
(3)	The amounts shown in this column for 2015 reflect the aggregate change in the actuarial present value from January 31, 2015 to January 31, 2016 (the pension plan measurement date used for financial statement purposes) of the named executive officer’s accumulated benefit under all defined benefit plans in which he or she participates. The Company does not provide above-market or preferential earnings on nonqualified deferred compensation.
(4)	The value of Mr. Ullman’s performance-based restricted stock unit award is based upon the probable outcome of the performance goals as of the grant date consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. This value is the same as the value calculated assuming the target level of performance under the award. The value of the award as of the grant date, assuming that the maximum level of the performance goals were achieved, is $4,718,534.
(5)	The change in value for Mr. Ullman in fiscal 2015 was $(835,926) for the Pension Plan and the Benefit Restoration Plan.
(6)	The amount shown in this column for Mr. Ullman includes Company contributions or allocations to Mr. Ullman’s account in the Savings Plan and Mirror Savings Plan for fiscal 2015 of $7,950 and $57,803, respectively. In addition, the amount shown reflects Company matching charitable contributions in the amount of $10,000 on behalf of Mr. Ullman under the Directors’ Matching Fund in fiscal 2015 and a payment of $648,954 made under the Benefit Restoration Plan. The amount further includes $546,980 for personal use of corporate aircraft. For security purposes, the Executive Chairman participates in a Key Associate Protection Program, which requires that he use Company aircraft for all business and personal travel. Income is imputed for personal use of Company aircraft. The Company does not provide a tax gross-up with respect to such imputed income. For a discussion of the valuation of perquisites, see “Compensation Discussion and Analysis.”
(7)	The value of Mr. Ellison’s performance-based restricted stock unit award is based upon the probable outcome of the performance goals as of the grant date consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. This value is the same as the value calculated assuming the target level of performance under the award. The value of the award as of the grant date, assuming that the maximum level of the performance goals will be achieved, is $6,750,001.

34	2016 Proxy Statement

(8)	The amount shown in this column for Mr. Ellison includes Company contributions or allocations to Mr. Ellison’s account in the Savings Plan for fiscal 2015 of $2,333. The amount shown also includes the value of the following perquisites received by Mr. Ellison during fiscal 2015: relocation benefits, $104,124; personal use of corporate aircraft, $228,860; and home security systems, $44,469. For security purposes, the CEO participates in a Key Associate Protection Program, which requires that he use Company aircraft for all business and personal travel. Income is imputed for personal use of Company aircraft. The Company does not provide a tax gross-up with respect to such imputed income. For a discussion of the valuation of perquisites, see “Compensation Discussion and Analysis.”
(9)	The value of Mr. Record’s performance-based restricted stock unit award is based upon the probable outcome of the performance goals as of the grant date consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. This value is the same as the value calculated assuming the target level of performance under the award. The value of the award as of the grant date, assuming that the maximum level of the performance goals will be achieved, is $1,499,999.
(10)	The amount shown in this column for Mr. Record includes Company contributions or allocations to Mr. Record’s account in the Savings Plan and Mirror Savings Plan for fiscal 2015 of $4,130 and $20,683, respectively.
(11)	The value of Ms. Evanson’s performance-based restricted stock unit award is based upon the probable outcome of the performance goals as of the grant date consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. This value is the same as the value calculated assuming the target level of performance under the award. The value of the award as of the grant date, assuming that the maximum level of the performance goals will be achieved, is $699,999.
(12)	The amount shown in this column for Ms. Evanson includes Company contributions or allocations to Ms. Evanson’s account in the Savings Plan and Mirror Savings Plan for fiscal 2015 of $7,784 and $10,288, respectively.
(13)	The value of Ms. Link’s performance-based restricted stock unit award is based upon the probable outcome of the performance goals as of the grant date consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. This value is the same as the value calculated assuming the target level of performance under the award. The value of the award as of the grant date, assuming that the maximum level of the performance goals will be achieved, is $549,997.
(14)	The amount shown in this column for Ms. Link includes Company contributions or allocations to Ms. Link’s account in the Savings Plan and Mirror Savings Plan for fiscal 2015 of $1,175 and $3,200, respectively.
(15)	The amount shown in this column for Ms. Risch includes the value of relocation benefits received by Ms. Risch during fiscal 2015 in the amount of $23,100.
(16)	The value of Mr. Laverty’s performance-based restricted stock unit award is based upon the probable outcome of the performance goals as of the grant date consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. This value is the same as the value calculated assuming the target level of performance under the award. The value of the award as of the grant date, assuming that the maximum level of the performance goals will be achieved, is $699,999.
(17)	The amount shown in this column for Mr. Laverty includes Company contributions or allocations to Mr. Laverty’s account in the Savings Plan for fiscal 2015 of $9,520 as well as $50,240 for accrued but unpaid vacation.
(18)	The amount shown in this column for Ms. Dhillon includes Company contributions or allocations to Ms. Dhillon’s account in the Savings Plan and Mirror Savings Plan for fiscal 2015 of $5,989 and $3,181, respectively. The amount shown also includes the value of the lump sum cash severance payment under the Executive Termination Pay Agreement that Ms. Dhillon entered into in connection with the commencement of her employment.

2016 Proxy Statement	35

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2015

Name	Grant Date(1)		Date of Committee Approval	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Options Awards ($)(5)
				Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maximum (#)
Myron E. Ullman, III	3/19/2015		3/16/2015				97,330	389,318	778,636				2,359,267
Executive Chairman and Former Chief Executive Officer	3/19/2015		3/16/2015								948,276	7.77	3,025,000
	N/A	(6)		300,000	1,200,000	2,400,000
	N/A	(7)		450,000	1,800,000	3,600,000
	N/A	(8)			750,000

Marvin R. Ellison	3/19/2015		3/16/2015				108,591	434,363	868,726				3,375,001
Chief Executive	3/19/2015		3/16/2015								479,403	7.77	1,687,499
Officer	3/19/2015		3/16/2015							217,181			1,687,496
	N/A	(6)		420,385	840,769	1,681,538
	N/A	(7)		735,000	1,470,000	2,940,000
	N/A	(8)			577,692

Edward J. Record	3/19/2015		3/16/2015				24,131	96,525	193,050				749,999
Executive Vice President and Chief Financial Officer	3/19/2015		3/16/2015								106,534	7.77	375,000
	3/19/2015		3/16/2015							48,263			375,004
	3/19/2015		3/16/2015							54,054			420,000
	N/A	(6)		60,000	240,000	480,000
	N/A	(7)		90,000	360,000	720,000
	N/A	(8)			150,000

Brynn L. Evanson	3/19/2015		3/16/2015				11,261	45,045	90,090				350,000
Executive Vice President, Human Resources	3/19/2015		3/16/2015								49,716	7.77	175,000
	3/19/2015		3/16/2015							22,523			175,004
	3/19/2015		3/16/2015							42,471			330,000
	1/15/2016		12/17/2015							53,495	116,822	7.01	749,999
	N/A	(6)		39,375	157,500	315,000
	N/A	(7)		67,500	270,000	540,000
	N/A	(8)			106,875

Janet M. Link	3/19/2015		3/16/2015								21,307	7.77	75,001
Executive Vice President, General Counsel	3/19/2015		3/16/2015							9,653			75,004
	5/20/2015		5/14/2015				7,939	31,755	63,510				274,998
	5/20/2015		5/14/2015								38,624	8.66	137,501
	5/20/2015		5/14/2015							15,878			137,503
	N/A	(6)		27,596	110,385	220,770
	N/A	(7)		56,250	225,000	450,000
	N/A	(8)			83,846

Therace M. Risch	12/10/2015	(9)	10/26/2015							93,583			700,001
Executive Vice	N/A	(7)		20,398	81,593	163,186
President, Chief Information Officer	N/A	(8)			20,398

D. Scott Laverty	3/19/2015		3/16/2015				11,261	45,045	90,090				350,000
Former Executive Vice President, Chief Information Officer	3/19/2015		3/16/2015								49,716	7.77	175,000
	3/19/2015		3/16/2015							22,523			175,004
	3/19/2015		3/16/2015								90,909	7.77	320,000
	N/A	(6)		35,625	142,500	285,000
	N/A	(7)		53,438	213,750	427,500
	N/A	(8)			89,063

Janet Dhillon	3/19/2015		3/16/2015							46,332			360,000
Former Executive Vice President, General Counsel and Secretary	N/A	(6)		13,846	55,385	110,770
	N/A	(8)			13,846

(1)	The Committee has adopted a policy regarding the the grant date for annual grants of equity awards to associates. The policy states that the grant date for annual grants of equity awards to associates shall be the third full trading date following approval of the grant by the Committee. See “Equity Award Grant Policy” beginning on page 31 for information on the Committee’s policy regarding the grant date for off-cycle equity awards.
(2)	Grants of performance-based restricted stock units under the Company’s 2014 Long-Term Incentive Plan.
(3)	Grants of time-based restricted stock units under the Company’s 2014 Long-Term Incentive Plan.
(4)	Grants of stock options under the Company’s 2014 Long-Term Incentive Plan.
(5)	The grant date value is calculated in accordance with applicable FASB guidance.
(6)	Grant of award for the Spring performance period under the Company’s Management Incentive Compensation Program.

36	2016 Proxy Statement

(7)	Grant of award for the Fall performance period under the Company’s Management Incentive Compensation Program.
(8)	Grant of performance-based kicker award under the Company’s Management Incentive Compensation Program.
(9)	Pursuant to the Committee’s policy regarding the grant date for off-cycle equity awards, the grant date was the third full trading date following the date of hire.

2016 Proxy Statement	37

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2015

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Myron E. Ullman, III
Executive Chairman and Former Chief Executive Officer
2006	187,735	0		0		60.50	3/21/2016	0		0	0		0
2007	201,511	0		0		78.50	1/27/2017	0		0	0		0
2008	287,770	0		0		39.78	1/27/2017	0		0	0		0
2010	110,135	0		0		30.72	1/27/2017	0		0	0		0
2011	91,625	0		0		36.58	1/27/2017	0		0	0		0
2014	0	0		770,308	(3)	8.36	3/20/2024	0		0	0		0
2015	0	948,276	(4)	0		7.77	3/18/2025	763,063	(4)	5,539,837	0		0

Marvin R. Ellison
Chief Executive Officer
2014	0	0		0		N/A	N/A	1,377,411	(5)	10,000,004	0		0
2015	0	479,403	(6)	0		7.77	3/18/2025	500,964	(7)	3,636,999	289,576	(8)	2,102,322

Edward J. Record
Executive Vice President and
Chief Financial Officer
2014	0	0		184,729	(9)	8.97	3/27/2024	232,922	(10)	1,691,014	0		0
2015	0	106,534	(6)	0		7.77	3/18/2025	165,380	(11)	1,200,659	64,350	(8)	467,181

Brynn L. Evanson
Executive Vice President, Human Resources
2010	2,765	0		0		30.72	3/15/2020	0		0	0		0
2011	5,702	0		0		36.58	3/14/2021	0		0	0		0
2012	10,702	0		0		37.63	3/12/2022	0		0	0		0
2013	13,201	6,601	(12)	0		14.43	4/2/2023	0		0	0		0
2013	14,973	7,487	(13)	0		18.98	5/20/2023	0		0	0		0
2014	0	0		90,909	(14)	8.36	3/20/2024	41,866	(15)	303,947	0		0
2015	0	49,716	(6)	0		7.77	3/18/2025	147,918	(16)	1,073,885	30,030	(8)	218,018
2015	0	116,822	(17)	0		7.01	1/14/2026	0		0	0		0

Janet M. Link
Executive Vice President, General Counsel
2014	0	0		0		N/A	N/A	34,435	(18)	249,998	0		0
2015	0	21,307	(6)	0		7.77	3/18/2025	46,278	(19)	335,978	21,170	(20)	153,694
2015	0	38,624	(21)	0		8.66	5/19/2025	0		0	0		0

Therace M. Risch
Executive Vice President, Chief Information Officer
2015	0	0		0		N/A	N/A	93,583	(22)	679,413	0		0

D. Scott Laverty
Former Executive Vice President, Chief Information Officer
2012	15,281	0		0		17.40	11/12/2022	0		0	0		0
2013	16,501	8,251	(12)	0		14.43	4/2/2023	0		0	0		0
2014	0	0		90,909	(14)	8.36	3/20/2024	41,866	(15)	303,947	0		0
2015	0	140,625	(6)	0		7.77	3/18/2025	51,952	(7)	377,172	30,030	(8)	218,018

Janet Dhillon
Former Executive Vice President, General Counsel and Secretary
2014	0	0		259,740	(14)	8.36	3/20/2024	0		0	0		0

38	2016 Proxy Statement

(1)	Based on the closing market price of Company common stock on January 29, 2016, which was $7.26.
(2)	The reported number of shares assumes achievement of the target level of performance, in accordance with SEC requirements. The number of units earned can increase or decrease based on the Company’s achievement of the performance measure.
(3)	Performance-contingent stock options that vest upon achievement of the performance measure.
(4)	Vesting occurs on March 19, 2016.
(5)	688,705 restricted stock units vest on November 17, 2016 and 688,706 restricted stock units vest on November 17, 2017.
(6)	Stock options that vest one-third on March 19, 2016, March 19, 2017 and March 19, 2018.
(7)	Restricted stock units that vest on March 19, 2018.
(8)	Performance-based restricted stock units that vest on March 19, 2018 if the performance measure is achieved.
(9)	Performance-contingent stock options that vest as follows: (i) if the performance measure is achieved on or before March 27, 2016, two-thirds of the options vest on March 27, 2016 and one-third on March 27, 2017; (ii) if the performance measure is achieved after March 27, 2016 and on or before March 27, 2017, the options vest on March 27, 2017; and (iii) if the performance measure is achieved after March 27, 2017 and on or before March 27, 2018, the options vest upon achievement of the performance measure.
(10)	74,655 restricted stock units vest on each of May 20, 2016 and May 20, 2017, and 83,612 restricted stock units vest on March 27, 2017.
(11)	111,326 restricted stock units vest on March 19, 2018 and 54,054 restricted stock units vest one-third on March 19, 2016, March 19, 2017 and March 19, 2018.
(12)	Stock options that vest on April 3, 2016.
(13)	Stock options that vest on May 21, 2016.
(14)	Performance-contingent stock options that vest as follows: (i) if the performance measure is achieved on or before March 20, 2016, two-thirds of the options vest on March 20, 2016 and one-third on March 20, 2017; (ii) if the performance measure is achieved after March 20, 2016 and on or before March 20, 2017, the options vest on March 20, 2017; and (iii) if the performance measure is achieved after March 20, 2017 and on or before March 20, 2018, the options vest upon achievement of the performance measure.
(15)	Time-based restricted stock units that vest on March 20, 2017.
(16)	51,952 restricted stock units vest on March 19, 2018, 42,471 restricted stock units vest one-third on March 19, 2016, March 19, 2017 and March 19, 2018 and 53,495 restricted stock units vest on January 15, 2019.
(17)	Stock options that vest on January 15, 2019.
(18)	Time-based restricted stock units that vest on November 17, 2017.
(19)	9,653 restricted stock units vest on March 19, 2018 and 36,625 restricted stock units vest on May 20, 2018.
(20)	Performance-based restricted stock units that vest on May 20, 2018 if the performance measure is achieved.
(21)	Stock options that vest one-third on May 20, 2016, May 20, 2017 and May 20, 2018.
(22)	Time-based restricted stock units that vest one-fourth on December 10, 2016, December 10, 2017, December 10, 2018 and December 10, 2019.

2016 Proxy Statement	39

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Myron E. Ullman, III	0	0	496,710	(1)	3,824,667	(2)
Executive Chairman and
Former Chief Executive Officer

Marvin R. Ellison	0	0	688,705	(3)	5,117,078	(4)
Chief Executive Officer

Edward J. Record	0	0	74,654	(5)	646,504	(6)
Executive Vice President and
Chief Financial Officer

Brynn L. Evanson	0	0	3,340	(7)	25,823	(8)
Executive Vice President,
Human Resources

Janet M. Link	0	0	0		0
Executive Vice President,
General Counsel

Therace M. Risch	0	0	0		0
Executive Vice President,
Chief Information Officer

D. Scott Laverty	0	0	7,184	(9)	53,449	(10)
Former Executive Vice
President, Chief Information
Officer

Janet Dhillon	0	0	53,447	(11)	413,145	(8)
Former Executive Vice			36,550	(12)	281,435	(13)
President, General Counsel			119,617	(14)	921,051	(13)
and Secretary			46,332	(15)	356,756	(13)

(1)	Represents 2014 performance-based restricted stock unit award that vested on March 20, 2015.
(2)	Based on the closing market price of JCPenney common stock on March 20, 2015, which was $7.70.
(3)	Represents portion of 2014 time-based restricted stock unit award that vested on November 17, 2015.
(4)	Based on the closing market price of JCPenney common stock on November 17, 2015, which was $7.43.
(5)	Represents portion of 2014 time-based restricted stock unit award that vested on May 20, 2015.
(6)	Based on the closing market price of JCPenney common stock on May 20, 2015, which was $8.66.
(7)	Represents 2012 time-based restricted stock unit award that vested on March 13, 2015.
(8)	Based on the closing market price of JCPenney common stock on March 13, 2015, which was $7.73.
(9)	Represents 2012 time-based restricted stock unit award that vested on November 13, 2015.
(10)	Based on the closing market price of JCPenney common stock on November 13, 2015, which was $7.44.
(11)	Represents 2012 time-based restricted stock unit award that vested on March 13, 2015.
(12)	Represents portion of 2014 performance-based restricted stock unit award that vested on April 6, 2015.
(13)	Based on the closing market price of JCPenney common stock on April 6, 2015, which was $7.70.
(14)	Represents 2014 time-based restricted stock unit award that vested on April 6, 2015.
(15)	Represents 2015 time-based restricted stock unit award that vested on April 6, 2015.

40	2016 Proxy Statement

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Myron E. Ullman, III*	Pension Plan	6.083	0	216,912
Executive Chairman and Former Chief Executive Officer	Benefit Restoration Plan	6.083	648,954	648,954

Marvin R. Ellison	N/A
Chief Executive Officer

Edward J. Record	N/A
Executive Vice President and Chief Financial Officer

Brynn L. Evanson	N/A
Executive Vice President, Human Resources

Janet M. Link	N/A
Executive Vice President, General Counsel

Therace M. Risch	N/A
Executive Vice President, Chief Information Officer

D. Scott Laverty	N/A
Former Executive Vice President, Chief Information Officer

Janet Dhillon	N/A
Former Executive Vice President, General Counsel and Secretary

*	Mr. Ullman is the only named executive officer participating in the Pension Plan or Benefit Restoration Plan.
(1)	The number of years of credited service shown in the table is used to calculate the present value of the accumulated benefit. The number of years for Mr. Ullman reflects his retirement date of January 27, 2012.
(2)	The lump sum present value of the accumulated benefit was computed based on the January 31, 2016 measurement date used in the Company’s financial statements for the fiscal year ended January 30, 2016. The assumptions used in calculating the accumulated benefit obligation are also derived from these financial statements and are incorporated herein by reference. The Benefit Restoration Plan amount is based on the present value of Mr. Ullman’s remaining annual installment.

Pension Plan.  The Pension Plan is a tax qualified defined benefit plan intended to provide retirement income to all eligible associates. To be eligible to participate in the Pension Plan, an associate must:

•	have been hired or rehired before January 1, 2007,
•	be employed at least one year,
•	have 1,000 hours of service, and
•	be at least age 21.

2016 Proxy Statement	41

The normal retirement age under the Pension Plan is age 65. The normal retirement benefit formula in the Pension Plan is equal to:

•	the average of the participant’s highest five consecutive full calendar years of pay (including salary and incentive compensation actually paid during that year), out of the last ten years of service (average final pay) times 0.75%, plus
•	0.50% of the participant’s average final pay that exceeds the average of the Social Security taxable wage bases in effect for each calendar year during the 35 year period ending on December 31 of the year an associate reaches the Social Security retirement age, multiplied by
•	the participant’s years of credited service up to 35 years.

Once a participant has at least 25 years of credited service, he or she is eligible for an additional Pension Plan retirement benefit. This additional benefit is equal to 0.25% of his or her average final pay times his or her years of credited service exceeding 25 years, up to a maximum of 10 years.

The above formula computes a benefit intended to be payable for the participant’s life. The primary form of benefit for a single participant is a single life annuity and for a married participant is a 50% qualified joint and survivor annuity. Other annuity benefit payment options are also available. A single life annuity provides a greater annual benefit amount paid over a shorter period of time than a 50% qualified joint and survivor annuity. All benefit payment option forms are actuarially equivalent. The Pension Plan permits participants to elect to receive a lump sum distribution of their entire benefit on termination of employment, and will automatically distribute a terminated participant’s benefit if the participant’s monthly benefit amount is $100 or less or the present value of the participant’s benefit is $5,000 or less.

Pursuant to a voluntary program initiated by the Company during 2015, Mr. Ullman elected to receive a lump-sum settlement payment from the Pension Plan to settle the Pension Plan’s remaining obligation to him.

Benefit Restoration Plan.  The Benefit Restoration Plan (the BRP) is a non-qualified excess defined benefit plan that provides retirement income to eligible associates whose Pension Plan benefit is limited by Code limits on compensation ($265,000 for 2015 and 2016) or maximum annual benefits ($210,000 for 2015 and 2016).

The BRP uses the same eligibility, years of credited service, formula, early retirement reductions and retirement age criteria found in the Pension Plan, but without considering the Code imposed limits on a benefit payable under the Pension Plan. The excess benefit over the Code imposed limits in the Pension Plan is paid from the BRP. Mr. Ullman is the only named executive officer who participates in the BRP.

The formula computes an age 65 benefit with payments beginning, for the named executive officers, six months after separation from service. The only form of benefit under the BRP is a five year annual installment option, which is not available under the Pension Plan. The five year installment option produces a higher annual payment than a single life annuity or a qualified joint and survivor annuity, but is actuarially equivalent to such payment forms.

42	2016 Proxy Statement

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2015

Name	Executive Contributions in last FY ($)(1)	Registrant Contributions in last FY ($)	Aggregate Earnings in last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last FYE ($)(3)
Myron E. Ullman, III	115,606	57,803	(28,660)	(15,337)	359,720
Marvin R. Ellison	0	0	0	0	0
Edward J. Record	45,125	20,683	(7,632)	0	164,700
Brynn L. Evanson	30,956	10,288	(8,977)	0	174,426
Janet M. Link	27,760	3,200	(2,612)	0	49,744
Therace M. Risch	0	0	0	0	0
D. Scott Laverty	0	0	0	0	6,181
Janet Dhillon	13,076	3,181	(6,896)	(104,938)	425,985

(1)	The amounts shown are included in the salary and incentive compensation numbers shown in the Summary Compensation Table.
(2)	These amounts are not included in the Summary Compensation Table since they do not constitute above market interest or preferential earnings.
(3)	The balance reported includes named executive officer contributions to the Mirror Savings Plan; these amounts were included in the Summary Compensation Table as salary and incentive compensation in the fiscal year earned. Company contributions to the Mirror Savings Plan for fiscal 2015 were included in the All Other Compensation column of the Summary Compensation Table.

Mirror Savings Plan.  The Mirror Savings Plan is a non-qualified defined contribution plan which provides associates earning more than the Code compensation limit for qualified savings plans (such as the Savings Plan) the opportunity to defer a portion of their base salary and incentive compensation exceeding the compensation limit as a means of saving for retirement. Accordingly, associates, including named executive officers, earning more than the compensation limit may defer up to 14% of their salary and annual incentive compensation below the Code compensation limit ($265,000 for 2015 and 2016) and up to 75% of their compensation above the Code compensation limit through the Mirror Savings Plan.

For 2015, the Company match was $0.50 per dollar deferred up to a maximum of 6% of deferrals on compensation over $265,000. This matching contribution was credited each pay period. The Company may make additional discretionary matching contributions. Participants become 100% vested in the matching contributions after three years of service.

Generally, all unvested Company matching contributions are forfeited when the participant terminates employment. The Mirror Savings Plan provides that all matching contributions are immediately vested and non-forfeitable if a participant terminates employment due to:

•	Retirement at age 65,
•	Qualifying for permanent and total disability while working for the Company,
•	The work unit or type of work the associate was doing being discontinued (as determined by the Company), or
•	Death.

Deferrals and Company matching contributions are credited to the participant’s Mirror Savings Plan account and invested according to the participant’s investment elections. Earnings on the balance in the participant’s Mirror Savings Plan accounts are based on hypothetical investments in the same funds offered under the Savings Plan. Participants can change their investment elections daily.

Generally, a Mirror Savings Plan participant can only receive a distribution following an unforeseen emergency event (as defined under the Code), a change in control, or termination of employment. The only form of payment under the Mirror Savings Plan is a five year annual installment option. As a result of Mr. Ullman’s retirement from the Company on January 27, 2012, he is currently receiving distributions from the Mirror

2016 Proxy Statement	43

Savings Plan and has one annual installment remaining. In addition, as a result of Ms. Dhillon leaving the Company on March 20, 2015, she is currently receiving distributions from the Mirror Savings Plan. No withdrawals or distributions were taken during the year by any of the other named executive officers.

POTENTIAL PAYMENTS AND BENEFITS ON TERMINATION OF EMPLOYMENT

Under our compensation program, described above in “Compensation Discussion and Analysis,” payments and the provision of benefits can be triggered by the termination of an associate’s employment. These payments and benefits may vary depending on the reason for termination as described below.

Except as described below, in the event of an associate’s voluntary termination or the termination of an associate’s employment for cause, the associate is only entitled to receive payments for accrued base salary and vacation through the date of termination and any amounts payable under the terms of the Mirror Savings Plan regardless of whether or not the termination follows a change in control of the Company.

In the event that an associate’s termination is the result of retirement, death or permanent disability, the associate is entitled to additional payments and benefits, regardless of whether or not the termination follows a change in control of the Company.

In the event that an associate is involuntarily terminated without cause, the associate is entitled to additional payments and benefits, which may vary depending on whether or not the termination follows a change in control of the Company. If an associate terminates employment with good reason following a change in control of the Company or, in the case of Mr. Ellison, if he voluntarily terminates employment with good reason at any time, the associate is also entitled to additional payments and benefits.

In order to describe the payments and benefits that are triggered for each termination event for each of the Company’s named executive officers, we have created a table estimating the payments and benefits that would be paid to each of our named executive officers under each element of our compensation program. The table assumes that the named executive officer’s employment terminated on January 29, 2016, which is the last business day of the Company’s last completed fiscal year. The table can be found on page 49.

Termination without a Change in Control

In an effort to attract the best people, the Company offers each of its senior executive officers the right to enter into an Executive Termination Pay Agreement (Termination Pay Agreement) with the Company. The Executive Chairman has elected not to enter into a Termination Pay Agreement. The form of the agreement was approved by the Committee and reviewed by its independent consultant. The Termination Pay Agreement is intended to provide the executive with severance benefits in exchange for the executive’s agreement to comply with certain restrictive covenants. The benefits payable under these agreements are not available if the executive receives the benefits under the CIC Plan, which are described later in this section.

The primary purpose of the Termination Pay Agreement is to provide for severance benefits in the event of involuntary termination of the executive’s employment without cause. For purposes of the Termination Pay Agreement, cause includes:

•	An intentional act of fraud, embezzlement, theft or other material violation of law;
•	Intentional damage to the Company’s assets;
•	Intentional disclosure of confidential information in violation of the Company’s policies;
•	Material breach of the executive’s obligations under the Termination Pay Agreement;
•	Breach of the executive’s duty of loyalty to the Company;
•	Failure of the executive to substantially perform the duties of his or her job (other than as a result of physical or mental incapacity); or
•	Intentional breach of Company policies or willful misconduct by the executive that is in either case materially injurious to the Company.

44	2016 Proxy Statement

Under the Termination Pay Agreement, if an executive is involuntarily terminated without cause or, in the case of Mr. Ellison, voluntarily terminates employment for good reason, he or she will receive the benefits set forth in the table below. The standard form of Termination Pay Agreement was revised in December 2013 and again in December 2015. The table below sets forth the benefits to be received by an executive based on the form of Termination Pay Agreement to which he or she is a party.

Benefits	Form of Termination Pay Agreement prior to December 2013	Form of Termination Pay Agreement from December 2013 to December 2015	Form of Termination Pay Agreement after December 2015
Lump sum payment for unpaid salary and vacation	Accrued base salary and earned but unused paid time off through termination date	Same	Same

Payment for base salary and annual cash incentive*	Lump sum equal to annualized base salary plus target annual cash incentive compensation (at 100% of the target incentive opportunity in effect at the time of termination) with respect to a period of (a) 24 months for Mr. Ellison, (b) 18 months following termination if the executive is an Executive Vice President or higher, or (c) 12 months following termination if the executive is a Senior Vice President	Same	Equal monthly installments during the severance period

Lump sum payment for current year annual cash incentive*	Prorated annual cash incentive compensation for the fiscal year of termination at 100% of target incentive opportunity at the time of termination, less any amount contributed to the Mirror Savings Plan	Average of actual incentive
compensation payments for
the 3 prior fiscal years pro-
rated for the period of service
during the fiscal year or, if
termination on the last day of
the fiscal year, the actual
annual cash incentive
		compensation, if greater	Executive’s actual annual cash incentive compensation payable for the fiscal year of termination prorated for the period of service during the fiscal year

Payment of insurance premiums*	Lump sum payment for Company-paid portion of premiums toward medical, dental and life insurance coverages for 24 months for Mr. Ellison, 18 months for Executive Vice Presidents and 12 months for Senior Vice Presidents, grossed-up for federal income taxes	Same	Continuation of payments
by Company for its portion
of premiums for medical
and dental insurance
coverage if executive elects
continuation coverage under
the Consolidated Omnibus
Budget Reconciliation Act
of 1985, as amended
(COBRA)

Lump sum payment for outplacement and financial counseling services*	$25,000 for CEO and Executive Vice Presidents; $15,000 for Senior Vice Presidents	Same	Same

Vesting of equity awards granted in connection with commencement of employment*	Immediate vesting	Same	Same

Vesting of other equity awards*	Immediate vesting	Immediate vesting of pro- rated portion reflecting length of employment	Same

*	Conditioned on execution of a release and expiration of the revocation period under the release, but payable no later than two and one-half months after the year of termination.

2016 Proxy Statement	45

As noted above, Mr. Ellison’s Termination Pay Agreement also provides the above-described benefits if he voluntarily terminates employment with the Company for good reason. For purposes of Mr. Ellison’s Termination Pay Agreement, good reason consists of:

•	A reduction in base salary or target annual cash incentive opportunity;
•	Involuntary relocation of more than 50 miles;
•	A materially adverse change in the executive’s duties or responsibilities;
•	The Company’s failure to nominate Mr. Ellison for election to the Board; or
•	Failure to make any material payments when due.

For Mr. Ellison to receive benefits under his Termination Pay Agreement in connection with a termination for good reason, he must terminate employment within 180 days of the date the good reason event occurred. Notice of a good reason event must be provided to the Company within 30 days of the event and the Company must be given a 30-day opportunity to correct the situation.

In addition to providing severance payments in the event of an involuntary termination without cause, the Termination Pay Agreement also includes certain limited benefits in the event of death or termination due to permanent disability. In such case, the executive will receive a lump sum cash payment as soon as practicable after termination equal to prorated annual incentive compensation for service during the year at 100% of the executive’s target incentive compensation opportunity, less any amount contributed to the Mirror Savings Plan.

By entering into a Termination Pay Agreement, the executive agrees to the following restrictive covenants:

•	Obligation not to disclose confidential or proprietary information of the Company, which continues indefinitely following termination of employment;
•	Obligation to refrain from activities designed to influence or persuade any person not to do business or to reduce its business with the Company, which continues for the applicable severance period following termination of employment;
•	Obligation to refrain from attempting to influence or persuade any of the Company’s employees to leave their employment with the Company and to refrain from directly or indirectly soliciting or hiring employees of the Company, which continues for the applicable severance period following termination of employment; and
•	Obligation not to undertake work for a competing business, which continues for the applicable severance period following termination of employment.

The standard forms of Termination Pay Agreements used by the Company prior to December 2015 provided that the noncompetition covenant may be waived by the executive; however, he or she must then forego any severance benefits available under the Termination Pay Agreement. In the event the executive breaches any of the covenants listed above, the Company will not be obligated to make any further payments under the agreement and may seek to recover damages from the executive.

Ms. Evanson has a Termination Pay Agreement in the form used by the Company prior to December 2013. Ms. Link and Mr. Record have Termination Pay Agreements as revised in December 2013. Ms. Risch has a Termination Pay Agreement as revised in December 2015. Mr. Ellison is also party to a separate Termination Pay Agreement that provides the benefits described in the table above for Termination Pay Agreements as revised in December 2013. Ms. Dhillon and Mr. Laverty were parties to Termination Pay Agreements in the form used by the Company prior to December 2013. The amount paid to Ms. Dhillon under the terms of her Termination Pay Agreement is reflected as All Other Compensation in the Summary Compensation Table. In addition, all of Ms. Dhillon’s equity awards vested in accordance with her Termination Pay Agreement. The vested equity awards are reflected in the Option Exercises and Stock Vested for Fiscal 2015 Table. Under the terms of Mr. Laverty’s agreement, in connection with his separation from service from the Company and following his execution of a release and expiration of the revocation period under the release, he received severance benefits in the amount of $1,295,455, which were paid following the end of fiscal year 2015 as well as vesting of equity awards previously granted to him.

46	2016 Proxy Statement

Change in Control; Termination Following a Change in Control

The Company’s executive officers participate in the change in control plan in effect on the date upon which they became eligible for benefits under the change in control plan. All of our named executive officers, other than Mr. Ullman, participate in the CIC Plan. Mr. Ullman does not participate in a change in control plan. None of our named executive officers are entitled to a tax gross-up payment in respect of any excise taxes imposed on the benefits payable under their respective plan.

The CIC Plan provides benefits to the Company’s executives if their employment is terminated as a result of an involuntary separation from service by the Company other than for cause within two years of the occurrence of a change in control of the Company. The CIC Plan also provides benefits to an executive if the executive terminates employment with the Company for Good Reason following a change of control. Good Reason consists of:

•	A material reduction in the executive’s base salary or target annual cash incentive opportunity;
•	Involuntary relocation of more than 50 miles;
•	A materially adverse change in the executive’s duties or responsibilities;
•	A material diminution in the budget over which the executive has responsibility;
•	A material adverse change in the executive’s supervisor’s duties or responsibilities, including a change in the supervisor to whom the executive is required to report; or
•	Failure of the Company to continue a material benefit or a material reduction in the benefits in which the executive participated prior to the occurrence of the change in control, unless replaced by a substantially equivalent benefit.

For an executive to receive benefits under the CIC Plan, a Good Reason event with respect to such executive must occur within two years of the occurrence of a change in control of the Company, and if the Good Reason event is not cured by the Company following timely notice of the event by the executive, the executive must terminate employment within the later of (i) two years of the change in control or (ii) 180 days of the date the Good Reason event occurred.

Change in control is defined as (i) the acquisition by any person, entity or group of 30% or more of the Company’s outstanding common stock, (ii) the replacement of a majority of the Board, (iii) a reorganization, merger or consolidation, or the sale of all or substantially all of the Company’s assets, subject to certain exceptions, or (iv) a complete liquidation or dissolution of the Company.

Notice of a Good Reason event must be provided to the Company within 90 days of the event and the Company must be given a 30-day opportunity to correct the situation without having to pay benefits under the CIC Plan.

For purposes of the CIC Plan, cause includes the failure of the executive to substantially perform the duties of his or her job, failure of the executive to follow Company policy, engagement by the executive in illegal conduct, or gross misconduct injurious to the Company.

The CIC Plan provides a three-tiered benefit structure based on the executive’s position and responsibilities within the Company. Tier I participants, which include the CEO and executives reporting directly to the CEO, are entitled to receive cash severance of 2.99 times annualized base salary plus target annual cash incentive opportunity (at 100%) at the time of termination. Tier II participants, which include Executive Vice Presidents who do not report directly to the CEO, are entitled to receive cash severance of 2.5 times base salary plus target annual cash incentive opportunity (at 100%) at the time of termination. The Tier III participants (Senior Vice Presidents who participate in the CIC Plan) are entitled to receive cash severance of two times annualized base salary plus target annual cash incentive opportunity (at 100%) at the time of termination.

2016 Proxy Statement	47

In addition to the cash severance payments, all participants in the CIC Plan are entitled to receive the following at the time of termination:

•	Accrued base salary and pay in respect of earned but unused paid time off through the date of termination;
•	The average of the participant’s actual annual incentive compensation payments under the MICP for the three fiscal years prior to the fiscal year of termination or, if termination occurs on the last day of the fiscal year, the actual annual cash incentive compensation, if greater, less any amount contributed to the Mirror Savings Plan;
•	A lump sum payment in respect of additional paid time off, if any, under the Company’s paid time off policies;
•	A lump sum payment representing the incremental value of additional years of age and service credited to the executive (equal to the executive’s cash severance multiple) with respect to the BRP and Mirror Savings Plan, to the extent the executive participates in either of these plans;
•	A lump sum payment representing the Company-financed portion of the premium toward medical, dental and life insurance coverages for the number of years equal to the applicable cash severance multiple for the executive, grossed-up for federal income taxes; and
•	A lump sum payment of $25,000 toward outplacement and financial counseling services, and, to the extent applicable and allowable by law, reimbursement of legal fees and expenses incurred in defense of the executive’s rights under the plan.

Additionally, participants in the CIC Plan are eligible for up to one year of additional age and service credit for purposes of determining retiree eligibility under the Company’s medical, dental, life insurance, long term care insurance, and lifetime discount programs.

In addition to the benefits provided by the CIC Plan, some of the Company’s other plans and programs, such as the Company’s equity compensation plans, also include specific benefits payable to associates in the event of a change in control of the Company. The Company’s 2012 Long-Term Incentive Plan and 2014 Long-Term Incentive Plan provide that vesting of outstanding equity awards is accelerated if the participant’s employment is terminated as a result of an involuntary separation from service by the Company other than for Cause within two years of the occurrence of a change in control of the Company. For purposes of these plans, a change of control is defined as (i) the acquisition by a person or group of more than 50% of the total voting power of the Company’s common stock, (ii) the acquisition by a person or a group within a twelve-month period of 30% of the total voting power of the Company’s common stock or the replacement of a majority of the Board within a twelve-month period unless approved by a majority of the Board, or (iii) the acquisition by a person or group of 40% or more of the assets of the Company. The plans also provide for vesting acceleration of outstanding awards if the participant terminates employment with the Company for Good Reason within two years of the occurrence of a change in control of the Company. The definition of Good Reason under these plans is the same as the definition under the CIC Plan.

48	2016 Proxy Statement

	Base Salary ($)	Annual Cash Incentive ($)	Stock Options ($)	Restricted Stock ($)	Mirror Savings Plan ($)	Other ($)(1)	Excise Tax (Cutback) ($)	Total ($)
Myron E. Ullman, III
Involuntary Termination without Change in Control	0	0	0	0	359,720	129,808	0	489,528
Involuntary Termination with Change in Control	0	0	0	0	359,720	129,808	0	489,528
Death or Disability	0	0	0	5,078,184	359,720	129,808	0	5,567,712
Good Reason After Change in Control	0	0	0	0	359,720	129,808	0	489,528
Marvin R. Ellison
Involuntary Termination without Change in Control	2,800,000	7,344,067	0	12,370,360	0	219,706	0	22,734,133
Involuntary Termination with Change in Control	4,186,000	10,892,222	0	13,465,314	0	243,888	(98,032)	28,689,392
Death or Disability	0	2,444,067	0	3,620,364	0	145,856	0	6,210,287
Good Reason without Change in Control	2,800,000	7,344,067	0	12,370,360	0	219,706	0	22,734,133
Good Reason After Change in Control	4,186,000	10,892,222	0	13,465,314	0	243,888	(98,032)	28,689,392
Edward J. Record
Involuntary Termination without Change in Control	1,200,000	1,455,759	0	2,118,469	200,061	115,567	0	5,089,856
Involuntary Termination with Change in Control	2,392,000	2,670,197	0	2,853,519	230,741	151,776	(108,320)	8,189,913
Death or Disability	0	555,759	0	1,440,977	200,061	54,115	0	2,250,912
Good Reason After Change in Control	2,392,000	2,670,197	0	2,853,519	230,741	151,776	(108,320)	8,189,913
Brynn L. Evanson
Involuntary Termination without Change in Control	900,000	1,112,100	29,206	1,595,850	174,426	69,429	0	3,881,011
Involuntary Termination with Change in Control	1,794,000	1,993,956	29,206	1,360,027	174,426	72,099	(30,359)	5,393,355
Death or Disability	0	437,100	811	545,005	174,426	41,740	0	1,199,082
Good Reason After Change in Control	1,794,000	1,993,956	29,206	1,360,027	174,426	72,099	(30,359)	5,393,355
Janet M. Link
Involuntary Termination without Change in Control	750,000	813,893	0	438,302	70,649	63,903	0	2,136,747
Involuntary Termination with Change in Control	1,495,000	1,598,178	0	573,424	88,454	78,191	(53,672)	3,779,575
Death or Disability	0	251,393	0	292,469	70,649	24,519	0	639,030
Good Reason After Change in Control	1,495,000	1,598,178	0	573,424	88,454	78,191	(53,672)	3,779,575
Therace M. Risch
Involuntary Termination without Change in Control	900,000	787,830	0	679,413	0	33,775	0	2,401,018
Involuntary Termination with Change in Control	1,794,000	1,458,330	0	679,413	0	53,961	(159,203)	3,826,501
Death or Disability	0	112,830	0	28,309	0	0	0	141,139
Good Reason After Change in Control	1,794,000	1,458,330	0	679,413	0	53,961	(159,203)	3,826,501

(1)	The amounts shown in this column include amounts payable with respect to health and life insurance, financial counseling and outplacement, and vacation, as applicable.

2016 Proxy Statement	49

DIRECTOR COMPENSATION FOR FISCAL 2015

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)(2)	Total ($)
Colleen C. Barrett(3)	86,250	150,000	0	0	236,250
Thomas J. Engibous(4)	14	281,168	0	10,000	291,182
Kent B. Foster(5)	22,500	0	0	10,000	32,500
Amanda Ginsberg(6)	43,167	129,512	0	0	172,679
B. Craig Owens(7)	70,000	150,000	0	10,000	230,000
Leonard H. Roberts(8)	90,000	150,000	0	10,000	250,000
Stephen I. Sadove(9)	70,000	150,000	0	10,000	230,000
Javier G. Teruel(10)	14	234,986	0	0	235,000
R. Gerald Turner(11)	75,000	150,000	0	10,000	235,000
Ronald W. Tysoe(12)	85,000	150,000	0	10,000	245,000
Mary Beth West(13)	21,250	0	0	0	21,250

(1)	Each non-employee director receives an annual stock grant consisting of a number of restricted stock units having a market value nearest to $150,000. For fiscal 2015, the number of units was determined by dividing $150,000 by the closing price of Company common stock on the date of grant (rounded to the nearest whole unit). The amounts shown in this column include the fair value of the annual stock award for fiscal 2015, which was based on the closing price of JCPenney common stock on the date of grant, which was $8.66. The date of grant of the annual stock grant to non-employee directors is the third trading date following the Company’s Annual Meeting of Stockholders.
(2)	Includes the value of Company matching contributions under the Directors’ Matching Fund. Under this program, directors may request the Company to match dollar-for-dollar their personal charitable contributions up to $10,000 per fiscal year.
(3)	Ms. Barrett had 75,646 stock awards, consisting of 71,564 restricted stock unit awards and 4,082 restricted stock awards, outstanding as of January 30, 2016.
(4)	Mr. Engibous has elected to receive 100 percent of his cash retainers in shares of Company common stock. The amount shown in the Stock Awards column includes the fair value of stock received in lieu of cash. Fractional shares are paid out in cash. Mr. Engibous had 83,884 stock awards, consisting of 71,564 restricted stock unit awards and 12,320 restricted stock awards, outstanding as of January 30, 2016.
(5)	Mr. Foster had 66,563 stock awards, consisting of 54,243 restricted stock unit awards and 12,320 restricted stock awards, outstanding as of May 15, 2015, the day on which he retired from the Board.
(6)	Ms. Ginsberg had 15,345 restricted stock unit awards outstanding as of January 30, 2016. Ms. Ginsberg became a director on July 21, 2015 and received an award of restricted stock units that represented a pro-rata amount of the 2015 annual equity award using the closing price of JCPenney common stock on the date of grant, which was $8.44.
(7)	Mr. Owens had 30,124 restricted stock unit awards outstanding as of January 30, 2016.
(8)	Mr. Roberts had 81,323 stock awards, consisting of 71,564 restricted stock unit awards and 9,759 restricted stock awards, outstanding as of January 30, 2016.
(9)	Mr. Sadove had 45,328 restricted stock unit awards outstanding as of January 30, 2016.
(10)	Mr. Teruel has elected to receive 100 percent of his cash retainers in shares of Company common stock. The amount shown in the Stock Awards column includes the fair value of stock received in lieu of cash. Fractional shares are paid out in cash. Mr. Teruel had 67,061 restricted stock unit awards outstanding as of January 30, 2016.
(11)	Dr. Turner had 86,384 stock awards, consisting of 71,564 restricted stock unit awards, 13,220 restricted stock awards and 1,600 option awards outstanding as of January 30, 2016.
(12)	Mr. Tysoe had 43,469 restricted stock unit awards outstanding as of January 30, 2016.
(13)	Ms. West had 53,402 restricted stock unit awards outstanding as of May 15, 2015, the day on which she resigned from the Board.

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Cash Retainers and Stock Award

Directors who are Company associates do not receive directors’ fees. The Corporate Governance Committee has the responsibility for recommending to the Board the appropriate compensation for non-employee directors. The Corporate Governance Committee conducts periodic reviews to assure that non-employee directors are being fairly and reasonably compensated in relation to comparable U.S. companies and did not make any changes in director compensation in fiscal 2015. Non-employee directors receive the following compensation:

•	An annual cash retainer of $70,000;
•	An annual award of restricted stock units with a market value at the time of grant of $150,000;
•	An annual cash retainer of $20,000 for the chairs of the Audit Committee and the Human Resources and Compensation Committee;
•	An annual cash retainer of $15,000 for the chairs of the Corporate Governance Committee and the Finance and Planning Committee;
•	An annual cash retainer of $25,000 for the Lead Independent Director;
•	An annual cash retainer of $100,000 for a Non-Executive Chairman of the Board; and
•	An annual cash retainer of $5,000 for directors who are Representatives under an Indemnification Trust Agreement among the Company, its wholly owned subsidiary, J. C. Penney Corporation, Inc., and JPMorgan Chase Bank, as trustee (currently Directors Barrett, Engibous and Turner).

Director compensation covers the period from June 1 to May 31 following the election of directors at the annual meeting in May. The cash retainers are payable quarterly. Non-employee directors are reimbursed for expenses incurred for attending any meeting which they attend in their official capacities as directors. Director equity awards are required to be held until the director’s service ends.

Election to Receive Common Stock; Deferral

Directors may elect to receive all or a portion of their cash retainers in Company common stock. Two directors elected to receive all or part of their fiscal 2015 cash retainers in Company common stock. A director may also elect to defer payment of all or part of their cash retainers under the terms of a deferred compensation plan for directors. No current director has elected such deferral.

Directors’ Charitable Award Program

The Directors’ Charitable Award Program was frozen by the Board in 2000. Two of the current directors participate in the program. The Charitable Award Program was designed to acknowledge the service of directors and to recognize the mutual interest of directors and the Company in supporting worthy charitable and educational institutions. Pursuant to the Charitable Award Program, the Company has purchased joint life insurance policies on groups of directors (in the event of an uneven number of directors, a single life policy was purchased). Each group generally consists of two directors with the Company named as the beneficiary of each joint life policy. With respect to each group, the Company will receive a $1,000,000 death benefit upon the death of the second director of the group. The Company in turn has informally agreed to donate a total of $1,000,000 to one or more charitable organizations as recommended by the individual directors. The Company will donate $500,000 upon the earlier of (i) five years after the date of death of the first director of the group to die or (ii) the death of the second director of the group. The Company will donate an additional $500,000 upon the death of the second director of the group. Because all charitable deductions accrue solely to the Company, the individual directors derive no financial benefits from this program.

Directors’ Matching Fund

Members of the Board may be involved with charitable organizations to which they provide support in the form of personal charitable contributions. As with the Charitable Award Program, the Company has established

2016 Proxy Statement	51

the Directors’ Matching Fund to benefit and recognize the mutual interest of directors and the Company in supporting worthy charitable and educational institutions. Under the Directors’ Matching Fund, directors may request the Company to match dollar-for-dollar their personal charitable contributions up to $10,000 per fiscal year. All or part of the matching contributions may be allocated to one or several organizations that have been determined to be charitable organizations under Section 501(c)(3) of the Code or that are a political subdivision of the state. Matches may only be made on personal gifts that have been paid within that fiscal year, not pledged.

52	2016 Proxy Statement

AUDIT FUNCTION

Report of the Audit Committee

Composition and Qualifications

The Audit Committee of the Board is composed of four independent directors and operates under a written charter, in accordance with applicable rules of the SEC and the NYSE. The Corporate Governance Committee and the full Board considers membership for the Audit Committee annually. The current members of the Audit Committee are B. Craig Owens, Stephen I. Sadove, Javier G. Teruel and Leonard H. Roberts, who serves as its Chair. The Board of Directors has determined that each member is “financially literate” and qualifies as an “audit committee financial expert,” as those terms are defined by the NYSE and the SEC.

Purpose

The purpose of the Audit Committee is to assist the Board in monitoring: (i) the Company’s accounting and financial reporting processes, including internal control over financial reporting; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independence and qualifications of the Company’s independent auditor; and (iv) the performance of the Company’s internal auditors and independent auditor.

Responsibilities

Management is responsible for maintaining adequate internal control over financial reporting. KPMG LLP is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with U.S. generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also solely responsible for the selection and termination of the Company’s independent auditor, including the approval of audit fees and non-audit services provided by and fees paid to the independent auditor.

Review of Financial Information

In this context, the Audit Committee has met and held discussions with management of the Company, who represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited consolidated financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and KPMG LLP’s evaluation of the Company’s internal control over financial reporting with both management and the independent auditor. The Audit Committee also discussed with the independent auditor the matters required to be discussed by the Statement on Auditing Standard No. 16 (Communications with Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditor its independence. The Audit Committee also participated in the certification process relating to the filing of certain reports pursuant to the Exchange Act.

Inclusion of Consolidated Financial Statements in Form 10-K

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 30, 2016 for filing with the SEC.

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Independent Auditor

The Audit Committee also recommends that the Company’s stockholders ratify KPMG LLP as the Company’s independent auditor for the 2016 fiscal year.

Audit Committee

Leonard H. Roberts, Chair	Stephen I. Sadove
B. Craig Owens	Javier G. Teruel

Audit and Other Fees

The following table presents fees for professional services rendered by KPMG LLP:

	Fiscal 2014	Fiscal 2015
Audit Fees(1)	$3,705,440	$3,716,000
Audit-Related Fees(2)	264,000	114,000
Total Audit and Audit-Related Fees	$3,969,440	$3,830,000
Tax Fees
Tax Compliance Fees(3)	$140,192	$43,800
Tax Planning and Advice Fees	—	—
All Other Fees(4)	—	$200,000
Total Fees(5)	$4,109,632	$4,073,800

(1)	Audit fees include fees for the audits of the Company’s annual consolidated financial statements, for professional services rendered for the audits of internal control over financial reporting, for quarterly reviews and for review of SEC filings and other related matters.
(2)	Audit-related fees in fiscal 2014 were for certain employee benefit plan audits and the audit of financial statements of a related entity. Audit-related fees in fiscal 2015 were for review of internal controls in connection with the adoption of the 2013 Committee of Sponsoring Organizations of the Treadway Commission internal control framework and the audit of financial statements of a related entity.
(3)	Tax compliance fees consist of fees for services related to international tax matters, entry into a joint venture, transfer pricing, capitalization of costs related to store remodel programs, sales tax and Section 382 ownership change testing.
(4)	Other fees consist of engagement to assist with purchase of group annuity contract for transfer of a portion of obligations and assets of the Company’s Primary Pension Plan.
(5)	All fees were pre-approved by the Audit Committee.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee must approve any fee for services to be performed by the Company’s independent auditor in advance of the service being performed. For proposed projects using the services of the Company’s independent auditor that are expected to cost over $200,000, or 5% of the auditor’s fee for the preceding year, whichever is lower, the Audit Committee will be provided information to review and must approve each project prior to commencement of any work. For proposed projects using the services of the Company’s independent auditor that are expected to cost $200,000 or less, or less than 5% of the auditor’s fee for the preceding year, whichever is greater, the Audit Committee will be asked to review and approve a maximum amount for certain services, which may include services in any one or more of the following categories: (a) audit fees; (b) audit-related fees; (c) tax fees; and (d) all other fees for any services allowed to be performed by the independent auditor. If additional amounts are needed, the Audit Committee must approve the increased amounts prior to the previously approved maximum being reached and before the work may continue. Approval by the Audit Committee may be made at its regularly scheduled meetings or otherwise, including by telephonic or other electronic communications. The Company will report the status of the various types of approved services and fees, and cumulative amounts paid and owed, to the Audit Committee on a periodic basis as appropriate.

54	2016 Proxy Statement

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

KPMG LLP, independent certified public accountants, member of the SEC Practice Section of the AICPA Division for CPA firms, and registrant with the Public Company Accounting Oversight Board, has been the auditor of the Company’s consolidated financial statements since 1916. Its appointment as the Company’s independent auditor for the fiscal year ending January 28, 2017 has been approved by the Audit Committee of the Board. Stockholder ratification of such appointment is requested.

It is anticipated that a representative of KPMG LLP will attend the meeting, will be available to respond to appropriate questions, and will have an opportunity to make a statement should he or she so desire.

The Board recommends a vote FOR the ratification of the appointment of KPMG LLP.

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EQUITY COMPENSATION PLAN(S) INFORMATION

The following table shows the number of options and other awards outstanding as of January 30, 2016 under the J. C. Penney Company, Inc. 2014 Long-Term Incentive Plan (the 2014 Plan) and subsequent plans, as well as the number of shares remaining available for grant under the 2014 Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	25,202,478	(1)	24.11	(2)	11,531,742	(3)
Equity compensation plans not approved by security holders	1,636,516	(4)	8.35	(5)	—
Total	26,838,994		24.04	(6)	11,531,742

(1)	Includes 11,727,579 restricted stock units.
(2)	Represents the weighted-average exercise price of outstanding stock options only. The weighted-average remaining term is 5.99 years.
(3)	At the May 16, 2014 Annual Meeting of Stockholders, our stockholders approved the 2014 Plan, which has a fungible share design in which each stock option counts as one share issued and each stock award counts as two shares issued. The 2014 Plan reserved 16,000,000 shares or 32,000,000 options for issuance to associates and non-employee directors. In addition, shares underlying any outstanding stock award or stock option grant from prior plans that are canceled prior to vesting or exercise become available for use under the 2014 Plan. No shares remain available for future issuance from prior plans.
(4)	On May 20, 2014, the Company made an inducement equity award of 223,964 restricted stock units to our Chief Financial Officer, Edward J. Record, which vested one-third on May 20, 2015, and will vest one-third on May 20, 2016 and May 20, 2017. On November 17, 2014, the Company made an inducement equity award of 2,066,116 restricted stock units to our Chief Executive Officer, Marvin R. Ellison, which vested one-third on November 17, 2015, and will vest one-third on November 17, 2016 and November 17, 2017. On June 11, 2015, the Company made an inducement equity award of 78,358 stock options and 31,437 restricted stock units to our Chief Accounting Officer, Andrew S. Drexler, which vest one-third on June 11, 2016, June 11, 2017 and June 11, 2018.
(5)	Represents the weighted-average exercise price of outstanding stock options only. The weighted-average remaining term is 9.37 years.
(6)	Represents the weighted-average exercise price of outstanding stock options only. The weighted-average remaining term is 6 years.

On March 3, 2016, the Company made an annual grant of stock options and restricted stock unit awards covering 3,740,605 shares of common stock under the 2014 Plan.

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Historical Equity Award Data

The table below sets forth the Company’s burn rate for each of the last three fiscal years and the three-year average burn rate. Burn rate is calculated as (i) the number of stock options and time-based restricted stock units (TBRSUs) granted, plus (ii) the number of performance-based restricted stock units (PBRSUs) earned, divided by (iii) the weighted average basic common shares outstanding in the year indicated.

Fiscal Year	(a) Options Granted		(b) TBRSUs Granted	(c) PBRSUs Earned		(d) = (a) : (c) Total Granted/ Earned	(e) Weighted Average Basic Common Shares Outstanding	(d) ÷ (e) Burn Rate
2015	5,118,462		3,428,793	1,683,266		10,230,521	305,948,750	3.34%
2014	0	(1)	6,289,313	496,710		6,786,023	305,181,831	2.22%
2013	3,448,316		971,089	111,987	(2)	4,531,392	249,294,889	1.82%
							3-Year Average 2.46%

(1)	Excludes 2,506,990 performance-contingent stock options which had not been earned as of January 30, 2016.
(2)	Excludes 36,615 earned PBRSUs that were settled in cash.

If the three-year average burn rate were calculated in option-equivalents with one TBRSU or PBRSU treated as equivalent to 1.5 options, the three-year average would be 3.18%, as shown in the table below.

Fiscal Year	(a) Options Granted		(b) TBRSUs Granted	(c) PBRSUs Earned		(d) = (a) + [(b) + (c)]x1.5 Total Granted/ Earned	(e) Weighted Average Basic Common Shares Outstanding	(d) ÷ (e) Burn Rate
2015	5,118,462		3,428,793	1,683,266		12,786,551	305,948,750	4.18%
2014	0	(1)	6,289,313	496,710		10,179,035	305,181,831	3.34%
2013	3,448,316		971,089	111,987	(2)	5,072,930	249,294,889	2.03%
							3-Year Average 3.18%

(1)	Excludes 2,506,990 performance-contingent stock options which had not been earned as of January 30, 2016.
(2)	Excludes 36,615 earned PBRSUs that were settled in cash.

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PROPOSAL 3 — APPROVAL OF 2016 LONG-TERM INCENTIVE PLAN

Introduction.

The Board has adopted, subject to stockholder approval, the J. C. Penney Company, Inc. 2016 Long-Term Incentive Plan, to be effective May 20, 2016 (the 2016 Plan). The principal features of the 2016 Plan are summarized below, but such description is qualified in its entirety by reference to the full text of the 2016 Plan which is included as Annex A to this Proxy Statement. All capitalized terms not defined in this Proposal 3 will have the meanings set forth in Annex A to this Proxy Statement.

The 2016 Plan is intended to provide long-term incentives to associates and non-associate directors of the Company in order to align the interests of such associates and non-associate directors with those of the Company’s stockholders, to motivate associates to achieve business objectives promoting the long-term growth, profitability and success of the Company, and to assist the Company in retaining and attracting the best associates and non-associate directors in retail.

The 2016 Plan will be administered by, or under the direction of, a committee of the Board constituted in such a manner as to comply at all times with Rule 16b-3 or any successor rule promulgated by the SEC under the Exchange Act, as in effect from time to time, and Section 162(m) of the Internal Revenue Code (the Code). The Board has designated the Human Resources and Compensation Committee of the Board as the plan committee (the Plan Committee).

The 2016 Plan allows for grants of stock options, stock appreciation rights (SARs) and stock awards (collectively, Equity Awards) and cash incentive awards (together with Equity Awards, Awards) to associate participants and Equity Awards to non-associate director participants. Under the 2016 Plan, Awards to associate participants may be subject to conditions such as continued employment, qualifying termination, passage of time and/or satisfaction of performance criteria as specified in the 2016 Plan or set by the Plan Committee.

The Board recommends a vote FOR the proposal to approve the 2016 Plan.

Principal Features of the 2016 Plan.

General.  The principal features of the 2016 Plan are:

•	Fungible share design in which each stock option and SAR will count as one share issued and each stock award, including restricted stock and restricted stock units, will count as 1.6 shares issued;
•	Reserves a total of 12,250,000 shares of common stock or 19,600,000 options for use under the 2016 Plan;
•	Minimum one-year vesting for restricted stock and stock unit awards except in certain limited situations;
•	Annual limit on Equity Awards granted to each non-associate director of $500,000 based on grant date fair value;
•	Performance Awards are to be tied to Performance Goals to be set by the Plan Committee;
•	Independent administration of the 2016 Plan by the Plan Committee;
•	Limits Incentive Stock Options (ISOs) to no more than 19,600,000 options;
•	Limits performance-based cash incentive awards to any participant in any calendar year to the product of $2,000,000 and the number of years in the performance cycle;
•	Limits stock option and SAR awards to any one participant to no more than 4,000,000 options during any fiscal year;
•	Limits performance-based Equity Awards to any one participant to no more than 3,000,000 shares during any fiscal year;
•	Provides that shares subject to Awards under the 2016 Plan or under prior plans that are cancelled or forfeited, or terminate, lapse or expire for any reason, or settle without full delivery of the shares of common stock underlying such Award, may again be available for issuance;

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•	Prohibits repricing, exchange and buyout of stock options and SARs without prior approval of stockholders; and
•	Option and SAR terms may not exceed 10 years from the date of grant, except in certain limited circumstances.

Associate Participants.

General.  Associate participants in the 2016 Plan are generally to be selected management employees of the Company and its subsidiaries as determined by the Plan Committee. Currently, it is anticipated that approximately 600 associates will be eligible to participate.

Stock Options.  Option grants will generally be made in amounts based on an associate participant’s position, responsibilities or salary and such other factors as the Plan Committee may deem relevant. An associate participant may receive one or more option grants and may receive Non-Qualified Stock Options (NSOs) and ISOs, as determined by the Plan Committee. It is currently expected that the Stock Option portion of any Award will be delivered in NSOs which will vest over a three-year period.

Price.  The option price under each option may not be less than 100% of the fair market value of JCPenney common stock on the date of grant, which is the closing price of JCPenney common stock on the NYSE on the applicable date. The closing price of JCPenney common stock on March 21, 2016, as reported on the NYSE, was $11.53 per share. The exercise price of the shares as to which a Stock Option is exercised may be paid in cash, with shares of JCPenney common stock already owned by the associate or through withholding of shares that would otherwise be received as a result of the Stock Option exercise.

Stock Awards.  The Plan Committee may award shares of common stock or stock units to such associate participants and on such bases as it may determine. The Plan Committee may determine the types of awards made, the number of shares, and any other terms, conditions or restrictions relating to the awards, as it may deem appropriate.

Stock Appreciation Rights.  SARs may be granted to such associate participants and on such terms and conditions as the Plan Committee may determine and may be granted independently or in tandem with related awards or options, either concurrently with or after the related award or option date. A SAR will generally entitle an associate participant to receive the number of shares of JCPenney common stock equal in value to the excess of the fair market value of each share of JCPenney common stock covered by the SAR on the date of exercise over the exercise price of the SAR, but may, at the discretion of the Plan Committee, be settled in cash.

Cash Incentive Awards.  The Plan Committee may also grant cash incentive awards to such associate participants on such terms and conditions as it may determine. Cash incentive awards are annual or long-term performance-based awards expressed in U.S. dollars.

Performance-Based Awards.  Any Award granted pursuant to the 2016 Plan may be made in the form of a performance-based Award. Performance-based Awards are made based on the measurement of performance against certain Performance Goals over a Performance Period. The Plan Committee may use one or more of several business criteria for the purpose of establishing a Performance Goal, including:

Earnings Per Share;

Total Stockholder Return;

Operating Income;

Net Income;

Cash Flow;

Gross Profit;

Gross Profit Return on Investment (or Inventory);

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Return on Equity;

Return on Capital;

Sales;

Revenues;

Gross Margin;

Gross Margin Return on Investment (or Inventory);

Earnings Before Interest, Taxes, Depreciation and Amortization;

Earnings Before Interest and Taxes; and

Operating Profit.

The Plan Committee may establish any special adjustments in calculating whether Performance Goals have been met including taking into consideration the effect of any event not directly related to the operations of the Company or not within the reasonable control of management. These Performance Goals are intended to comply with Section 162(m) of the Code regarding the deductibility of executive compensation. A performance-based award may not have a vesting period of less than one year and a performance-based cash incentive award may not have a Performance Period of less than one year.

Terms of Options and SARs.  An option or SAR granted under the 2016 Plan will become exercisable on such terms and at such times as the Plan Committee may determine. In the event of employment termination due to death, disability, retirement, or other circumstances, as deemed appropriate by the Plan Committee, the 2016 Plan authorizes post-termination exercise periods, but not beyond the options’ or SARs’ original expiration date. In no event may an ISO be exercised more than 10 years after its grant date. Generally, an NSO and a SAR may not be exercised more than 10 years after its grant date, or such shorter time period as determined by the Plan Committee.

Transferability.  No unearned Stock Award or vested or unvested Stock Option, or any portion thereof, may be assigned or transferred except by will or the laws of descent or distribution, or by such other means as the Plan Committee, in its discretion, may approve. No Stock Option or SAR shall be exercisable during the associate participant’s lifetime except by the associate participant or the associate participant’s guardian or legal representative, or other third party, as the Plan Committee may determine.

Deferral.  Unless specifically provided for in the Award Notice or the determination of the Plan Committee, no Equity Award shall provide any feature for the deferral of compensation as defined by Treasury Regulation section 1.409A-1(b). Any deferral will be for such period and in accordance with the terms and conditions as the Plan Committee may determine and must be in compliance with Code Section 409A. The terms and conditions applicable to such deferral and the terms and conditions evidencing compliance with Code Section 409A shall be set forth in the Award Notice or the determinations. The method of payment for, and type and character of, any Award may not be altered by any deferral unless specifically permitted under Code Section 409A and the Treasury Regulations thereunder.

Term of Plan.  The 2016 Plan will terminate on May 31, 2021. After this date, no Awards may be made under the 2016 Plan and any Performance Goal may be deemed to have been met on such terms as the Plan Committee may determine at the time of grant.

Change in Control.  Upon an involuntary termination of an associate participant’s employment within two years following a Change in Control, the associate participant shall have the right to exercise any and all Stock Options and SARs held by such associate participant, and all Stock Awards held by such associate participant shall immediately vest, be deemed to have been earned and any Performance Goal for the then applicable Performance Period met, on such terms and conditions as may be determined by the Plan Committee at the time of the grant or award. The Plan Committee has the discretion on a Change in Control to terminate the 2016 Plan and distribute amounts that were vested as of the effective date of the Change in Control within 12 months of the Change in Control event.

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Federal Income Tax Consequences.

The following discussion summarizes the United States federal income tax consequences under current federal tax law generally arising with respect to awards granted under the 2016 Plan. This summary is not intended to be exhaustive and the exact tax consequences to any participant will depend on various factors and the participant’s particular circumstances. This summary is based on present laws, regulations and interpretations and is not a complete description of federal tax consequences. This summary of federal tax consequences may change in the event of a change in the Code or regulations thereunder or interpretations thereof. We urge participants in the 2016 Plan to consult their tax advisors with respect to any state, local and foreign tax considerations or particular federal tax implications of awards made under the 2016 Plan prior to taking action with respect to an award. The 2016 Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.

Non-Qualified Stock Options.  An associate participant will not be subject to tax at the time an NSO is granted, and no tax deduction is then available to the Company. On the exercise of an NSO, the associate participant will realize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. The Company will generally be entitled to deduct an amount equal to the ordinary income realized by the associate participant in the Company’s tax year in which the associate participant realizes the ordinary income. On disposition of shares acquired on exercise, appreciation or depreciation after the date of exercise will generally be treated by the associate participant as a capital gain or loss, as applicable.

Incentive Stock Options.  An associate participant will not be subject to regular income tax at the time an ISO is granted or exercised, and no tax deduction is then available to the Company; however, the associate participant may be subject to the alternative minimum tax, or AMT, on the excess of the fair market value of the shares received on exercise of the ISO, or the ISO Shares, over the exercise price. On disposition of ISO Shares, the associate participant will generally recognize capital gain or loss in an amount equal to the difference between the exercise price and the sale price, as long as the participant has not disposed of the shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”) and has been employed by the Company or a subsidiary at all times from the grant date until the date three months before the date of exercise (one year in the case of disability).

If the associate participant disposes of the ISO Shares in a disqualifying disposition, the participant will recognize ordinary income equal to the excess of the fair market value of the ISO Shares on the date the ISO is exercised over the exercise price with any remaining gain or loss being treated as capital gain or loss, respectively. The Company is not entitled to a tax deduction on either the exercise of an ISO or on disposition of the ISO Shares acquired pursuant to the exercise of an ISO, except to the extent that the participant recognizes ordinary income on disposition of the shares. If in the event an option intended to be an ISO fails to qualify as an ISO, for example if the associate participant does not satisfy both the employment requirements in connection with the exercise of the ISO and the holding period requirement, the ISO will be taxed as an NSO as described above.

Payment of the Exercise Price with Stock.  If an associate participant surrenders common stock that the associate participant already owns as payment for the exercise price of a stock option, the associate participant will not recognize gain or loss as a result of the surrender, except under certain circumstances related to the surrender of ISO Shares for which the holding period requirement has not been satisfied. The number of shares received on exercise of the option equal to the number of shares surrendered will have a tax basis equal to the tax basis of the surrendered shares. The holding period for those shares will include the holding period for the shares surrendered. The remaining shares received will have a basis equal to the amount includible in the associate participant’s taxable income on receipt of such shares. The associate participant’s holding period for the remaining shares will commence on the date of exercise.

Stock Awards.  An associate participant will be taxed on the fair market value of the shares of common stock in the taxable year in which the grant occurs, unless the underlying shares are substantially nonvested (i.e. both

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nontransferable and subject to a substantial risk of forfeiture). An associate participant who wishes to recognize income with respect to substantially non-vested shares in the taxable year in which the grant occurs may, however, do so by making a special election, a so-called Section 83(b) Election, to pay tax in the year the grant is made. An associate participant who is subject to Section 16(b) of the Exchange Act who receives stock will recognize ordinary income equal to the fair market value of the shares of stock received at the later of (i) the applicable date, or (ii) the earlier of: (a) the date on which the shares are transferable, or (b) the date on which the restrictions lapse, unless the associate participant makes a Section 83(b) Election to report the fair market value of such shares received as ordinary income in the taxable year of receipt. The Company may deduct an amount equal to the income recognized by the associate participant, provided that the associate participant’s compensation is within the statutory limitations of Section 162(m) of the Code. On the sale or disposition of shares of stock, an associate participant will recognize taxable income equal to the difference between the amount realized by the associate participant on the disposition of the stock and the associate participant’s basis in the stock. The basis of the restricted shares will be equal to the fair market value of the shares of stock on the date the associate participant recognizes ordinary income as described above. The gain or loss will be taxable to the associate participant as a capital gain or deductible by the associate participant as a capital loss (either short-term or long-term, depending on the holding period of the stock), provided that the associate participant held the stock as a capital asset.

Restricted Stock Unit Awards.  An associate participant will not be subject to tax at the time a restricted stock unit is granted, and no tax deduction is then available to the Company. On vesting of the restricted stock unit, an associate participant will generally realize ordinary income equal to the value of the shares of common stock or cash received. The basis of any shares delivered in payment for restricted stock units will be equal to the fair market value of the shares on the date the associate participant recognizes ordinary income as described above. The Company may deduct an amount equal to the income recognized by the associate participant, provided that the associate participant’s compensation is within the statutory limitations of Section 162(m) of the Code.

Stock Appreciation Rights and Other Stock-Based Awards.  An associate participant will not be subject to tax at the time a SAR is granted, and no tax deduction is then available to the Company. On exercise of a SAR, the associate participant will generally realize ordinary income equal to the value of the shares of common stock or cash received. The Company may deduct an amount equal to the income recognized by the associate participant, provided the associate participant’s compensation is within the statutory limitations of Section 162(m) of the Code.

Performance Awards.  In order for an award granted under the 2016 Plan to qualify as performance-based awards under Section 162(m) of the Code, the grant or vesting of the award must be subject to the achievement of performance goals based on the attainment of specified levels of one or more performance measures, as specified in the 2016 Plan. Performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated and may be based on or adjusted for any other objective goals, events or occurrences established by the Plan Committee for a performance period. Such performance measures may be particular to a line of business, subsidiary or other unit or may be based on the performance of the Company generally.

Section 162(m) of the Code.

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid to its covered employees as defined in Section 162(m) of the Code to the extent such compensation exceeds $1,000,000 in any tax year; however, compensation that qualifies as “performance-based compensation” is excluded from this $1,000,000 deduction limit and therefore remains fully deductible by the company. The Company intends that options and SARs granted with an exercise price at least equal to 100% of the fair market value of the underlying shares of common stock of the Company at the date of grant to associates the Plan Committee expects to be named executive officers at the time a deduction arises in connection with these options, qualify as “performance-based compensation.” It is also the intent of the Company that performance-

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based Awards to associates the Plan Committee expects to be named executive officers at the time a deduction arises in connection with these Awards, qualify as “performance-based compensation.” While the Company understands that stock awards or restricted stock unit awards that vest solely on the passage of time will be subject to the deduction limitations of Section 162(m), the Company reserves the right to make grants that do not qualify for the performance exception, and the Company’s tax deductions for those grants may be limited or eliminated as a result of the application of Section 162(m).

Section 409A of the Code.

For associate participants who are “key employees,” as defined in Code Section 409A and regulations promulgated under that Section, distributions of certain deferral amounts may occur no earlier than six months following the key employee’s separation from service from the Company. It is the intent of the Company that no awards under the 2016 Plan be subject to Section 409A of the Code unless and to the extent that the Plan Committee specifically determines otherwise. The terms and conditions of any award that the Plan Committee determines will be subject to Section 409A will be set forth in the applicable Award Notice and will be designed to comply in all respects with Section 409A. If the award fails to comply with the applicable requirements of Section 409A, the deferred compensation for the year in which the failure to comply with Section 409A occurs and for all preceding taxable years under the award and any other plan or arrangement required to be aggregated with the award may be includible in the participant’s gross income for the taxable year in which the failure occurs, to the extent such amounts are not subject to a substantial risk of forfeiture and have not previously been included in the participant’s gross income. The amounts so included are also subject to an additional income tax equal to twenty percent of the amount required to be included in gross income and to interest equal to the underpayment rate specified by the IRS plus one percentage point, on the underpayments of income tax that are deemed to have occurred because the compensation was not included in income for the taxable year when it was first deferred, or if later, when the compensation was no longer subject to a substantial risk of forfeiture.

Non-Associate Director Participants.

General.  Each director who is presently not an employee of the Company (Non-Associate Director) will generally be awarded an annual Equity Award in an amount which the Board determines and pursuant to such terms, conditions and restrictions as determined by the Board. Annual Equity Awards granted to each Non-Associate Director may not exceed $500,000 based on grant date fair value. Currently, there are nine Non-Associate Directors eligible to participate in the 2016 Plan. An initial grant will also automatically be granted to each new Non-Associate Director participant on his or her first being elected as a director in a pro rata amount of the annual Equity Award for that year, based on the date of election.

Non-Transferability.  A Non-Associate Director participant may not transfer, sell, assign, pledge or otherwise encumber or dispose of any shares of common stock received in connection with an annual Equity Award while serving as a director.

Federal Income Tax Consequences.  The federal income tax implications for Non-Associate Director participants are substantially similar to those for associate participants, except that Non-Associate Director participants may not receive ISOs or cash incentive awards. Any election to defer compensation and any election to defer distributions will be made in compliance with Code Section 409A, if applicable.

Miscellaneous.

The Board may amend the 2016 Plan from time to time as it deems advisable and may terminate the 2016 Plan at any time. Amendments to increase the total number of shares of the common stock reserved under the 2016 Plan or that otherwise constitute material changes to the 2016 Plan under applicable tax or securities laws or the listing standards of the NYSE require stockholder approval. Except as otherwise provided in or permitted by the

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2016 Plan or by the terms, if any, of an Award under the 2016 Plan, no termination or amendment of the 2016 Plan or change in the terms of an outstanding Award may adversely affect the rights of the holder of any Award without the consent of the holder. If the 2016 Plan is approved by stockholders, no further awards will be granted under any prior plan after the effective date of the 2016 Plan.

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PROPOSAL 4 — APPROVAL OF 2016 EMPLOYEE STOCK PURCHASE PLAN

Introduction.

The Board has adopted, subject to stockholder approval, the J. C. Penney Company, Inc. 2016 Employee Stock Purchase Plan, to be effective May 20, 2016 (the ESPP). The principal features of the ESPP are summarized below, but such description is qualified in its entirety by reference to the full text of the ESPP which is included as Annex B to this Proxy Statement. All capitalized terms not defined in this Proposal 4 will have the meanings set forth in Annex B to this Proxy Statement.

The Board believes that the ESPP would be a key benefit to associates and an important component of our efforts to attract and retain talent. The ESPP would also provide a convenient way for our associates to purchase shares of the Company’s common stock, which would give associates a vested interest in our success and align their interests with those of our stockholders.

The Board recommends a vote FOR the proposal to approve the ESPP.

Principal Features of the ESPP.

The ESPP is a broad-based plan that allows associates to purchase shares of the Company’s common stock at a 15% discount, measured at the end of each three month offering period, through payroll deductions. The ESPP is open to each associate of the Company and its participating subsidiaries who works for the Company or any participating subsidiary, has completed at least six months of continuous employment with the Company or a participating subsidiary and is eligible for health and welfare benefits. Associates must also be actively employed on the last day of the offering period to purchase shares under the ESPP. Participation in the ESPP is voluntary. Currently, it is anticipated that approximately 37,400 associates will be eligible to participate.

The number of shares of JCPenney common stock reserved for issuance under the ESPP is 15,000,000 shares of common stock. If at any time the number of shares remaining available for purchase under the ESPP is not sufficient to satisfy all then outstanding purchase rights, the available shares will be apportioned among all participants on an equitable basis. As of March 21, 2016, the closing price of JCPenney common stock, as reported on the NYSE, was $11.53 per share.

The ESPP provides four three-month offering periods per year, beginning on January 1, April 1, July 1 and October 1. Associates may participate in one or more offering periods. Associates fund their purchases through voluntary payroll deductions that accumulate, without interest, in accounts maintained in the associate’s name. At the end of each offering period, the amount credited to the associate’s account is applied to the purchase of shares of JCPenney common stock at a price equal to 85% of the closing stock price on the last business day of the offering period. Shares purchased under the ESPP will have the same rights as all other shares of JCPenney common stock.

There are certain limitations as to how many shares an associate may purchase:

•	An associate may not elect to make payroll deductions exceeding 10% of his or her eligible earnings;
•	An associate who owns, or would own after an ESPP purchase, 5% or more of the Company’s total outstanding shares of common stock, including options to purchase stock as a result of ESPP participation, cannot enroll in the ESPP, or, if already enrolled, will be automatically withdrawn from the ESPP;
•	An associate may not purchase shares under the ESPP with a fair market value (based on the closing stock price on the first day of each offering period) of more than $25,000 in a given calendar year; and
•	An associate may not purchase more than 1,000 shares during any offering period.

The ESPP will be administered by the Board (or its designee). In the event of any stock dividend, stock split, recapitalization or other change in the capital structure of the Company, the Board may make appropriate adjustments in the number and kind of shares subject to the ESPP, the maximum number of shares that may be delivered under the

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ESPP, and the selling price and any other relevant provision of the ESPP. The Board or its designee has the right to interpret the provisions of the ESPP and to make all rulings or interpretations regarding the ESPP.

Miscellaneous.

The Board or its designee may, at any time, amend the ESPP in any respect. The Company’s stockholders must approve any amendment that would increase the total number of shares that may be issued under the ESPP (other than an increase merely reflecting a change in the Company’s capitalization). The Board or its designee may also modify the ESPP to:

•	provide that the purchase price of common stock under the ESPP will be the lesser of (i) 85% of the fair market value of the common stock on the first day of each offering period or (ii) 85% of the fair market value of the common stock on the last day of each offering period;
•	change the duration and frequency of the offering periods;
•	increase or decrease the maximum percentage of an associate’s eligible earnings that may be deducted;
•	increase or decrease the maximum number of shares that may be purchased by an associate during any offering period; and
•	modify the terms and conditions for participation eligibility.

Unless earlier terminated by the Board, the ESPP will continue in effect for a term of 10 years. The Board may suspend or terminate the ESPP at any time.

Federal Income Tax Consequences of the ESPP.

The following discussion summarizes the United States federal income tax consequences under current federal tax law generally arising with respect to participation in the ESPP. This summary is not intended to be exhaustive and the exact tax consequences to any participant will depend on various factors and the participant’s particular circumstances. This summary is based on present laws, regulations and interpretations and is not a complete description of federal tax consequences. This summary of federal tax consequences may change in the event of a change in the Code or regulations thereunder or interpretations thereof. We urge participants in the ESPP to consult with their tax advisors with respect to any state, local and foreign tax considerations or particular federal tax implications of participation in the ESPP. The ESPP is intended to qualify as an “employee stock purchase plan” under Code Section 423.

Tax Treatment of ESPP Participants.  Participants will not recognize income when they enroll in the ESPP or when they purchase shares. All tax consequences are deferred until the participant disposes of the shares.

If the participant holds the shares for both one year or more after the purchase date and two years or more after the offering date, which is the first day of any offering period (referred to as the Section 423 holding period), the participant will generally recognize ordinary income upon sale or other disposition of the shares equal to the difference between the purchase price and the fair market value of the shares on the date of disposition, or 15% of the fair market value of the shares on the offering date, whichever is less. Any additional gain will be taxed as long-term capital gain. If the shares are sold for less than the purchase price, there is no ordinary income, and the participant will have a long-term capital loss for the difference between the purchase price and the sale price.

If a participant sells or otherwise disposes of the shares before the end of the Section 423 holding period, the participant will generally have ordinary income equal to the difference between the purchase price and the fair market value on the purchase date (in this case, the 15% discount on the purchase price). The difference between the sale price and the fair market value on the purchase date will be a capital gain or loss, which will be long-term if the shares have been held for more than one year.

Tax Treatment to the Company. If a participant recognizes ordinary income by selling or otherwise disposing of shares before the end of the Section 423 holding period, the Company will generally be entitled to a tax deduction equal to the participant’s ordinary income. Otherwise, the Company will not be entitled to any income tax deduction with respect to shares purchased under the ESPP.

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PROPOSAL 5 — ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Human Resources and Compensation Committee of the Board is responsible for establishing and implementing our executive compensation program. The Human Resources and Compensation Committee determines compensation for each named executive officer other than the CEO and Executive Chairman. The compensation of the CEO and Executive Chairman is determined by all of the independent directors of the Board. Our executive compensation program is designed to link pay to Company performance and align the pay of our named executive officers with the interests of our stockholders. Stockholders are encouraged to read the Compensation Discussion and Analysis section for a more detailed discussion of how the Company’s compensation program reflects our overall philosophy and objectives.

As required by Section 14A of the Exchange Act and pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are asking stockholders to vote on the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers described in this Proxy Statement in the Compensation Discussion and Analysis section and the tabular disclosure regarding named executive officer compensation together with the accompanying narrative disclosure, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board values the opinions of the Company’s stockholders and will take into account the outcome of the vote when considering future compensation decisions. At the 2011 annual meeting of stockholders, the Board recommended, and the stockholders approved, holding an annual vote on the compensation of our named executive officers.

The Board recommends a vote FOR the approval of the compensation of the named executive officers.

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OTHER BUSINESS MATTERS

Stockholder Proxy Proposal Deadline

Under the rules of the SEC, the date by which proposals of stockholders intended to be presented at the 2017 Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting is November 23, 2016.

Stockholder Business — Annual Meeting

Stockholders who wish to introduce an item of business at an annual meeting of stockholders may do so in accordance with JCPenney’s Bylaw procedures. These procedures provide, generally, that stockholders desiring to bring a proper subject of business before the meeting, must do so by a written notice timely received (not later than 90 days in advance of such meeting) by the Corporate Secretary of the Company. Any notice of intent to introduce an item of business at an annual meeting of stockholders must contain the name and address of the stockholder, a representation that the stockholder is a holder of record of JCPenney stock entitled to vote at the meeting and that the stockholder intends to appear in person or by proxy at the meeting. Notice of an item of business shall include a brief description of the proposed business and the reasons for conducting such business at the meeting as well as any material interest of the stockholder in such business.

The chair of the annual meeting may refuse to allow the transaction of any business not presented in compliance with the foregoing procedures.

Timing

It is currently expected that the 2017 Annual Meeting of Stockholders will be held on or about May 19, 2017, in which event any advance notice of nominations for directors and items of business (other than proposals intended to be included in the proxy statement and form of proxy, which as noted above must be received by November 23, 2016) must be given by stockholders and received by the Secretary of the Company by February 18, 2017. The Company does, however, retain the right to change the date of the 2017 Annual Meeting of Stockholders as it, in its sole discretion, may determine. Notice of any change will be furnished to stockholders prior to the expiration of the 90-day advance notice period referred to above. Copies of the Company’s Bylaws are available on our website at www.jcpenney.com or you may request a copy from the Corporate Secretary of the Company.

Salil R. Virkar, Secretary

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ANNEX A

J. C. PENNEY COMPANY, INC.

2016 LONG-TERM INCENTIVE PLAN

ARTICLE I

PURPOSE OF PLAN

The purpose of this 2016 Long-Term Incentive Plan is to provide long-term incentives to associates and non-associate directors of J. C. Penney Company, Inc., its subsidiaries and affiliates, or any unit thereof, in order to align the interests of such associates and non-associate directors with those of the Company’s stockholders, to motivate associates to achieve business objectives promoting the long-term growth, profitability and success of the Company, and to assist the Company in retaining and attracting the best associates and non-associate directors in retail.

ARTICLE II

DEFINITIONS

“Associate” means any person who is employed, within the meaning of section 3401 of the Code, by the Company or a Subsidiary.

“Award” means an Equity Award or a Cash Incentive Award.

“Award Notice” means the notice of an Award to a Participant in such form and delivered by such means as the Committee or its designee may establish from time to time that sets out the terms of the grant of the Award, including any amendment thereto. Each Award Notice will be subject to the terms of the Plan.

“Beneficiary” means the beneficiary designated by a Participant, in a manner authorized by the Committee or its designee, to exercise the rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, the Beneficiary will be the Participant’s estate.

“Board” means the Board of Directors of the Company.

“Cash Incentive Awards” shall mean annual or long-term Performance Awards issued pursuant to the requirements of Article VIII that are expressed in U. S. currency.

“Cause” means (i) “cause,” or “summary dismissal” as the case may be, as that term may be defined in any written agreement between a Participant and the Company or a Subsidiary that may at any time be in effect, (ii) in the absence of a definition in a then-effective agreement between a Participant and the Company or a Subsidiary (as determined by the Committee), “cause” as that term may be defined in any Award Notice under the Plan, or (iii) in the absence of a definition in a then-effective agreement between a Participant and the Company or a Subsidiary (as determined by the Committee), or any Award Notice under the Plan, termination of a Participant’s employment with the Company or a Subsidiary on the occurrence of one or more of the following events:

(a)	The Participant’s failure to substantially perform such Participant’s duties with the Company or any Subsidiary as determined by the Board or the Company;

(b)	The Participant’s willful failure or refusal to perform specific directives of the Board, the Company, or any Subsidiary, which directives are consistent with the scope and nature of the Participant’s duties and responsibilities;

(c)	The Participant’s conviction of a felony; or

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(d)	A breach of the Participant’s fiduciary duty to the Company or any Subsidiary or any act or omission of the Participant that (A) constitutes a violation of the Company’s Statement of Business ethics, (B) results in the assessment of a criminal penalty against the Company, (C) is otherwise in violation of any federal, state, local or foreign law or regulation (other than traffic violations and other similar misdemeanors), (D) adversely affects or could reasonably be expected to adversely affect the business reputation of the Company, or (E) otherwise constitutes willful misconduct, gross negligence, or any act of dishonesty or disloyalty.

“Code” means the Internal Revenue Code of 1986, as amended, and rules and regulations thereunder, as now in force or as hereafter amended.

“Committee” means a committee appointed by the Board in accordance with the by-laws of the Company and the Charter for the Human Resources and Compensation Committee of the Board, or any committee of the Board that replaces the Human Resources and Compensation Committee. The Committee will consist of at least three Directors who (i) satisfy any applicable standards of independence under the federal securities and tax laws and the listing standards of the New York Stock Exchange (“NYSE”) or any other national securities exchange on which the Common Stock is listed as in effect from time, (ii) qualify as “non-employee directors” within the meaning of Rule 16b-3, and (iii) satisfy the requirements to be considered an “outside director” under section 162(m) of the Code and such Treasury regulations as may be promulgated thereunder. If at any time no Committee will be in office, then the functions of the Committee specified in the Plan will be exercised by the members of the Board that otherwise satisfy the requirements to be a member of the Committee.

“Common Stock” means common stock, $0.50 par value per share, of the Company, or any security issued in substitution, exchange or in lieu therefore.

“Company” means J. C. Penney Company, Inc., a Delaware corporation, and any successor thereof.

“Corporation” means J. C. Penney Corporation, Inc., a Delaware corporation, and any successor thereof.

“Covered Employee” means a Participant who is, or is determined by the Committee as likely to become, a “covered employee” within the meaning of section 162(m) of the Code.

“Date of Grant” means the “date of grant” specified in the Award Notice with respect to an Equity Award, which will be a date not prior to the date on which the Committee takes all actions necessary to grant the Equity Award.

“Director” means a member of the Board.

“Disability” means for any Award subject to section 409A of the Code, “Disability” as defined in section 409A(a)(2)(C) of the Code. For any Award not subject to section 409A of the Code, “Disability” means disability as defined in any then effective long-term disability plan maintained by the Company that covers such person, or if such a plan does not exist at any relevant time, “Disability” means the permanent and total disability of a person within the meaning of section 22(e)(3) of the Code. For purposes of determining the time during which an Incentive Stock Option may be exercised under the terms of an Award Notice, “Disability” means the permanent and total disability of a person within the meaning of section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

“Employment” means that the provision of services to the Company or a Subsidiary in any capacity as an Associate is not interrupted or terminated. Except as otherwise provided in a particular Award Notice, service will not be considered interrupted or terminated for this purpose in the case of (i) any approved leave of absence,

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(ii) transfers among the Company, any Subsidiary, or any successor, in any capacity as Associate, or (iii) any change in status as long as the individual remains in the service of the Company or an Subsidiary in any capacity as Associate. An approved leave of absence will include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option, if any leave exceeds ninety (90) days, and re-employment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option will be treated as a Non-Qualified Stock Option on the day that is three (3) months and one (1) day following the expiration of such ninety (90) day period.

“Equity Award” means a Stock Option, Stock Appreciation Right, or Stock Award.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, and the regulations promulgated thereunder. Reference in the Plan to any section of the Exchange Act will be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

“Fair Market Value” means, as of any date, the closing price on such date as reported in the composite transaction table covering transactions of NYSE listed securities, or if such Exchange is closed, or if the Common Stock does not trade on such date, the closing price reported in the composite transaction table on the last trading date immediately preceding such date, or such other amount as the Committee may ascertain reasonably to represent such fair market value; provided, however, that such determination will be in accordance with the requirements of Treasury Regulation section 1.409A-1(b)(5)(iv), or its successor.

“Incentive Stock Option” means a Stock Option that satisfies the requirements of section 422 of the Code.

“Non-Associate Director” means a member of the Board who is not an Associate.

“Non-Qualified Stock Option” means a Stock Option that is not intended to qualify as an Incentive Stock Option (including, without limitation, any Stock Option to purchase Common Stock originally designated as or intended to qualify as an Incentive Stock Option but which does not (for whatever reason) qualify as an Incentive Stock Option).

“Participant” means an Associate or a Director who has been granted and holds an Award.

“Performance Award” means an Award granted under this Plan of Common Stock, rights based upon, payable in or otherwise related to shares of Common Stock (including Restricted Stock), Restricted Stock Units or cash, as the Committee may determine, at the end of a specified Performance Period based on the attainment of one or more Performance Goals. Performance Awards will include awards of Performance-Based Compensation.

“Performance-Based Compensation” means an Award to a person who is a Covered Employee that is intended to constitute “performance-based compensation” under section 162(m)(4)(C) of the Code.

“Performance Measure” means any of the following business criteria that may be used by the Company in establishing a Performance Goal:

(a)	Earnings Per Share;

(b)	Total Stockholder Return;

(c)	Operating Income;

(d)	Net Income;

(e)	Cash Flow;

(f)	Gross Profit;

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(g)	Gross Profit Return on Investment;

(h)	Return on Equity;

(i)	Return on Capital;

(j)	Sales;

(k)	Revenues;

(l)	Gross Margin;

(m)	Gross Margin Return on Investment (or Inventory);

(n)	Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA);

(o)	Earnings Before Interest and Taxes (EBIT); or

(p)	Operating Profit.

“Performance Goal” means any goal established by the Committee or its designee that must be satisfied before a Performance Award will be payable, in whole or in part, to a recipient of the Award. With respect to an Award that is intended to constitute Performance-Based Compensation, “Performance Goal” means the specific target established by the Committee under section 162(m) of the Code and applicable Treasury regulations thereunder that is based on one or more Performance Measures and that must be met before Performance-Based Compensation will be payable to a Covered Employee.

“Performance Period” means with respect to a Performance Award the period established by the Committee or its designee at the time the Award is granted, or at any time thereafter, during which the performance of the Company, a Subsidiary, or any Associate Participant is measured for the purpose of determining whether and to what extent the Performance Award’s Performance Goal has been achieved.

“Plan” means this 2016 Long-Term Incentive Plan as it may be amended from time to time.

“Prior Plan” means any equity compensation or long-term incentive compensation plan or program previously established and maintained by the Company.

“Restricted Stock” means any shares of Common Stock granted as an Equity Award that is subject to restrictions or a substantial risk of forfeiture.

“Restricted Stock Unit” means an Equity Award that represents an unsecured promise by the Company to issue a share of Common Stock, or, at the discretion of the Committee or is designee, cash equal to the value of a share of Common Stock, subject to restrictions or a substantial risk of forfeiture.

“Retirement” means, unless otherwise provided in a particular Award Notice or specified in Determinations adopted by the Committee, an Associate’s termination of Employment with the Company or any of its Subsidiaries other than for Cause on or after the date the employee attains age 55 with at least 15 years of service, or on or after the employee attains age 60 with at least 10 years of service.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor rule promulgated by the SEC under the Exchange Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended and in effect from time to time, and the regulations promulgated thereunder. Reference in the Plan to any section of the Securities Act will be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

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“Separation Pay Plan” means the J. C. Penney Corporation, Inc. Separation Pay Plan, as such plan may be amended from time to time, and any successor plan or program that replaces the plan.

“Stock Appreciation Right” means a right to receive, on exercise of that right, an amount, in shares of Common Stock, or, at the discretion of the Committee or is designee, cash equal to the value of such shares of Common Stock, equal to the difference between the Fair Market Value of a share of Common Stock as of the date of exercise of the Stock Appreciation Right and the Fair Market Value of a share of Common Stock as determined under Section 6.4(e).

“Stock Award” means an award of shares of Common Stock, Restricted Stock, or a Restricted Stock Unit.

“Stock Option” means a right to purchase from the Company at any time not more than ten years following the Date of Grant, one share of Common Stock for an exercise price not less than the Fair Market Value of a share of Common Stock on the Date of Grant, subject to such terms and conditions established under Section 6.1 hereof. Stock Options may either be Incentive Stock Options or Non-Qualified Stock Options.

“Subsidiary” means any corporation or other entity (other than the Company) in an unbroken chain of corporations or entities beginning with the Company, in which each of the corporations or entities other than the last corporation or other entity in the unbroken chain owns stock or other voting securities constituting fifty percent or more of the total combined voting power in one of the other corporations or entities in such chain as determined at the point in time when reference is made to such Subsidiary in this Plan.

“Trading Date” means a day on which the Company’s Common Stock trades on the NYSE.

ARTICLE III

SHARES SUBJECT TO THE PLAN

3.1 Shares Available for Awards. Subject to the provisions of this Article 3.1, and adjustment as provided in Section 12.7, the maximum number of shares of Common Stock available for Awards under the Plan is 19,600,000 shares of Common Stock, less 1 share of Common Stock for every one (1) share that was subject to an option or stock appreciation right granted after January 30, 2016 and prior to the effective date of the Plan under any Prior Plan, and 2 shares of Common Stock for every 1 share that was subject to an award other than an option or stock appreciation right granted after January 30, 2016 and prior to the effective date of the Plan under any Prior Plan. The aggregate number of shares of Common Stock available for Awards under the Plan will be reduced by 1 share of Common Stock for each share subject to a Stock Option or a Stock Appreciation Right and 1.6 shares of Common Stock for each share subject to a Stock Award. The shares of Common Stock available for delivery under this Plan may consist of Common Stock held in treasury, authorized but unissued shares of Common Stock, or shares of Common Stock purchased or held by the Company or a Subsidiary for purposes of the Plan, or shares available from the Prior Plan, or any combination thereof. After the effective date of the Plan, no other awards may be granted under any Prior Plan.

3.2 Shares Again Available. If (i) any shares of Common Stock subject to an Award are forfeited or cancelled, or any such Award terminates, lapses, or expires, is settled without full delivery of the shares of Common Stock underlying the Award, or (ii) after January 30, 2016, any shares of Common Stock subject to an award under any Prior Plan are forfeited or cancelled, or any such award terminates, lapses, or expires, is settled without full delivery of the shares of Common Stock underlying the award, then in each such case the shares of Common Stock subject to such Award or award under any Prior Plan will, to the extent of any such forfeiture, termination, lapse, cancellation, or expiration be added to the shares available for issuance under the Plan. In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right or, after January 30, 2016, an award other than an option or stock appreciation right under any Prior Plan are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, the

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shares so tendered or withheld shall be added to the shares available for Awards under the Plan. Each share of Common Stock that again becomes available for an Award as provided in this Section 3.2 will increase the total number of shares of Common Stock available for Awards under Section 3.1 by (i) 1 share of Common Stock if that share of Common Stock was subject to a Stock Option or Stock Appreciation Right under the Plan or a stock option or stock appreciation right under a Prior Plan, and (ii) 1.6 shares of Common Stock if that share of Common Stock was subject to a Stock Award or a stock award under a Prior Plan. Notwithstanding the foregoing, shares of Common Stock (a) tendered by a Participant or withheld by the Company in payment of the exercise price of an Option, or after January 30, 2016, an option under any Prior Plan, (b) not issued on the net settlement or net exercise of Stock Appreciation Rights, or after January 30, 2016, stock appreciation rights under any Prior Plan, (c) delivered by a Participant or withheld by the Company to pay withholding taxes related to Options or Stock Appreciation Rights or, after January 30, 2016, options or stock appreciation rights under a Prior Plan, or (d) reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after January 30, 2016, options under any Prior Plan, will not again become available for issuance and will not be added to the shares authorized for grant under the Plan. For the avoidance of doubt, Option reloading is not permitted under the Plan.

Shares of Common stock issued in connection with Awards that are assumed, converted or substituted pursuant to an event described in Section 12.8 or assumed or issued in substitution of awards to employees of companies acquired by the Company will not reduce the maximum limitation specified in Section 3.1 (nor shall shares subject to a substitute award be added to the shares available for Awards under the Plan as provided above). Further, where the number of shares of Common stock subject to an Award is variable on the Date of Grant, the number of shares to be counted against the shares authorized under the Plan prior to earning the Award will be the maximum number of shares that could be received under the Award.

3.3 Individual Award Limitations on Equity Awards. Subject to the provisions of Sections 12.7 and 12.8, the following individual Award limits will apply:

(a)	During the term of the Plan, the maximum number of shares of Common Stock available for grant as Incentive Stock Options under the Plan will not exceed the maximum number of shares of Common Stock available for Awards under the Plan as provided in Section 3.1.

(b)	During any fiscal year no Participant will be granted Stock Option and Stock Appreciation Right Awards for collectively more than 4,000,000 shares of Common Stock, and Performance Awards with a payout, at maximum, of more than 3,000,000 shares of Common Stock.

ARTICLE IV

ADMINISTRATION

The Plan will be administered by, or under the direction of the Committee. The Committee will administer the Plan so as to comply at all times with the Exchange Act and the Code, as applicable, and will otherwise have plenary authority to interpret the Plan and to make all determinations specified in or permitted by the Plan or deemed necessary or desirable for its administration or for the conduct of the Committee’s business (“Determinations”). All interpretations and Determinations of the Committee may be made on an individual or group basis, and will be final, conclusive, and binding on all interested parties. The Committee may delegate, to the fullest extent permitted by law, its responsibilities under the Plan to persons other than its members, subject to such terms and conditions as it may determine, other than: (i) the making of grants and awards under the Plan to individuals subject to Section 16 of the Exchange Act; and (ii) the grant of Performance-Based Compensation. With respect to Participants subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or any action by the Committee or its delegate fails to so comply, such provision or action will, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3, provided; however, that if such provision or action cannot be amended to effect such compliance, such provision

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or action will be deemed null and void, to the extent permitted by law and deemed advisable by the relevant authority. Each Award to a Participant subject to Section 16 of the Exchange Act under this Plan will be deemed issued subject to the foregoing qualification. Further, except as otherwise specifically provided in an Award Notice or Determinations, Awards under this Plan are generally intended to be exempt from Section 409A of the Code and the Plan will be interpreted accordingly.

ARTICLE V

ELIGIBILITY

Under the Plan: (i) Awards may be made to such Associates, including officers and Associate Directors of the Company, as the Committee may determine; and (ii) Equity Awards will be made pursuant to Article X below to individuals who serve as Non-Associate Directors of the Company (including any former Associate Participant). In determining the Associate Participants who are to receive Awards and the number of shares covered by any Equity Award, the Committee may take into account the nature of the services rendered by the Associate Participants, their contributions to the Company’s success, their position levels and salaries, and such other factors as the Committee, in its discretion, may consider relevant in light of the purposes of the Plan.

ARTICLE VI

STOCK OPTIONS AND

STOCK APPRECIATION RIGHTS

6.1 Terms and Conditions of Stock Options. The Committee may grant Stock Options alone or in addition to other Awards granted under this Plan to any Associate Participant. The Committee will determine (i) whether each Stock Option will be granted as an Incentive Stock Option or a Non-Qualified Stock Option, and (ii) the provisions, terms and conditions of each Stock Option including, but not limited to, the vesting schedule, the number of shares of Common Stock subject to the Stock Option, the exercise price of the Stock Option, the period during which the Stock Option may be exercised, repurchase provisions, forfeiture provisions, methods for payment of the exercise price of the Stock Option, acceleration of vesting, if any, in connection with certain termination events, and all other terms and conditions of the Stock Option, subject to the following:

(a)	Form of Stock Option Grant. Each Stock Option granted under the Plan will be evidenced by an Award Notice (which need not be the same for each recipient of a Stock Option Award) that is not inconsistent with the Plan, including any provisions that may be necessary to assure that any Stock Option that is intended to be an Incentive Stock Option will comply with section 422 of the Code. The Award Notice evidencing the Stock Option grant will be delivered to the recipient with a copy of the Plan, and other relevant Stock Option documents, within a reasonable time after the Date of Grant.

(b)	Exercise Period. Unless a shorter period is otherwise provided in an Award Notice, each Stock Option will expire and all rights to purchase shares of Common Stock thereunder will cease ten years after the Date of Grant.

(c)	Exercise Price and Terms. The exercise price of a Stock Option will be not less than 100% of the Fair Market Value of a share of the Common Stock on the Date of Grant of the Stock Option and during its term the Stock Option will be exercisable only on the event or events determined by the Committee and set forth in the Award Notice.

(d)

Limitations on Incentive Stock Options. The aggregate Fair Market Value (determined as of the Date of Grant of a Stock Option) of Common Stock that any Associate is first eligible to purchase during any calendar year by exercise of Incentive Stock Options granted under the Plan and by exercise of incentive stock options (within the meaning of section 422 of the Code) granted under any other incentive stock option plan of the Company or a Subsidiary will not exceed $100,000. If the Fair Market Value of stock with respect to which all incentive stock options described in the preceding sentence held by any one Participant are exercisable for the first time by such Participant during any calendar year exceeds $100,000, the Stock Options that are intended to be Incentive Stock Options on

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the Date of Grant thereof for the first $100,000 worth of shares of Common Stock to become exercisable in such year will be considered to constitute incentive stock options within the meaning of section 422 of the Code and the Stock Options that are intended to be Incentive Stock Options on the Date of Grant thereof for the shares of Common Stock in the amount in excess of $100,000 that become exercisable in that calendar year will be treated as Non-Qualified Stock Options. If an Incentive Stock Option is granted to an Associate that owns more than 10% of the total combined voting power of all classes of stock of the Company (i) the exercise price of the Incentive Stock Option will not be less than 110% of the Fair Market Value of a share of the Common Stock on the Date of Grant of the Incentive Stock Option, and (ii) the Incentive Stock Option will expire and all rights to purchase shares of Common Stock thereunder will cease five years after the Date of Grant. If the Code or the Treasury regulations promulgated thereunder are amended after the effective date of the Plan to provide for a different rules and/or limits governing Incentive Stock Options than those described in this Section 6.1(d), such different rules and/or limit will be incorporated herein and will apply to any Incentive Stock Options granted after the effective date of such amendment.

(e)	Dividend and Dividend Equivalents. No grant of a Stock Option may provide for dividends, dividend equivalents, or other similar distributions to be paid in connection with the exercise of the Stock Option.

(f)	Extension of the Term of a Stock Option. Notwithstanding any other provision of this Plan to the contrary, if, by its terms, a Stock Option, other than an Incentive Stock Option, would expire when trading in shares of Common Stock is otherwise prohibited by law or by the Company’s insider trading policy, as such may be amended from time to time, the term of the Stock Option will be automatically extended until the close of trading on the 30th Trading Date following the expiration of any such prohibition.

6.2 Exercise of Stock Options.

(a)	Notice. Stock Options may be exercised only by delivery to the Company, or its designee, of notice, in such form as is permitted by the Committee or its designee, stating the number of shares of Common Stock being purchased, the method of payment, and such other matters as may be considered appropriate by the Company in connection with the issuance of shares of Common Stock upon exercise of the Stock Option, together with payment in full of the exercise price for the number of shares of Common Stock being purchased. The effective date of exercise of a Stock Option (which in no event, may be beyond the expiration date of the Stock Option) will be, unless otherwise provided in Determinations adopted by the Committee:

(i)	in connection with a sell order for the underlying stock that is a “Sell-to-Cover Order,” a “Same-Day-Sale Exercise Order,” a Limit Order, a “Good-till” Cancelled Order or the like, the date on which such sell order is actually executed.

(ii)	in connection with an “Exercise and Hold” (cash exercise) transaction, the date the requisite funds are received by the Company at its home office in Plano, Texas or such other location as the Company may designate, or by a third party duly designated by the Company at the offices of such third party, in the manner determined by the Chief Executive Officer or the Chief Talent Officer, or their respective successors by title or office.

Provided, however, that if the date of exercise, as otherwise determined pursuant to this Section 6.2(a), including any Determinations adopted by the Committee, is not a Trading Date, the date of exercise will be deemed to be the next Trading Date. Further, if an exercise instruction is received after the close of the NYSE on a particular day it will be deemed received as of the opening of the next Trading Date. If a Stock Option is granted in tandem with any other Equity Award, there will be surrendered and cancelled from the related Equity Award at the time of exercise of the Stock Option, in lieu of exercise pursuant to the related Equity Award, that number of shares of Common Stock as equals the number of shares of Common Stock as to which the tandem Stock Option will have been exercised.

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(b)	Early Exercise. An Award Notice may, but need not, include a provision that permits the Participant to elect at any time while an Associate, to exercise all or any part of the Stock Option before full vesting of the Stock Option. Any unvested shares of Common Stock received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Subsidiary or to any other restriction the Committee determines to be appropriate.

(c)	Payment. Payment equal to the aggregate exercise price for the shares subject to a Stock Option and for which notice of exercise has been provided by an Associate Participant, including an Associate Participant that has terminated Employment, to the Company, along with any applicable withholding taxes as described in Section 12.11, will be tendered in full, with the notice of exercise, in cash (by check) or, unless otherwise prohibited in a specific Award Notice or by law or applicable regulation, by:

(i)	the actual or constructive transfer to the Company of nonforfeitable, non-restricted shares of Common Stock that have been owned by the Participant for more than six months, or such shorter time as may be permitted by applicable law, prior to the date of exercise;

(ii)	using the net proceeds (after paying all selling fees) from the sale of some (the “Sell-to-Cover Exercise Method”) or all (the “Same-Day-Sale Exercise Method”), of the shares of Common Stock received on the exercise of the Stock Option, or from any arrangement pursuant to which an Associate Participant, including those Associate Participants who have terminated Employment, irrevocably instructs a broker-dealer to sell a sufficient portion of such shares to pay the exercise price and any withholding obligation, as described in Section 12.11, and related fees thereon and deliver the sale proceeds directly to the Company. The value of the shares of Common Stock used in payment of the exercise price under the Sell-to-Cover Exercise Method or the Same-Day-Sale Exercise Method will be the price at which the Common Stock was sold by the broker-dealer functioning under the Sell-to-Cover Exercise Method or the Same-Day-Sale Exercise Method on the effective date of exercise as described in Section 6.2(a). The amount of the proceeds to be delivered to the Company by the broker-dealer functioning under the Sell-to-Cover Exercise Method or the Same-Day-Sale Exercise Method will be credited to the Common Stock account of the Company as consideration for the shares of Common Stock to be issued in accordance with the Sell-to-Cover Exercise or the Same-Day-Sale Exercise Method;

(iii)	by surrender for cancellation of shares of Common Stock at the Fair Market Value per share at the time of exercise under a “net exercise” arrangement; provided, however, that use of a “net exercise” arrangement cannot result in the Stock Option being settled either in whole or in part for cash payable to the Associate Participant;

(iv)	in accordance with such other procedures or in such other forms as the Committee will from time to time determine; or

(vi)	any combination of the above.

On payment of all amounts due from the Participant, the Company will cause certificates for the Common Stock then being purchased to be delivered as directed by the Associate Participant (or the person exercising the Associate Participant’s Stock Option in the event of his death) at its principal business office promptly after the Exercise Date. If the Associate Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in section 422(a)(1) of the Code. The obligation of the Company to deliver shares of Common Stock will, however, be subject to the condition that if at any time the Committee will determine in its discretion that the listing, registration or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder,

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the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Committee.

6.3	Acquisitions and Other Transactions. The Committee may, from time to time, assume outstanding options or stock appreciation rights granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting a Stock Option or Stock Appreciation Right, as applicable, under the Plan in replacement of or in substitution for the option or stock appreciation right assumed by the Company, or (ii) treating the assumed option or stock appreciation right as if it had been granted under the Plan if the terms of such assumed option could be applied to a Stock Option or Stock Appreciation Right, as applicable, granted under the Plan. Such assumption will be permissible if the holder of the assumed option would have been eligible to be granted a Stock Option or Stock Appreciation right, as applicable, hereunder if the other entity had applied the rules of this Plan to such grant. The Committee also may grant Stock Options or Stock Appreciation Rights under the Plan in settlement of or substitution for outstanding options or stock appreciation rights, or obligations to grant future options in connection with the Company’s or a Subsidiary’s acquiring another entity, an interest in another entity or an additional interest in an Subsidiary whether by merger, stock purchase, asset purchase or other form of transaction. Notwithstanding the foregoing provisions of Sections 6.1 or 6.4(c), in the case of a Stock Option or Stock Appreciation Right issued or assumed pursuant to this Section 6.1(e), the exercise price for the Stock Option or Stock Appreciation Right will be determined in accordance with the principles of Sections 424(a) and 409A of the Code, and the Treasury regulations promulgated thereunder.

Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for grant under the Plan (and shares subject to such Awards shall not be added to the shares available for Awards under the Plan); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Associates or Directors prior to such acquisition or combination.

6.4	Terms and Conditions of Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights alone or in tandem with other Awards granted under this Plan to any Associate. The Committee will determine the provisions, terms and conditions of each Stock Appreciation Right including, but not limited to, the vesting schedule, the number of shares of Common Stock subject to the Stock Appreciation Right, the exercise price of the Stock Appreciation Right, the period during which the Stock Appreciation Right may be exercised, repurchase provisions, forfeiture provisions, acceleration of vesting, if any, in connection with certain termination events, and all other terms and conditions of the Stock Appreciation Right, subject to the following:

(a)	Form of Stock Appreciation Right. Each Stock Appreciation Right granted under the Plan will be evidenced by an Award Notice (which need not be the same for each recipient of a Stock Appreciation Right) that is not inconsistent with the Plan. The award Notice evidencing the Stock Appreciation Right grant will be delivered to the recipient with a copy of the Plan, and other relevant Stock Appreciation Right documents, within a reasonable time after the Date of Grant.

(b)	Exercise Period. Unless a shorter period is otherwise provided in an Award Notice, each Stock Appreciation Right will expire and all rights thereunder will cease ten years after the Date of Grant.

(c)	Exercise Price and Terms. The exercise price of a Stock Appreciation Right will be not less than 100% of the Fair Market Value of a share of the Common Stock on the Date of Grant of the Stock Appreciation Right and during its term the Stock Appreciation Right will be exercisable only on the events determined by the Committee and set forth in the Award Notice.

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(d)	Dividend and Dividend Equivalents. No grant of a Stock Appreciation Right may provide for dividends, dividend equivalents, or other similar distributions to be paid in connection with the exercise of the Stock Appreciation Right.

(e)	Exercise. The grant of the Stock Appreciation Right will provide that the holder will be paid for the value of the Stock Appreciation Right in shares of Common Stock or, at the discretion of the Committee or is designee, cash. In the event of the exercise of a Stock Appreciation Right, the holder of the Stock Appreciation Right will receive that number of shares of Common Stock, or, at the discretion of the Committee or is designee, cash equal to the value of such shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) either (A) in the case of a Stock Appreciation Right issued in tandem with a Stock Option, the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the exercise price per share of the related Stock Option, or (B) in the case of a stand-alone Stock Appreciation Right, the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Date of Grant of the Stock Appreciation Right by (ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised. Notwithstanding the foregoing, the Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a Stock Appreciation Right, but any such limitation will be specified at the time that the Stock Appreciation Right is granted and stated in the Award Notice.

(f)	Tandem Stock Appreciation Rights. A Stock Appreciation Right granted in tandem with an Incentive Stock Option (i) may be exercised at, and only at, the times and to the extent the related Incentive Stock Option is exercisable, (ii) will expire upon the termination or expiration of the related Incentive Stock Option, (iii) may not result in a Participant realizing more than 100% of the difference between the exercise price of the related Incentive Stock Option and the Fair Market Value of the shares of Common Stock subject to the related Incentive Stock Option at the time the Stock Appreciation Right is exercised, and (iv) may be exercised at, and only at, such times as the Fair Market Value of the shares of Common Stock subject to the related Incentive Stock Option exceeds the exercise price of the related Incentive Stock Option. A Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option will be exercisable as provided by the Committee and will have such other terms and conditions as the Committee may determine. A Stock Appreciation Right may be transferred at, and only at, the times and to the extent the related Stock Option is transferable. If a Stock Appreciation Right is granted in tandem with any other Equity Award, there will be surrendered and cancelled from the related Equity Award at the time of exercise of the Stock Appreciation Right, in lieu of exercise pursuant to the related Equity Award, that number of shares of Common Stock as will equal the number of shares of Common Stock as to which the tandem Stock Appreciation Right will have been exercised.

(g)	Certain Limitations on Non-Tandem Stock Appreciation Rights. A stand-alone Stock Appreciation Right will be exercisable as provided by the Committee and will have such other terms and conditions as the Committee may determine at the time of grant and include in the Award Notice. A stand-alone Stock Appreciation Right is subject to such acceleration of vesting rights as the Committee may determine and is subject to provisions of Section 6.5 of this Plan with respect to any exercise rights an Associate Participant may have following a termination of Employment.

(h)	Limited Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights which will become exercisable only upon the occurrence of such events as the Committee may designate at the time of grant and include in the Award Notice. Such a Stock Appreciation Right may be issued either as a stand-alone Stock Appreciation Right or in tandem with a Stock Option.

(i)

Method of Exercise. Subject to the conditions of this Section 6.3 and such administrative regulations as the Committee may from time to time adopt, a Stock Appreciation Right may be exercised only by delivery to the Company, or its designee, of notice, in such form as is permitted by the Committee or its designee, stating the number of shares of Common Stock with respect to which the Stock

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Appreciation Right is to be exercised. Unless otherwise provided in Determinations adopted by the Committee, the effective date of exercise of a Stock Appreciation Right will be the date of receipt of the written notice by the Company at its home office in Plano, Texas or such other location as the Company may designate, or by a third party duly designated by the Company, in the manner determined by the Company or its designee. If the date of receipt of written notice of exercise is not a Trading Date, the date of exercise will be deemed to be the next Trading Date. Further, if notice of exercise is received after the close of the NYSE on a particular day it will be deemed received as of the opening of the next Trading Date.

(j)	Extension of the Term of a Stock Appreciation Right. Notwithstanding any other provision of this Plan to the contrary, if, by its terms, a Stock Appreciation Right would expire when trading in shares of Common Stock is otherwise prohibited by law or by the Company’s insider trading policy, as such may be amended from time to time, the term of the Stock Appreciation Right will be automatically extended until the close of trading on the 30th Trading Date following the expiration of any such prohibition.

6.5 Exercise of a Stock Option or a Stock Appreciation Right Following Termination of Employment. Unless (i) otherwise modified pursuant to Determinations adopted by the Committee, or (ii) a more generous post-termination exercise period is otherwise provided with respect to a particular termination event listed in this Section 6.5 (A) in any written agreement between an Associate Participant and the Company or a Subsidiary that may at any time be in effect, or (B) in the absence of an agreement between an Associate Participant and the Company or a Subsidiary (as determined by the Committee, or its designee) that may at any time be in effect, in an Award Notice, a participant will have the right to exercise a Stock Option or a Stock Appreciation Right following a termination of Employment as follows:

(a)	Termination of Employment with Cause. If the Associate Participant’s Employment with the Company is terminated for Cause, then, notwithstanding any other provision of this Section 6.4(a), all Stock Options or Stock Appreciation Rights granted to the Associate Participant, whether vested, exercisable or otherwise, will immediately expire, terminate, or be forfeited and cancelled as of the effective date of the Associate Participant’s termination of Employment.

(b)	Voluntary Termination of Employment and Termination of Employment Without Cause. If an Associate Participant voluntarily terminates employment with the Company, or the Associate Participant’s Employment with the Company is terminated involuntarily without Cause, and the termination of the Associate Participant’s Employment would not otherwise qualify as a Retirement, any vested but unexercised Stock Options or Stock Appreciation Rights will continue to be exercisable through the earlier of (x) ninety (90) days following the effective date of the termination of the Associate Participant’s Employment, and (y) the Award’s original expiration or termination date. Any Stock Options or Stock Appreciation Rights that are not vested or exercisable on the effective date of the Associate Participant’s termination of Employment other than for Cause, will immediately expire, terminate, or be forfeited and cancelled as of the effective date of the Associate Participant’s termination of Employment.

Notwithstanding the foregoing, if an Associate Participant’s employment terminates due to an involuntary termination of employment without cause and (i) the Associate Participant is a party to any form of executive termination pay agreement between the Associate and the Corporation that does not provide for any period following a termination of employment in which the Associate Participant may exercise any vested but unexercised Stock Option, and (ii) the termination of the Associate Participant’s Employment would not otherwise qualify as a Retirement, or a termination as a result of a unit closing, job restructuring, position elimination, reduction in force, or mutual consent as determined by the Committee, or its designee, and as defined in the Company’s then existing and effective Separation Pay Plan, any vested but unexercised Stock Options or Stock Appreciation Rights will continue to be exercisable through the earlier of (x) one hundred and twenty (120) days following the effective date of the termination of the Associate Participant’s Employment, and (y) the Award’s original expiration or termination date.

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(c)	Termination of Employment as a Result of Disability or Retirement. If the Associate Participant’s Employment with the Company is terminated as a result of the Associate Participant’s Disability or Retirement, any vested, but unexercised Stock Options or Stock Appreciation Rights will continue to be exercisable through the earlier of (i) five (5) years following the effective date of such termination of the Associate Participant’s Employment, and (ii) the Award’s original expiration or termination date. Any Stock Options or Stock Appreciation Rights that are not vested or exercisable on the effective date of the Associate Participant’s termination of Employment as result of the Associate Participant’s Disability or Retirement will immediately expire, terminate, or be forfeited and cancelled as of the effective date of the Associate Participant’s termination of Employment.

(d)	Termination of Employment As a Result of Death. If the Associate Participant’s Employment with the Company is terminated as a result of the Associate Participant’s death, any vested, but unexercised Stock Options or Stock Appreciation Rights will continue to be exercisable by the Associate Participant’s Beneficiary through the earlier of (i) five (5) years following the effective date of such termination of the Associate Participant’s Employment, and (ii) the Award’s original expiration or termination date. Any Stock Options or Stock Appreciation Rights that are not vested or exercisable on the effective date of the Associate Participant’s termination of Employment as result of the Associate Participant’s death will immediately expire, terminate, or be forfeited and cancelled as of the effective date of the Associate Participant’s termination of Employment.

(e)	Termination of Employment as a Result of a Unit Closing, Job Restructuring, Job Elimination, Reduction in Force, or Mutual Consent. If the Associate Participant’s Employment with the Company is terminated (i) as a result of unit closing, job restructuring, position elimination, reduction in force, or mutual consent as determined by the Committee, or its designee, and as defined in the Company’s then existing and effective Separation Pay Plan, and (ii) the termination of the Associate Participant’s Employment would not otherwise qualify as a Retirement, any vested but unexercised Stock Options or Stock Appreciation Rights will continue to be exercisable through the earlier of (x) two (2) years following the effective date of the termination of the Associate Participant’s Employment, and (y) the Award’s original expiration or termination date. Any Stock Options or Stock Appreciation Rights that are not vested or exercisable on the effective date of the Associate Participant’s termination of Employment as result of a unit closing, job restructuring or reduction in force will immediately expire, terminate, or be forfeited and cancelled as of the effective date of the Associate Participant’s termination of Employment.

6.6 Committee Discretion. Notwithstanding anything to the contrary contained in this Article VI, the Committee or its designee may, at or after the date of grant, accelerate or waive any conditions to the exercisability of any Stock Option or Stock Appreciation Right granted under the Plan, and may permit all or any portion of any Stock Option or Stock Appreciation Right to be exercised following a Participant’s termination of employment for any reason on such terms and subject to such conditions as the Committee or its designee may determine for a period up to and including, but not beyond, the Award’s original expiration or termination date.

ARTICLE VII

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1 In General. The Committee may grant a Stock Award (including any associated dividend equivalent right or share unit equal in value to such Stock Award) to Associate Participants on such terms and conditions as the Committee may determine.

7.2 Terms and Conditions. The Committee will determine the types of Stock Awards made, the number of shares, share units, or dividend equivalent rights covered by such awards, and any other terms and conditions relating to the Stock Awards as it considers appropriate, including any vesting conditions necessary to comply with the laws of the State of Delaware. Notwithstanding the foregoing, no portion of a Stock Award may be

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scheduled to vest in less than one year from the date of grant, provided; however, that up to five percent (5%) of the shares available for award under Section 3.1 may be granted as Stock Awards that vest in whole in less than one year in connection with limited situations such as new hires, Retirement, and similar situations.

7.3 Restricted Stock Terms and Conditions. Restricted Stock will, at the Company’s discretion, be represented (i) by a stock certificate registered in the name of the Associate Participant granted such Restricted Stock, or (ii) in any acceptable uncertificated form via book entry. Such Associate Participant will have the right to enjoy all shareholder rights during the any applicable restriction period except that:

(a)	The Participant will not be entitled to delivery of the stock certificate until the Restriction Period will have expired.

(b)	The Company may either issue shares subject to such restrictive legends and/or stop-transfer instructions as it considers appropriate or provide for retention of custody of the Common Stock during the Restriction Period.

(c)	Subject to Section 12.10, the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Common Stock during the Restriction Period.

(d)	A breach of the terms and conditions established by the Committee with respect to the Restricted Stock will cause a forfeiture of the Restricted Stock, and any dividends withheld thereon.

(e)	Subject to Section 8.8, dividends payable in cash or in shares of stock or otherwise may be either currently paid or withheld by the Company for the Participant’s account. At the discretion of the Committee, interest may be paid on the amount of cash dividends withheld, including cash dividends on stock dividends, at a rate and subject to such terms as determined by the Committee.

Provided, however, in lieu of the foregoing, the Committee may provide that no shares of Common Stock be issued until the Restriction Period is over and further provide that the shares of Common Stock issued after the Restriction Period has been completed, be issued in escrow and/or be legended and that the Common Stock be subject to restrictions including the forfeiture of all or a part of the shares.

7.4 Payment for Restricted Stock. A Participant will not be required to make any payment for Restricted Stock unless the Committee so requires.

7.5 Forfeiture Provisions. Subject to Section 6.5, in the event a Participant terminates Employment during a Restriction Period for the Participant’s Restricted Stock or Restricted Stock Units, such Awards to the extent not otherwise vested will be forfeited; provided, however, that the Committee may provide for proration or full payout in the event of (a) death, (b) Disability, or (c) Retirement,. Any Restricted Stock Unit that is not, in all cases, due and payable not later than the 15th day of the third month following the calendar year, or if later, the Company’s fiscal year, in which the Restricted Stock Unit ceases to be subject to a “substantial risk of forfeiture” within the meaning Section 409A of the Code, will be designed to comply with the requirements of section 409A of the Code.

ARTICLE VIII

PERFORMANCE AWARDS

8.1	In General. An Award granted under the Plan may be in the form of a Performance Award.

8.2

Establishment of Performance Goals. Performance Goals applicable to a Performance Award will be established by the Committee on or before the Date of Grant and not more than a reasonable period of time after the beginning of the relevant Performance Period. For purposes of Performance Awards that are intended to constitute Performance-Based Compensation the Performance Goal will, pursuant to Section 12.14, be determined by the Committee no later than the latest possible date permitted under section 162(m) of the Code and the Treasury regulations thereunder that will not jeopardize such Performance

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Award’s qualifying as Performance-Based Compensation. Such Performance Goals may include or be based upon any one or more Performance Measures. Performance Goals may be based on the Company’s consolidated results or the results of any segment or other subset of the Company’s business, and may be calculated in accordance with generally accepted accounting principles or any other management accounting principle. The Committee, or its designee, may establish any special adjustments that will be applied in calculating whether the Performance Measure has been met including, but not limited to, taking into consideration the effect of any restructurings, discontinued operations, extraordinary items, unusual, infrequently occurring, or non-recurring events, accounting changes, divestitures, or acquisitions, changes in tax or accounting principles, foreign exchange gains and losses, a change in the fiscal year of the Company, or any event either not directly related to the operations of the Company or any Subsidiary, division, business segment or business unit or not within the reasonable control of management. At any time prior to distribution of a Performance Award, the Committee may modify the Performance Goals applicable to such Performance Award if it determines that unforeseen events have occurred which have had a substantial effect on the Performance Goals and such unforeseen events would otherwise make application of the original Performance Goals unfair; provided, however, that no such change or modification may be made to the extent it would cause compensation payable to any Associate Participant who is a Covered Employee to cease to satisfy the requirements of section 162(m) of the Code.

8.3	Levels of Performance Required to Earn Performance Awards. At or about the same time that Performance Goals are established for a Performance Period applicable to a Performance Award, the Committee will in its absolute discretion establish the percentage of the Performance Award granted for such Performance Period which will be earned by the Associate Participant for various levels of performance measured in relation to achievement of Performance Goal for such Performance Period.

8.4	Other Restrictions. The Committee will determine any other terms and conditions applicable to any Performance Award, including any vesting conditions or restrictions on the delivery of Common Stock payable in connection with the Performance Award and restrictions that could result in the future forfeiture of all or part of any Common Stock earned. The Committee may provide that shares of Common Stock issued in connection with a Performance Award be held in escrow and/or legended. Unless otherwise provided in Determinations adopted by the Committee (i) a Performance Award, other than a restricted Equity Award, may not vest, or be deemed to be earned, in whole in less than three years from the date of grant (though portions of an individual award may vest or be deemed to be earned in equal annual installments over a period of not less than three years), and (ii) a Performance Award to be paid out as a restricted Equity Award may not have a vesting period of less than one year.

8.5	Notification to Associate Participants. Promptly after the Committee has established or modified the Performance Goal with respect to a Performance Award, the Associate Participant will be provided with a written Award Notice that will include the terms of the Performance Award including the Performance Goal so established or modified.

8.6	Measurement of Performance Against Performance Goals. The Committee will, as soon as practicable after the close of a Performance Period, determine:

(a)	the extent to which the Performance Goals for such Performance Period have been achieved; and

(b)	the percentage of the Performance Awards earned as a result.

Notwithstanding the foregoing, if and to the extent the applicable Award Notice permits, the Committee may, in its sole discretion, reduce the percentage of any Performance Award otherwise determined for a Performance Period, and such reduced percentage will be the amount earned by the Associate Participant. All determinations of the Committee will be absolute and final as to the facts and conclusions therein made and are binding on all parties. As promptly as practicable after the Committee has made the foregoing determination, each Associate Participant who has earned Performance Award will be notified thereof. For all purposes of this Plan, notice will be deemed to have been given the date action is taken by the Committee making the determination. Subject to Section 12.10, an Associate Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of all or any portion of a Performance Awards during the Performance Period.

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8.7 Treatment of Performance Awards Earned. Upon the Committee’s determination that a percentage of any Performance Award has been earned for a Performance Period, Associate Participants to whom such earned Performance Award has been granted and who have been (or were) in the employ of the Company or a Subsidiary thereof continuously from the Date of Grant, will be entitled, subject to the other conditions of this Plan, to payment in accordance with the terms and conditions of their Performance Awards as set forth the Award Notice. Such terms and conditions may permit or require the payment of any applicable withholding taxes pursuant to Section 12.11. Subject to Section 8.9, Performance Awards will under no circumstances become earned or have any value whatsoever for any Associate Participant who is not in the employ of the Company or its Subsidiaries continuously during the entire Performance Period for which such Performance Award was granted.

8.8 Distribution. Distributions payable pursuant to Section 8.7 will be made, subject to Section 12.15, as soon as practicable after the Committee determines the Performance Goal has been achieved, but in no event more than 2 1⁄2 months after the end of the fiscal year in which the Performance Period applicable to the Performance Award ends. Any dividend equivalents credited in connection with a Performance Award will be subject to the same restrictions and risk of forfeiture as the Performance Award to which the dividend equivalents relate.

8.9 Non-Disqualifying Termination of Employment. The only exceptions to the requirement of continuous Employment during a Performance Period for distribution of an amount earned under a Performance Award are (i) for Performance-Based Compensation, (x) termination of an Associate Participant’s Employment by reason of death (in which event the Performance Award may be transferable by will or the laws of descent and distribution only to such Participant’s Beneficiary designated to receive the Performance Award or to the Participant’s applicable legal representatives, heirs or legatees), Disability, or a Change in Control, or (y) termination of an Associate Participant’s Employment as a result of the Associate’s Retirement or the Associate’s involuntary termination other than for Cause provided the Award, by its terms, remains subject to the actual attainment of the Performance Goal or (ii) for any other Performance Award, termination of an Associate Participant’s Employment by reason of death (in which event the Performance Award may be transferable by will or the laws of descent and distribution only to such Participant’s Beneficiary designated to receive the Performance Award or to the Participant’s applicable legal representatives, heirs or legatees), Disability, Retirement, involuntary termination of Employment other than for Cause (including an involuntary termination of Employment as a result of a unit closing, job restructuring, position elimination or reduction in force as determined by the Committee or its designee and as defined in the Company’s then existing and effective Separation Pay Plan), a Change in Control and such other events as may be specified in Determinations adopted by the Committee. In such instance a distribution of the Performance Award will be made pursuant to the terms of the Performance Award, as determined by the Committee or designee, and included in the Award Notice.

8.10 Cash Incentive Awards. Performance Awards granted by the Committee under this Article VIII may take the form of Cash Incentive Awards. Cash Incentive Awards may be granted by the Committee to Associate Participants on such terms and conditions as the Committee may determine, but in all instances in compliance with the requirements of this Article VIII and section 409A of the Code or any exemptions therefrom. A Participant may not be granted a Cash Incentive Award in any one calendar year the value of which exceeds the product of $2,000,000 and the number of years in the applicable Performance Period.

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ARTICLE IX

CHANGE IN CONTROL

9.1	Definitions. For purposes of this Article IX the following definitions will apply:

(a)	Change in Control. “Change in Control” will, unless modified pursuant to Determinations adopted by the Committee, generally have the meaning specified in Section 409A of the Code, and any regulations and guidance promulgated thereunder and will, subject to any additional requirements of Treasury Regulation section 1.409A-(3)(i)(5)(v), mean:

(i)	Change of Ownership. A Change of ownership occurs on the date that a person or persons acting as a group acquires ownership of stock of the Company that together with stock held by such person or group constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company.

(ii)	Change in Effective Control. Notwithstanding whether the Company has undergone a change of ownership as described in Section 9.1(a)(i), a change of effective control occurs:

(A)	when a person or persons acting as a group acquires within a 12-month period 30 percent or more of the total voting power of the stock of the Company, or

(B)	a majority of the Board is replaced within a 12-month period by directors whose appointment or election is not approved by a majority of the members of the Board before such appointment or election.

A change in effective control also may occur in any transaction in which either of the two corporations involved in the transaction has a Change in Control event (i.e. multiple change in control events). For purposes of this Section 9.1(a)(ii), any acquisition by the Company of its own stock within a 12-month period, either through a transaction or series of transactions, that, immediately following such acquisition, results in the total voting power of a person or persons acting as a group to equal or exceed 30 percent of the total voting power of the stock of the Company will not constitute a change in effective control of the Company for purposes of this Section 9.1(a)(ii).

(iii)	Change in Ownership of a Substantial Portion of the Company’s Assets. Change in ownership of a substantial portion of the Company’s assets occurs when a person or persons acting as a group acquires assets that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all assets of the Company immediately prior to the acquisition. A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to -

(A)	A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(B)	An entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(C)	A person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company; or

(D)	An entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iii).

Persons will not be considered to be acting as a group solely because they purchase assets of the Company at the same time, or as a result of the same public offering. Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company.

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(b)	Employment Termination. “Employment Termination” will be deemed to have occurred when an Associate Participant has a separation from service:

(i)	within two years following the effective date of a Change in Control because of an Involuntary Separation from Service other than for Cause; or

(ii)	where the basis for the Participant Associate’s Employment Termination is the occurrence of a Good Reason event described in Section 9.1(c), within two years of the initial existence of any condition that would constitute Good Reason and within two years following the effective date of a Change in Control.

An Employment Termination will not include a termination by reason of the Associate Participant’s death, Disability, Retirement termination of Employment other than a separation from service for Good Reason.

(c)	Good Reason. “Good Reason” means a condition resulting from any of the actions listed below taken by the Company or a Subsidiary, without the consent of the Associate Participant, directed at an Associate Participant:

(i)	a material decrease in the Participant’s salary or incentive compensation opportunity (the amount paid at target as a percentage of salary under the Management Incentive Compensation Program) as in effect immediately prior to the Change in Control, or

(ii)	failure to pay the Participant a material portion of the Participant’s current base salary, or incentive compensation within seven days of its due date, or

(iii)	a material adverse change in the Participant’s reporting responsibilities, duties, or authority as compared with pre-Change in Control responsibilities, duties, or authority, or

(iv)	a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report, including a requirement that a Participant report to a corporate officer or employee instead of reporting directly to the Board or the Board of the Corporation, as the case may be, or

(v)	a material diminution in the budget over which the Participant retains authority as compared to the pre-Change in Control budget, or

(vi)	the Service Recipient’s requiring the Participant to change the principal location at which the Participant must perform services to a location that is more than 50 miles from the location where the Participant performed such services immediately prior to the Change in Control, or

(vii)	discontinuance of any material paid time off policy, fringe benefit, welfare benefit, incentive compensation, equity compensation, or retirement plan (without substantially equivalent compensating remuneration or a plan or policy providing substantially similar benefits) in which the Participant participates or any action that materially reduces such Participant’s benefits or payments under such plans, as in effect immediately before the Change in Control, provided, that in either case such discontinuance or other action results in a material decrease in the Participant’s overall compensation.

provided, however, that the Associate Participant must provide notice to the Corporation of the existence of any condition described above within 90 days of the initial existence of the condition, upon the notice of which the Corporation will have 30 days during which it or a Service Recipient may remedy the condition. Any separation from service as a result of a Good Reason condition must occur within two years of the initial existence of the condition and of the Change in Control in order for benefits to be due hereunder. A separation from service for Good Reason will be treated as an Involuntary Separation from Service for purposes of the Plan.

(d)

Involuntary Separation from Service. “Involuntary Separation from Service” means separation from service due to the independent exercise of the unilateral authority of the Company or a Subsidiary, as applicable, to terminate the Associate Participant’s services, other than due to the Associate

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Participant’s implicit or explicit request, where the Associate Participant was willing and able to continue performing services, within the meaning of Code Section 409A and Treasury Regulation section 1.409A-1(n)(1) or any successor thereto.

9.2 Effect on Awards. On an Employment Termination, an Associate Participant will have the right to exercise any and all Stock Options and Stock Appreciation Rights held by the Associate Participant, and all Stock Awards held by the Associate Participant that are not subject to Performance Goals will immediately vest and be deemed to have been earned and the achievement of any Performance Goal for which the applicable Performance Period has yet to be completed will determined on such terms and conditions as may be established by the Committee at the time of the grant or award and included in the Award Notice; provided, that, the duration of any exercise period following Employment Termination for a Stock Option or Stock Appreciation Right may not exceed the original exercise period; provided, further, that any vested Stock Awards that are Restricted Stock Units or vested Cash Incentive Awards, will be distributed no later than the deadline for distribution specified in Sections 7.5 and 8.8 above. The Committee may exercise discretion to terminate the Plan upon a Change in Control and distribute any or all Awards outstanding as of the effective date of the Change in Control within 12 months of the Change in Control event.

ARTICLE X

NON-ASSOCIATE DIRECTOR PARTICIPANT AWARDS

10.1 General Provisions. Subject to the terms and conditions of this Article X, each Director who is designated by the Board as a Non-Associate Director Participant on the date of grant will automatically be awarded an annual Equity Award in an amount and in such form as the Board determines and pursuant to such terms, conditions, and restrictions as the Board determines (the “Annual Equity Award”); provided, however, that the maximum aggregate grant date fair value, determined based on the Fair Market Value of the Common Stock, of an Annual Equity Award granted to a Non-Associate Director Participant as compensation for services as a Non-Associate Director during any fiscal year of the Company may not exceed $500,000. Such Annual Equity Awards will begin in May 2016 and continue through May 31, 2021, unless earlier terminated by the Board. The date of grant each Annual Equity Award will be the third full Trading Date following the later of: (i) the date on which the Annual Meeting of the Company’s stockholders, or any adjournment thereof, is held (“Annual Meeting”); and (ii) the date on which the Company’s earnings for the fiscal quarter immediately preceding such Annual Meeting date are released to the public. Also, Equity Awards in a pro rata amount of the Annual Equity Award for that year, based on the date of the Non-Associate Director’s election to the Board, will automatically be granted to each individual (other than a former Associate Participant) who is first elected a Non-Associate Director after May 20, 2016, on the third full Trading Date following the effective date of such election.

10.2 Non-Transferability. Subject to Section 12.10, a Non-Associate Director Participant may not transfer, sell, assign, pledge, or otherwise encumber or dispose of any shares of Common Stock received in connection with an Annual Equity Award prior to the time his or her service as a director expires or is terminated, other than by will or the laws of descent and distribution and any attempt to do so will be void.

10.3 Right to Tender, Exchange. Notwithstanding Section 10.2 above, a Non-Associate Director Participant (including for purposes of this paragraph a Non-Associate Director Participant’s guardian or legal representative) will have, with respect to any shares covered by an Annual Equity Award and any shares already received pursuant to an Annual Equity Award under this Plan, the right to: (i) tender or exchange any such shares in the event of the consummation of (A) any tender offer or exchange within the meaning of Section 14(d) of the Exchange Act, or (B) any plan of merger approved by the Board, in each case that constitutes a Change in Control; and (ii) sell or exercise any option, right, warrant, or similar property derived from or attributable to such shares after such option, right, warrant, or similar property becomes transferable or exercisable. If any shares covered by an Annual Equity Award are tendered or exchanged or any option, right, warrant, or similar

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property attributable thereto is sold, exercised, or redeemed for value, the cash and/or property received will be delivered to the Company (or its successor) and held subject to the restrictions of the Plan as if it were the stock itself.

10.4 Non-Associate Director Participant’s Termination. If a Non-Associate Director Participant’s service as a director of the Company terminates on account of any act of: (i) fraud or intentional misrepresentation; or (ii) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or any subsidiary of the Company, such termination will be considered a “Non-Qualifying Termination.” All other terminations, including termination by reason of death, will be considered “Qualifying Terminations.” In the event of a Non-Qualifying Termination, all outstanding restricted Equity Awards made pursuant to this Section will be forfeited or canceled, as the case may be.

10.5 Stock In Lieu of Cash. A Non-Associate Director Participant may also elect to receive Common Stock in lieu of the cash compensation payable for services rendered as a director, so long as such election is made in accordance with Section 16 of the Exchange Act and on such other terms and conditions as may be determined from time to time by the Board. Any such Common Stock issued to a Non-Associate Director Participant in lieu of cash compensation will automatically vest (become non-forfeitable and freely transferable) in the Non-Associate Director Participant on the date of issuance.

ARTICLE XI

AMENDMENT AND TERMINATION

No Award may be made under the Plan after May 31, 2019. The Board may terminate the Plan or make such amendments as it deems advisable, including, but not limited to, any amendments to conform to or reflect any change in any law, regulation, or ruling applicable to an Award or the Plan, provided, however, that the Board may not, without approval by affirmative vote of the holders of a majority of the outstanding stock of the Company having general voting power: (i) take any action which will increase the aggregate number of shares of Common Stock which may be issued under the Plan (except for adjustments pursuant to Section 3.2 and Section 11.7 of the Plan); (ii) decrease the grant or exercise price of any Award to less than fair market value of its underlying Common Stock on the date of grant; (iii) change the individual award limits found in Section 3.3 or any other maximum limit included in the Plan to comply with requirements for performance-based compensation under Section 162(m) of the Code; (iv) change the separate limit for Incentive Stock Options set forth in Section 3.3; (v) change the class of Associate Participants eligible for Awards under Article V; or (vi) change the Performance Measures applicable to Performance-Based Compensation. Except as otherwise provided in or permitted by the Plan or by the terms, if any, of an Award under the Plan, no termination or amendment of the Plan or change in the terms of an outstanding Award may adversely affect the rights of the holder of any Award without the consent of the holder.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1 Interpretive Matters. Whenever required by the context, pronouns and any variation thereof will be deemed to refer to the masculine the feminine or neuter, and the singular will include the plural, and vice versa. The term “include” or “including” does not denote or imply any limitation. The headings and captions herein are provided for reference and convenience only, will not be considered a part of this Plan, and will not be employed in the interpretation of this Plan.

12.2 Unfunded Plan. The Plan will be unfunded and the Company will not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Subsidiaries, the Committee, nor the Board will be deemed to be a trustee of any amounts to be paid under the Plan nor will anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a

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fiduciary relationship between the Company and/or its Subsidiaries, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right will be no greater than the right of an unsecured general creditor of the Company.

12.3 No Right to Continued Employment. Neither the Plan nor any Award under the Plan will confer on a Participant any right with respect to continuation of the Participant’s employment with the Company or any Subsidiary nor will the Plan or an Award interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

12.4 No Effect on Retirement and Other Benefit Plans. Except as may otherwise be specifically stated under any employee benefit plan, policy, or program, no amount payable in respect of any Award will be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy, or program. The Plan is not a “welfare plan” or “pension plan” under the Employee Retirement Income Security Act of 1974, as amended.

12.5 Stockholder Rights. A Participant (including for purposes of this Section, a Participant’s legatee, distributee, guardian, legal representative, or other third party, as the Committee may determine) will have no stockholder rights with respect to any shares of Common Stock subject to an Equity Award until such shares of Common Stock are issued to the Participant. Shares of Common Stock will be deemed issued on the date on which they are issued in the Participant’s (as this term is defined in the preceding sentence) name.

12.6 Indemnification. Each person who is or will have been a member of the Board or of the Committee and any designee of the Board or Committee will be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed on or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made party or in which he may be involved by reason of any determination, interpretation, action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he will give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification will not be exclusive and will be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation, By-laws, by contract, as a matter of law, or otherwise.

12.7 Adjustments in Capitalization. In the event of any change in the value or number of shares of Common Stock outstanding, or the assumption and conversion of outstanding Awards, by reason of any stock dividend, stock split, dividend or distribution, whether in cash, shares or other property (other than a normal cash dividend), recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the Committee or its designee will make changes to the Plan and Awards in an equitable and appropriate, manner including, but not limited to: (1) the exercise price under each unexercised Stock Option; (2) the exercise price under each unexercised Stock Appreciation Right; and (3) the number, type, character, and class of shares which may be issued on exercise of Stock Options and Stock Appreciation Rights granted and for Stock Awards, including restricted stock units, and any remaining shares reserved under the Plan. Any such adjustment with respect to each Stock Option or Stock Appreciation Right will be consistent with the requirements applicable to exempt stock rights under Treasury Regulations section 1.409A-1(b)(5) or its successor. Any adjustment with respect to Incentive Stock Options will also conform to the requirements of Section 422 of the Code. Any adjustment will also include the limits under the Plan established for purposes of section 162(m) of the Code and with respect to Awards of Incentive Stock Options,

12.8 Prohibition on Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Shares, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common

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Shares or other securities, or similar transaction(s)), the Company may not (a) amend the terms of outstanding Stock Options or Stock Appreciation Rights to reduce the exercise price of such outstanding Stock Options or Stock Appreciation Rights; (b) cancel outstanding Stock Options or Stock Appreciation Rights in exchange for Stock Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Options or Stock Appreciation Rights; (c) cancel outstanding Stock Options or Stock Appreciation Rights with an exercise price above the current stock price in exchange for cash or other Awards or securities; or (d) take any other action with respect to a Stock Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal national securities exchange on which the shares of Common Stock are listed without the prior approval of the Company’s stockholders.

12.9 Compliance with Applicable Legal Requirements. Notwithstanding anything contained herein to the contrary, the Company will not be required to sell or issue shares of Common Stock in connection with any Award if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the 1934 Act and Section 162(m) of the Code); and, as a condition of any sale or issuance of shares of Common Stock under an Award, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Awards hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, will be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

12.10 Transferability. No unearned Stock Awards or vested or unvested Stock Options or Stock Appreciation Rights, and no shares of Common Stock that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, pledged, or transferred other than by will or the laws of descent and distribution and any attempt to do so will be void. No Stock Option or Stock Appreciation Right will be exercisable during an Associate Participant’s lifetime except by the Associate Participant or the Associate Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award without consideration (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that any such assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall, to the extent necessary, execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

12.11 Withholding Taxes. All distributions under the Plan will be subject to any required withholding taxes and other withholdings and, all tax withholdings will be governed by the Code and any applicable state laws and any rules and regulations adopted thereunder and, in the case of Participants who are subject to Section 16 of the Exchange Act, any restrictions set forth in Section 16 of the Exchange Act. In case of distributions in Common Stock, the Participant or other recipient may, as a condition precedent to the delivery of Common Stock, be required to pay to his/her participating employer the excess, if any, of the total withholding obligation with respect to any federal, state, and local tax obligations, including FICA and Medicare over the actual amount withheld, which will be limited to the minimum statutory withholding or such other rate that will not cause adverse accounting consequences and is permitted under applicable Internal Revenue Service withholding rules, if any, from any distributions under the Plan. All or a portion of such payment may, in the discretion of the Committee or its designee and upon the election of the Participant, be made (a) in cash, (b) by withholding from shares of Common Stock that would otherwise be delivered to the Participant a number of shares of Common Stock sufficient to satisfy all or a portion of the minimum statutory tax withholding obligation, (c) by tendering

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(either actually or by attestation) owned and unencumbered shares of Common Stock acceptable to the Committee and having a Fair Market Value on the date of tender equal to or less than the remaining required tax withholding. Notwithstanding the foregoing, in the event the Company adopts International Financial Reporting Standards, the minimum statutory withholding obligation, or such other rate that will not cause adverse accounting consequences and is permitted under applicable Internal Revenue Service withholding rules, will not be satisfied by withholding shares of Common Stock if permitting the satisfaction of the minimum statutory withholding obligation via the withholding of shares of Common Stock would result in unfavorable accounting treatment for the Company.

12.12 No Limitations on Compensation. Neither the adoption of the Plan by the Board nor the submission of the Plan to shareholders of the Company for approval will be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings, profit sharing or stock purchase plan, insurance, death and disability benefits, and executive short term incentive plans.

12.13 Code Section 83(b) Elections. Neither the Company nor any of its Subsidiaries have any responsibility for a Participant’s election, attempt to elect or failure to elect to include the value of an Award subject to section 83 of the Code in the Participant’s gross income for the year of grant pursuant to section 83(b) of the Code. Any Participant who makes an election pursuant to section 83(b) of the Code will promptly provide the Committee or its designee with a copy of the election form.

12.14 Section 162(m) of the Code. It is the intent of the Company that the Plan comply in all respects with section 162(m) of the Code and that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention. If the Committee intends for an Award to be granted and administered in a manner designed to preserve the deductibility of the resulting compensation in accordance with section 162(m) of the Code, then the Performance Measure selected, the Performance Goal (in terms of an objective formula or standard pursuant to which a third party with knowledge of the relevant performance results could calculate the amount to be paid), the maximum number of shares of Common Stock that may be awarded, within the limit described in Section 3.3 hereof, and the Performance Period applicable to such Award will be established in writing by the Committee no later than the earlier of (i) 90 days after the commencement of the relevant Performance Period and (ii) the date as of which 25% of the Performance Period has elapsed. It is the intent of the Committee that at the time a Performance Goal is established, its outcome must be substantially uncertain. The Committee’s discretion to modify or waive the Performance Goal related to the vesting of the Award may be restricted in order to comply with Section 162(m) of the Code.

12.15 Section 409A of the Code. The Plan is intended to be administered in a manner consistent with the requirements of section 409A of the Code, where applicable. Where reasonably possible and practicable, the Plan will be administered in a manner to avoid the imposition on participants of immediate tax recognition and additional taxes under section 409A of the Code. Unless specifically provided for in an Award Notice, no Equity Award will provide any feature for the deferral of compensation as defined by Treasury Regulation section 1.409A-1(b). Any deferral will be for such period and in accordance with the terms and conditions as the Committee may determine and must be in compliance with section 409A of the Code. The terms and conditions applicable to such deferral and the terms and conditions evidencing compliance with section 409A of the Code will be set forth in the Award Notice. The method of payment for, and type and character of, any Award may not be altered by any deferral permitted under this Section unless specifically permitted under section 409Aof the Code and the Treasury regulations thereunder. Notwithstanding the foregoing, neither the Company nor the Committee will have any liability to any person in the event section 409A of the Code is determined to apply to an Award in a manner that results in adverse tax consequences for the participant or any of his beneficiaries or transferees.

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12.16 Effective Date. The Plan will become effective on May 20, 2016, subject to approval by the affirmative vote of a majority of the outstanding shares of Common Stock present by person or by proxy at the Company’s 2016 Annual Meeting.

12.17 Governing Law. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken under this Plan will be governed by the internal laws of the State of Delaware, without regard to Delaware’s conflict-of-laws principles and will be construed accordingly.

12.18 Severability. The Company intends all provisions of the Plan to be enforced to the fullest extent permitted by law. If any provision of this Plan will be held to be illegal, invalid, or unenforceable for any reason, under present or future law, the illegal, invalid, or unenforceable provision will be fully severable and severed, and will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included in the Plan, and the remaining provisions of the Plan will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance.

12.19 Compensation Recoupment Policy. Awards may be made subject to any compensation recoupment policy adopted by the Board or the Committee at any time prior to or after the effective date of the Plan, and as such policy may be amended from time to time after its adoption. The compensation recoupment policy will be applied to any Award that constitutes the deferral of compensation subject to section 409A of the Code in a manner that complies with the requirements of section 409A of the Code.

12.20 No Issuance of Certificates. Notwithstanding any provisions of the Plan to the contrary, to the extent the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock in connection with an Award, the issuance may be effected on a non-certificate basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange on which the Common Stock is traded.

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ANNEX B

J. C. PENNEY COMPANY, INC.

2016 EMPLOYEE STOCK PURCHASE PLAN

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J. C. Penney Company, Inc.

2016 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under section 423 of the Code. The provisions of the Plan, accordingly, will be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

a. “Board” means the Board of Directors of J. C. Penney Company, Inc.

b. “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code will be deemed to include a reference to any regulations promulgated thereunder.

c. “Common Stock” means the Common Stock of 50 cents par value of J. C. Penney Company, Inc.

d. “Company” means J. C. Penney Company, Inc., a Delaware corporation and its successors and assigns.

e. “Compensation” means all base salary, wages, commissions, and bonuses and incentive compensation under the J. C. Penney Corporation, Inc. Management Incentive Compensation Program or any successor plan or program paid to an Eligible Employee before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan, including pay under the Paid Time Off program, the My Time Off program, the Puerto Rico Paid Time Off program, and the Incidental Time Off policy, as applicable, but excluding reimbursement for travel and relocation expenses, imputed income, including imputed income for insurance benefits, and income from equity awards.

f. “Designated Broker” means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of participants who have purchased shares of Common Stock under the Plan.

g. “Designated Subsidiary” means all Subsidiaries listed in Appendix A to this Plan that have been designated as eligible to participate in the Plan, as Appendix A may be amended from time to time.

h. “Employee” means any person who renders services to the Company or a Designated Subsidiary as an employee pursuant to an employment relationship with the employer. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on military leave, sick leave, or other leave of absence approved by the Company or a Designated Subsidiary that meets the requirements of Treasury Regulation section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period of time specified in Treasury Regulation section 1.421-1(h)(2), and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship will be deemed to have terminated on the first day immediately following the end of the three-month period, or any other period specified in Treasury Regulation section 1.421-1(h)(2).

i. “Eligible Employee” means an Employee (i) who is “Benefits Eligible” as defined under the J. C. Penney Corporation, Inc. Health & Welfare Plan, and (ii) who has completed at least six (6) months of continuous employment with the Company or a Designated Subsidiary.

j. “Enrollment Agreement” means an agreement pursuant to which an Eligible Employee authorizes the Company or a Designated Subsidiary to reduce his or her Compensation as provided in Section 6 and to have those amounts contributed to the Plan on his or her behalf to purchase shares of Common Stock as provided in Section 8. An “Enrollment Agreement” may be evidenced by execution of a form provided by the Company and filed with the Company’s or Designated Subsidiary’s payroll office or by authorizing payroll deductions by any alternative means, electronic or otherwise, the Company or its designee may prescribe.

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k. “Enrollment Date” means the first day of each Offering Period.

l. “Enrollment Period” means that period preceding the Enrollment Date for an Offering Period that is established from time to time by the Board or its designee during which an Eligible Employee can execute an new or modify an existing Enrollment Agreement. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee who is designated as an insider may execute a new or modify an existing Enrollment Agreement during any Enrollment Period if the Eligible Employee is in possession of material nonpublic information that would prohibit trading under the Exchange Act.

m. “ESPP Share Account” means an account into which shares of Common Stock purchased with accumulated payroll deductions at the end of an Offering Period are held on behalf of a participant.

n. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

o. “Exercise Date” means the last day of each Offering Period.

p. “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(1)	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, Nasdaq National Market, or The Nasdaq Small Cap Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted on the applicable exchange or system on the date of the determination, as reported in The Wall Street Journal or any other source the Board or its designee determines to be reliable; or

(2)	If the Common Stock is not so listed, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value will be the mean of the closing bid and asked prices for the Common Stock on the date of the determination, as reported in The Wall Street Journal or any other source as the Board or its designee considers reliable; or

(3)	In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Board.

Any determination of the Fair Market Value of the Common Stock will be conclusive and binding on all persons.

q. “Offering Period” means a period of approximately three (3) months, as provided in the chart below during which an option granted pursuant to the Plan may be exercised. Initially, the Offering Periods will be:

January 1 — March 31
April 1 — June 30
July 1 — September 30
October 1 — December 31

Notwithstanding the foregoing, the Enrollment Date and Exercise Date of an Offering Period and the duration of the Offering Periods may be changed as provided in Section 4 of this Plan.

r. “Plan” means the J. C Penney Company, Inc. 2016 Employee Stock Purchase Plan, as set forth herein and as the same may be amended from time to time.

s. “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date; provided, however, that (i) the Purchase Price will not be less than the par value of the Common Stock, and (ii) the Purchase Price may be adjusted by the Board pursuant to Section 18. Notwithstanding the foregoing, the Board or its designee will have the power to modify the Plan to add a “look-back” feature whereby the “Purchase Price” will be equal to the lesser of (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date, or (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date without stockholder approval if such change is announced to eligible Employees at least five (5) days prior to the Enrollment Date of the first Offering Period to be affected thereafter.

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t. “Reserves” means the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

u. “Securities Act” means the Securities Act of 1933, as amended.

v. “Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary will be made in accordance with section 424(f) of the Code.

w. “Trading Day” means a day on which the stock exchange on which the Common Stock is listed is open for trading, or if the Common Stock is not listed on an established stock exchange or national market system, a business day, as determined by the Board or its designee in good faith.

3. Eligibility.

a. An Employee will be eligible to participate in the Plan as an Eligible Employee at the time and pursuant to the terms and conditions established from time to time by the Board or its designee. Participation in the Plan is entirely voluntary.

b. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan to the extent that (i) immediately after the grant, the Eligible Employee (or any other person whose stock would be attributed to the Eligible Employee pursuant to section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase the capital stock of the Company possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) his or her rights to purchase stock under all employee stock purchase plans (described in section 423 of the Code) of the Company and its Subsidiaries accrue at a rate that exceeds Twenty Five Thousand Dollars ($25,000) worth of stock (determined at the Fair

Market Value of the shares at the time such option is granted) for each calendar year in which the option is outstanding at any time.

4. Offering Periods. The Plan will be implemented by a series of Offering Periods, with the Enrollment Date for each Offering Period commencing on the first Trading Day on or after January 1st, April 1st, July 1st, and October 1st each year, or on such other date as the Board or its designee determines, and continuing thereafter until terminated in accordance with Section 19 hereof; provided, however, that the first Offering Period under the Plan will, if later than October 1st, commence with the first Trading Day on or after the date on which the registration statement filed with the Securities and Exchange Commission becomes effective and ending on the last Trading Day on or before December 31st. The Board or its designee will have the power to change the duration and frequency of the Offering Periods (including the Enrollment Date and Exercise Date thereof) with respect to future offerings without stockholder approval if such change is announced to eligible Employees at least five (5) days prior to the Enrollment Date of the first Offering Period to be affected thereafter.

5. Participation.

a. An Eligible Employee may become a participant in the Plan by completing a Enrollment Agreement during the Enrollment Period that immediately precedes an Enrollment Date for an Offering Period in accordance with procedures established by the Board or its designee. A participant in the Plan may modify his or her contributions to the Plan by completing a new Enrollment Agreement during any Enrollment Period and that modification will be effective as of the Enrollment Date for the next applicable Offering Period. Any provision of the Plan to the contrary notwithstanding, no Eligible Employee who designated as an insider may execute a new or modify an existing Enrollment Agreement during any Enrollment Period if the Eligible Employee is in possession of material nonpublic information that would prohibit trading under the Exchange Act.

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b. Payroll deductions for a participant will commence with the first payroll date following the Enrollment Date for each Offering Period and will end with the last payroll date before the Exercise Date for the Offering Period to which an Enrollment Agreement is applicable, unless sooner modified as provided above in paragraph a. of this Section 5 or terminated by the participant as provided in Section 10 hereof.

6. Payroll Deductions.

a. At the time an Eligible Employee submits his or her Enrollment Agreement, he or she will elect to have payroll deductions made on each payroll date during the Offering Period in an amount not exceeding ten percent (10%) or such other percentage limit as may be established from time to time by the Board or its designee, in whole percentages, of the Compensation that he or she receives on each payroll date during the Offering Period.

b. All payroll deductions made for a participant will be withheld in whole percentages only and will be credited to his or her account under the Plan. A participant may not make any additional payments into the account. The Company will maintain records of all payroll deductions but will have no obligation to pay interest on a participant’s payroll deductions or to hold those payroll deductions in a trust or a segregated account.

c. A participant may, as provided in Section l0 hereof, discontinue his or her participation in the Plan during an Offering Period. A participant’s decision to discontinue his or her participation in the Plan during an Offering Period will be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new Enrollment Agreement unless the Company elects, at its discretion, to process a given change in participation more quickly. Absent a participant’s decision to discontinue his or her participation in the Plan, a participant’s Enrollment Agreement will remain in effect for successive Offering Periods unless modified as provided in Section 5 hereof or terminated as provided in Section 10 hereof.

d. Notwithstanding the foregoing, to the extent necessary to comply with section 423(b)(8) of the Code and Section 3.b. hereof, a participant’s payroll deductions may be adjusted as necessary at any time during an Offering Period. Payroll deductions will recommence at the rate provided in such participant’s Enrollment Agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless modified as provided in Section 5 hereof or terminated by the participant as provided in Section 10 hereof.

e. At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s or a Designated Subsidiary’s federal, state, or other tax withholding obligations, if any, that arise on the exercise of the option or the disposition of the Common Stock. At any time, the Company or a Designated Subsidiary may, but will not be obligated to, withhold from the participant’s Compensation the amount necessary for the Company or a Designated Subsidiary to meet applicable withholding obligations, including any withholding required to make available to the Company or a Designated Subsidiary any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7. Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in the Offering Period will be granted an option to purchase on the Exercise Date of the Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing the Eligible Employee’s payroll deductions accumulated prior to the applicable Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Employee be permitted to purchase during any Offering Period more than 1000 shares or such other share limit as may be established from time to time by the Board or its designee (subject to any adjustment pursuant to Section 18), and provided further that the purchase will be subject to the limitations set forth in Sections 3.b. and 12 hereof. Exercise of the option will occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option will expire on the close of business on the Exercise Date.

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8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option will be purchased for the participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a participant’s account that are not sufficient to purchase a full share will be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. A participant’s option to purchase shares hereunder is exercisable only by him or her.

9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company will arrange the delivery to each participant, the shares of Common Stock purchased upon exercise of his or her option. The Board or its designee may permit or require that the shares be deposited directly into an ESPP Share Account established in the name of the participant with a Designated Broker and may require that the shares of Common Stock be retained with such Designated Broker for a specified period of time. Participants will not have any voting, dividend or other rights of a stockholder with respect to the shares of Common Stock subject to any option granted hereunder until such shares have been delivered pursuant to this Section 9.

10. Withdrawal.

a. A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving notice to the Company. Any notice of withdrawal by a participant to the Company must be provided in writing by completing a new Enrollment Agreement or any other form provided by and acceptable to the Company, or by such other means as the Company or its designee may prescribe and must be provided at least fifteen (15) days before the Exercise Date for the Offering Period. All of the participant’s payroll deductions credited to his or her account will be paid to the participant as soon as reasonably practicable after receipt of the notice of withdrawal and the participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new Enrollment Agreement.

b. A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the participant withdraws.

11. Termination of Employment. On a participant’s ceasing to be an Employee for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant’s option for the Offering Period will be automatically terminated.

12. Stock.

a. Subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof, the maximum number of shares of the Company’s Common Stock which will be made available for sale under the Plan will be 15,000,000 shares. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company will make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as will be practicable and as it will determine to be equitable. The Company’s decision regarding the prorata allocation will be conclusive and binding on all persons.

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b. The participant will have no interest, including rights to dividends, or voting rights in shares covered by his option until such option has been exercised.

c. Shares to be delivered to a participant under the Plan will be registered in the name of the participant.

13. Administration. The Plan will be administered by the Board, a committee appointed by the Board, or any other designee of the Board. The Board or its designee may appoint all personnel it sees fit to oversee the day to day administrative activities related to the Plan. The personnel may be granted full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to amend and rescind rules relating to the Plan’s administration, to correct any defect, supply any omission or reconcile any inconsistency or ambiguity in the Plan, to determine eligibility to participate in the Plan and to adjudicate all disputed claims filed under the Plan, and to take all actions necessary or desirable for the administration of the Plan including, without limitation, the adoption of sub-plans applicable to a particular Designated Subsidiary or location, which sub-plan may be designated to be outside the scope of section 423 of the Code. Every finding, decision and determination made by the Board, the committee or the authorized personnel, as applicable, will, to the full extent permitted by law, be final and binding upon all parties. All expenses of administering the Plan will be borne by the Company.

14. Designation of Beneficiary.

a. A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of the participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to the participant of shares of Common Stock and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of the participant’s death prior to exercise of the option.

b. Designation of beneficiary may be changed by the participant at any time by written notice to the Company pursuant to such procedures as the Company or its designee may from time to time establish. If a participant is divorced and the participant’s former spouse is the written designated beneficiary, the former spouse will be deemed to have predeceased the participant and the participant’s account under the Plan will be distributed as if the participant failed to designate a beneficiary.

c. If a participant fails to designate a beneficiary, or if all designated beneficiaries predecease the participant, are deemed to predecease the participant, or die prior to complete distribution of the participant’s account, then the participant’s designated beneficiary will be deemed to be his surviving spouse. If the participant has no surviving spouse, the Company will distribute any shares and/or cash in the participant’s account first in equal shares to the participant’s surviving children and if the participant has no surviving children, in equal shares to the participant’s surviving parents and if the participant has no surviving parents, to the executor or personal representative of the participant’s estate.

15. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any attempt at assignment, transfer, pledge, or other disposition will be without effect, except that the Company may treat the act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose.

17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be provided either in hard copy format or electronically to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

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18. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

a. Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase per Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a recapitalization, stock split, reverse stock split, stock dividend, reorganization, combination, repurchase, merger, consolidation, or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company will not be deemed to have been “effected without receipt of consideration.” Such adjustment will be made by the Board, whose determination in that respect will be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares of Common Stock subject to an option.

b. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress will be shortened by setting a new Exercise Date (the “New Exercise Date”), and will terminate immediately prior to the consummation of the proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Board or its designee will notify each participant in writing, at least five (5) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to the New Exercise Date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

c. Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress will be shortened by setting a new Exercise Date (the “New Exercise Date”). The New Exercise Date will be before the date of the Company’s proposed sale or merger. The Board or its designee will notify each participant in writing, at least five (5) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to the New Exercise Date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

19. Amendment or Termination.

a. The Board or its designee may, in its sole discretion, at any time and for any reason terminate, amend, or suspend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board either immediately or on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 and Section 19 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company will obtain stockholder approval in a manner and to the extent required. If any Offering Period is terminated before its scheduled Exercise Date, all amounts that have not been used to purchase shares of Common Stock will, as soon as administratively practicable, be returned to participants (without interest except where required by law).

b. Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board or its designee will be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish

2016 Proxy Statement   B-9

the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish any other limitations or procedures the Board or its designee determines in its sole discretion advisable and consistent with the Plan.

20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares. Shares will not be issued with respect to an option unless the exercise of the option and the issuance and delivery of shares of Common Stock pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the respective rules and regulations promulgated thereunder, and the requirements of any stock exchange or national market system on which the shares may then be listed or traded, and will be further subject to the approval of counsel for the Company with respect to compliance. As a condition to the exercise of an option, the Company may require the person exercising the option to represent and warrant at the time of any exercise that the shares are being purchased only for investment and without any present intention to sell or distribute the shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. Term of Plan. The Plan will become effective on the later to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect for a term of ten (10) years unless sooner terminated under Section 19 hereof.

23. Miscellaneous.

a. Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with section 423 of the Code, all Eligible Employees who are granted options under the Plan will have the same rights and privileges.

b. No Right to Continued Service. Neither the Plan nor any compensation paid hereunder will confer on any participant the right to continue as an Employee or in any other capacity.

c. Rights as Stockholder. A participant will become a stockholder with respect to the shares of Common Stock that are purchased pursuant to options granted under the Plan when the shares are transferred to the participant’s ESPP Share Account. A participant will have no rights as a stockholder with respect to shares of Common Stock for which an election to participate in an Offering Period has been made until that participant becomes a stockholder as provided above.

d. Successors and Assigns. The Plan will be binding on the Company and its successors and assigns.

e. Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof.

f. Notice of Disqualifying Dispositions. Each participant will give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to the exercise of an option acquired under the Plan, if the disposition or transfer is made within two years after the Enrollment Date or within one year after the Exercise Date.

g. Applicable Law. This Plan and all questions concerning its construction, validity, and interpretation will be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

B-10   2016 Proxy Statement

h. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.

i. Section 423. The Plan is intended to qualify as an “employee stock purchase plan” under section 423 of the Code. Any provision of the Plan that is inconsistent with section 423 of the Code shall be reformed to comply with section 423 of the Code.

j. Withholding. To the extent required by applicable Federal, state, or local law, a participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.

k. Severability. If any provision of the Plan is for any reason held to be invalid or unenforceable, the invalidity or unenforceability of that provision will not affect any other provision hereof, and the Plan will be construed as if the invalid or unenforceable provision were omitted.

l. Headings. The headings of sections herein are included solely for convenience and do not affect the meaning of any of the provisions of the Plan.

2016 Proxy Statement   B-11

Appendix A

Designated Subsidiaries

J. C. Penney Corporation, Inc.

J. C. Penney Purchasing Corporation

JCPenney Puerto Rico, Inc.

JCP Logistics, Inc.

JCP Media, Inc.

JCP Procurement, Inc.

jcpSSC, Inc.

B-12   2016 Proxy Statement

J. C. PENNEY COMPANY, INC. 6501 LEGACY DRIVE PLANO, TX 75024	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day prior to the meeting date. Have your proxy/voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by J. C. Penney Company, Inc. in mailing proxy materials, you can consent to receive all future notice communications, proxy statements, proxy/voting instruction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone Telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day prior to the meeting date. Have your proxy/voting instruction card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy/voting instruction card and return it in the enclosed postage-paid envelope provided or return it to J. C. Penney Company, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report on Form 10-K and the

Proxy Statement on the Internet at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E02750-P73851	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

J. C. PENNEY COMPANY, INC.
Vote On Proposals
Directors recommend a vote FOR Proposal 1.
1.	Election of Directors: Board’s nominees for Directors for the term set forth in the Proxy Statement are:
	Nominees:		For	Against	Abstain
	1a.	Colleen C. Barrett	☐	☐	☐				For	Against	Abstain

	1b.	Marvin R. Ellison	☐	☐	☐		1i.	R. Gerald Turner	☐	☐	☐

	1c.	Amanda Ginsberg	☐	☐	☐		1j.	Ronald W. Tysoe	☐	☐	☐

	1d.	B. Craig Owens	☐	☐	☐		1k.	Myron E. Ullman, III	☐	☐	☐

	1e.	Lisa A. Payne	☐	☐	☐

	1f.	J. Paul Raines	☐	☐	☐	Directors recommend a vote FOR Proposals 2, 3, 4 and 5.

	1g.	Leonard H. Roberts	☐	☐	☐	2.	To ratify the appointment of KPMG LLP as independent auditor for the fiscal year ending January 28, 2017.		☐	☐	☐
	1h.	Javier G. Teruel	☐	☐	☐	3.	To approve the adoption of the J.C. Penney Company, Inc. 2016 Long-Term Incentive Plan.		☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐	4.	To approve the adoption of the J.C. Penney Company, Inc. 2016 Employee Stock Purchase Plan.		☐	☐	☐

Please indicate if you plan to attend this meeting.			☐	☐		5.	Advisory vote on executive compensation.		☐	☐	☐
			Yes	No
Please Sign and Date
Please sign your name exactly as stenciled hereon. For a joint account, each joint owner should sign. Persons signing in a representative capacity should indicate their capacity.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)		Date

You can access J. C. Penney Company, Inc. stockholder accounts online.

Computershare, Transfer Agent for J. C. Penney Company, Inc., makes it easy and convenient to get current information on stockholder accounts.

• View account status

• View certificate history

• View book-entry information

• Make address changes

• Obtain a duplicate 1099 tax form

Visit us on the web at www.computershare.com/investor

▼  FOLD AND DETACH HERE  ▼

E02751-P73851

J. C. Penney Company, Inc. PROXY/VOTING INSTRUCTION CARD This Proxy is solicited by the Board of Directors

By properly executing this card on the reverse, or by voting via Internet or telephone, you are authorizing C. C. Barrett, T. J. Engibous and L. H. Roberts, or any of them, with power of substitution in each, to represent and vote the stock owned of record which you are entitled to vote at the Annual Meeting of Company Stockholders, to be held at the JCPenney Home Office located at 6501 Legacy Drive, Plano, Texas 75024-3698 on Friday, May 20, 2016, at 10:00 A.M., local time, and at any adjournment or postponement thereof (“Meeting”), upon such business as may come before the Meeting, including the items set forth on the reverse (“Business”).

Board’s nominees for Directors for the term set forth in the Proxy Statement are (1a) Colleen C. Barrett, (1b) Marvin R. Ellison, (1c) Amanda Ginsberg, (1d) B. Craig Owens, (1e) Lisa A. Payne, (1f) J. Paul Raines, (1g) Leonard H. Roberts, (1h) Javier G. Teruel, (1i) R. Gerald Turner, (1j) Ronald W. Tysoe, and (1k) Myron E. Ullman, III.

Your vote is important and cannot be recorded by the proxies unless this card is properly executed by you and returned, or unless you vote by Internet or telephone. Therefore, please sign, date, and return this card promptly in the envelope provided, or vote by Internet or telephone. No postage is required if this envelope is mailed in the United States.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of all directors, and FOR Proposals 2, 3, 4, and 5.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.)

(Continued on the reverse side)

J. C. PENNEY COMPANY, INC. 6501 LEGACY DRIVE PLANO, TX 75024	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until two days prior to the meeting date. Have your proxy/voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by J. C. Penney Company, Inc. in mailing proxy materials, you can consent to receive all future notice communications, proxy statements, proxy/voting instruction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until two days prior to the meeting date. Have your proxy/voting instruction card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy/voting instruction card and return it in the enclosed postage-paid envelope provided or return it to J. C. Penney Company, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report on Form 10-K and the

Proxy Statement on the Internet at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E03435-Z67276	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

J. C. PENNEY COMPANY, INC.
Vote On Proposals
Directors recommend a vote FOR Proposal 1.
1.	Election of Directors: Board’s nominees for Directors for the term set forth in the Proxy Statement are:
	Nominees:		For	Against	Abstain
	1a.	Colleen C. Barrett	☐	☐	☐				For	Against	Abstain

	1b.	Marvin R. Ellison	☐	☐	☐		1i.	R. Gerald Turner	☐	☐	☐

	1c.	Amanda Ginsberg	☐	☐	☐		1j.	Ronald W. Tysoe	☐	☐	☐

	1d.	B. Craig Owens	☐	☐	☐		1k.	Myron E. Ullman, III	☐	☐	☐

	1e.	Lisa A. Payne	☐	☐	☐

	1f.	J. Paul Raines	☐	☐	☐	Directors recommend a vote FOR Proposals 2, 3, 4 and 5.

	1g.	Leonard H. Roberts	☐	☐	☐	2.	To ratify the appointment of KPMG LLP as independent auditor for the fiscal year ending January 28, 2017.		☐	☐	☐
	1h.	Javier G. Teruel	☐	☐	☐	3.	To approve the adoption of the J.C. Penney Company, Inc. 2016 Long-Term Incentive Plan.		☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.					☐	4.	To approve the adoption of the J.C. Penney Company, Inc. 2016 Employee Stock Purchase Plan.		☐	☐	☐
I elect to direct the voting of undirected shares in the Plan.			☐	☐		5.	Advisory vote on executive compensation.		☐	☐	☐
			Yes	No
Please Sign and Date
Please sign your name exactly as stenciled hereon. For a joint account, each joint owner should sign. Persons signing in a representative capacity should indicate their capacity.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)			Date

▼   FOLD AND DETACH HERE  ▼

E03436-Z67276

J. C. Penney Company, Inc.

PROXY/VOTING INSTRUCTION CARD

Allocated and Undirected Stock

This Proxy is solicited by the Board of Directors

TO PARTICIPANTS IN THE COMPANY'S SAVINGS, PROFIT-SHARING AND STOCK OWNERSHIP PLAN ("PLAN"):

By properly executing this card on the reverse, or by voting by Internet or telephone, you are instructing State Street Bank and Trust Company ("Trustee") to vote on your behalf, in accordance with your instructions, in person or by proxy, shares of Common Stock allocated under the Plan ("Allocated Stock"), represented by the number of equivalent shares shown on the reverse side of this card, and a proportionate number of shares of Common Stock for which no directions are received by the Trustee ("Undirected Stock"), at the Annual Meeting of Company Stockholders, to be held at the JCPenney Home Office located at 6501 Legacy Drive, Plano, Texas 75024-3698 on Friday, May 20, 2016, at 10:00 A.M., local time, and at any adjournment or postponement thereof, upon such business as may come before the meeting, including the items set forth on the reverse. If this proxy/voting instruction card is not received by the Trustee, or if you have not voted by Internet or telephone, by May 18, 2016, the Allocated Stock will be voted in the same proportion as instructions received by the Trustee by that date from the Plan Participants who have returned their proxy/voting instruction cards or voted by Internet or telephone in a timely manner. You acknowledge that in voting the Undirected Stock, you are acting as a named fiduciary under the Employee Retirement Income Security Act of 1974. You may elect not to direct the voting of Undirected Stock by checking the appropriate box on the reverse side of this card.

For your information, a copy of the Board of Directors' Proxy Statement for the meeting is enclosed herewith.

Board’s nominees for Directors for the term set forth in the Proxy Statement are (1a) Colleen C. Barrett, (1b) Marvin R. Ellison, (1c) Amanda Ginsberg, (1d) B. Craig Owens, (1e) Lisa A. Payne, (1f) J. Paul Raines, (1g) Leonard H. Roberts, (1h) Javier G. Teruel, (1i) R. Gerald Turner, (1j) Ronald W. Tysoe, and (1k) Myron E. Ullman, III.

Your voting instructions are important and cannot be followed by the Trustee unless this card is properly executed by you and received by the Trustee, or unless you vote by Internet or telephone, by May 18, 2016. Therefore, please sign, date and return this card promptly in the envelope provided, or vote via Internet or telephone. No postage is required if this envelope is mailed in the United States.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of all directors, and FOR Proposals 2, 3, 4 and 5.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.) (Continued on the reverse side)